UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

EXELON CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 15, 2017

NOTICE OF THE ANNUAL MEETING

AND 2017 PROXY STATEMENT

To the shareholders of Exelon Corporation:

Our annual meeting of shareholders will be held on Tuesday, April 25, 2017 at 9:00 a.m. Eastern Time at 1310 Point Street, 10th Floor, Baltimore, Maryland to:

1)	Elect director nominees named in the proxy statement;

2)	Ratify PricewaterhouseCoopers LLP as Exelon’s independent auditor for 2017;

3)	Approve the compensation of our named executive officers as disclosed in the proxy statement;

4)	Advise on the frequency of future advisory votes on executive compensation; and

5)	Conduct any other business that properly comes before the meeting.

Shareholders of record as of March 3, 2017 are entitled to vote at the annual meeting.

On or about March 15, 2017, we will mail to our shareholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice Regarding the Availability of Proxy Materials we are lowering the costs and reducing the environmental impact of our annual meeting.

Bruce G. Wilson

Senior Vice President,

Deputy General Counsel and Corporate Secretary

Your vote is important. We encourage you to vote promptly.

Internet and telephone voting are available through 11:59 p.m.

Eastern Time on April 24, 2017.

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ii	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Proxy Statement Summary

We are providing these proxy materials in connection with the solicitation by the board of directors of Exelon Corporation (“Exelon,” the “company,” “we,” “us,” or “our”), a Pennsylvania corporation, of proxies to be voted at our 2017 annual meeting of shareholders and at any adjournment or postponement. The annual meeting of shareholders will take place on April 25, 2017 at 9:00 a.m. Eastern Time at 1310 Point Street, 10th Floor, Baltimore, Maryland.

MATTERS FOR SHAREHOLDER VOTING

At this year’s annual meeting, we are asking our shareholders to vote on the following matters:

Proposal 1: Election of Directors

The board of directors recommends a vote FOR the election of the director nominees named in this proxy statement. See pages 1-18 for further information on the nominees.

Proposal 2: Appointment of PricewaterhouseCoopers LLP as independent auditor for 2017

The board of directors recommends a vote FOR this proposal. See page 41 for details.

Proposal 3: Advisory Approval of Executive Compensation

The board of directors recommends a vote FOR this proposal. See page 42-86 for details.

Proposal 4: Advisory Vote on Frequency of an Advisory Vote on Executive Compensation

The board of directors recommends a vote FOR the option of ONE YEAR. See page 87 for details.

The board of directors knows of no other matters to be presented for action at the annual meeting. If any matter is presented from the floor of the annual meeting, the individuals serving as proxies intend to vote on these matters in the best interest of all shareholders. Your signed proxy card gives this authority to Thomas S. O’Neill and Bruce G. Wilson.

Please refer to the material on pages 90-93 for information about how to cast your votes, who may attend the meeting, and other frequently asked questions.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	iii

Proxy Statement Summary

GOVERNANCE HIGHLIGHTS

Exelon is committed to maintaining the highest standards of corporate governance. Strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our investors, employees, customers, regulatory agencies and other stakeholders. Our corporate governance practices are described in more detail on pages 19-33 and in our Corporate Governance Principles which are available on the Exelon website at www.exeloncorp.com on the Governance page under the Investors tab.

Director Independence

•   12 of our 13 nominees are independent.

•    Our CEO is the only management director.

•    During 2016, all of our board committees (except the generation oversight committee, investment oversight committee and finance and risk committee) were composed exclusively of independent directors.

Board Leadership	• The positions of Chairman and CEO are separated. Our Chairman is independent.

Board Diversity

•   Directors represent the appropriate mix of skills and characteristics required to best fill the needs of the board in light of Exelon’s strategic direction.

•    5 of 13 directors (38%) are female or minorities.

Accountability & Shareholder Rights

•   Extensive shareholder engagement reached holders of approximately 50% of our shares in 2016.

•   All directors stand for election annually.

•   In uncontested elections, directors must be elected by a majority of votes cast.

•   Eligible shareholders may nominate directors through Exelon’s “proxy access” bylaws.

Board Practices & Governance

•   Our board annually reviews its effectiveness as a group.

•    Continuing director education is provided during regular board and committee meetings.

•    The independent directors regularly meet in executive sessions without management.

•    Directors may not stand for election after age 75.

•    Political activities and contributions are disclosed.

iv	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Proxy Statement Summary

Board Oversight of Risk Management

•   Our board reviews Exelon’s systematic approach to identifying and assessing risks faced by Exelon and our business units.

•   The board considers enterprise risk in connection with emerging trends or developments and the evaluation of capital investments and business opportunities.

•    The board’s finance and risk committee oversees our risk management strategy, policies and practices and financial condition and risk exposures.

Stock Ownership Requirements

•   Our independent directors must hold at least 15,000 shares of Exelon common stock within five years after joining the board.

•   Our CEO must, after five years of employment, hold Exelon Common Stock valued at six times base salary.

•    Executive vice presidents and higher officers must, within five years after employment or September 30, 2012, hold Exelon Common Stock, valued at three times base salary.

•    Directors and executives are not permitted to hedge or pledge Exelon stock or engage in short sales.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	v

Proxy Statement Summary

2016 EXECUTIVE COMPENSATION HIGHLIGHTS

We took considerable actions this year on our executive compensation program in response to the failed 2016 say-on-pay vote. These actions were in direct response to shareholder feedback received in meetings and calls conducted by the chair of the compensation committee and management beginning in June 2016.

Strong Company Performance

•	Beat adjusted (non-GAAP) operating EPS target for the Annual incentive program by 14 cents

•	Adjusted (non-GAAP) operating EPS growth in 2016 ($2.68) vs 2015 ($2.49) was 8%

•	EXC one-year total shareholder return (TSR) (32.8%) outperformed the UTY by 15.4 percentage points and the S&P 500 by 20.9 percentage points

•	Grew company enterprise value by $14.4 billion through M&A including PHI, ConEd Solutions, and the James A. FitzPatrick Nuclear Power Plant (pending)

•	NY and IL clean energy regulations and legislation

•	In 2016, through growth and acquisition achieved Fortune 100 status (only utility company)

•	All time best nuclear operating performance; best in class

•	Best on record or best in class utility operating performance

Rapid Response to Failed 2016 Say-on-Pay Vote

•	Reached out to shareholders holding approximately 50% of our shares

•	Immediately addressed the major shareholder concerns by modifying the Annual and Long-Term incentive programs

•	Changes included:

•	Moved performance share (PShares) goal measurement period from annual to 3-year

•	Changed PShare goals to align better with Exelon’s value proposition and strategic initiatives

•	Removed individual performance multipliers from all incentive programs

•	Strengthened the TSR modifier

•	Capped incentive payouts if one-year absolute TSR is negative

•	Moved operational metrics to Annual incentive program

•	Removed all legacy change in control tax gross-ups

CEO Pay for Performance Alignment

•	The board reduced the 2016 Annual incentive program payout from 143% to 100%, in part, to address shareholder concerns that the previous year’s AIP payout was too high relative to TSR performance

•	The board froze 2017 target pay at 2016 levels

vi	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Proxy Statement Summary

Goal Rigor

•	2016 adjusted (non-GAAP) operating EPS target was set 5 cents above 2015 actual performance

•

2017 adjusted (non-GAAP) operating EPS target has been set at a meaningful level above the 2016 actual results (which included the impact of approximately 10 cents of favorable load, primarily driven by weather) and reflects significant stretch compared to internal budgeting and Wall Street guidance

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Cautionary Statements Regarding Forward-Looking Information

This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2016 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24 and (2) other factors discussed in filings with the SEC by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this proxy statement.

viii	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

The corporate governance committee regularly assesses the size of the board of directors. The committee believes that the current size of the board is appropriate for Exelon, considering the size and geographic scope of the company and our need to access a wide range of views and backgrounds to reflect the diversity and complexity of our business and the markets we serve. There are 13 nominees for director at the 2017 annual meeting.

The board of directors held eight meetings during 2016. The board also attended a two-day strategy retreat with the senior officers of Exelon and subsidiary companies. All directors attended at least 82% of all board and committee meetings that they were eligible to attend, with an average attendance of approximately 96.84% across all directors for all board and committee meetings. Although Exelon does not have a formal policy requiring attendance at the annual shareholders meeting, all directors generally attend the annual meeting and all directors attended the 2016 annual shareholders meeting.

DIRECTOR QUALIFICATIONS AND NOMINATION

Exelon believes that effective development and execution of Exelon’s strategic direction requires a board of directors that includes individuals who bring diverse experiences, skills, backgrounds, viewpoints and perspectives in order to represent effectively the long-term interests of the public and our shareholders. The board of directors seeks to maintain an appropriate balance of diversity, skills and tenure on the board. Fresh perspectives and new ideas are essential to maintain a nimble and strategic board, while long-serving directors can bring important experience to board deliberations.

The corporate governance committee serves as the nominating committee and recommends director nominees. The board of directors receives the proposed nominations from the corporate governance committee and approves the nominees to be included in the Exelon proxy materials that are distributed to shareholders. The board believes that diversity among directors is an important consideration in selecting candidates for nomination. When considering candidates, the corporate governance committee and the full board take into account each candidate’s race, ethnicity, gender, age, cultural background, professional experience and other attributes relevant to our business and strategy. The corporate governance committee and the full board determine the appropriate mix of skills and characteristics required to best fill the needs of the board and periodically review and update the criteria as deemed necessary in light of Exelon’s strategic direction. All candidates are considered in light of the following standards and qualifications for director that are contained in the Exelon Corporate Governance Principles:

•	Highest personal and professional ethics, integrity and values;

•	An inquiring and independent mind;

•	Practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, government, education or technology;

•	Expertise useful to Exelon and complementary to the background and experience of other Exelon board members;

•	Willingness to devote the required amount of time to the duties and responsibilities of board membership;

•	A commitment to serve over a period of years to develop knowledge about Exelon; and

•	Involvement only in activities or interests that do not create a conflict with responsibilities to Exelon and its shareholders.

The satisfaction of these criteria is assessed by the corporate governance committee and the board. All of the nominees for director meet the standards listed above. In addition, all of the nominees demonstrate an appreciation for diversity and multiple cultures among directors and a commitment to sustainability and social issues.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	1

Election of Directors

The corporate governance committee and the board of directors regularly consider the company’s strategy and the particular skills, experiences and other qualifications that should be represented on the board as a whole in order to achieve Exelon’s strategic direction. Listed below are summaries of specific qualifications that the corporate governance committee and the board believe must be represented on the board among other qualifications.

•	Financial, accounting and financial reporting experience

Exelon uses a wide range of financial metrics to measure its operating performance and strategic opportunities. Accurate and transparent financial reporting, measurement of operating performance, and assessment of the financial merits of strategic opportunities are critical to the company’s success.

•	Senior management leadership / CEO experience

Exelon believes that directors who have significant senior leadership experience as a CEO, senior executive or board chair are better able to recognize and develop leadership skills in others and are more likely to have a practical understanding of organizations and drivers of individual growth and development.

•	Knowledge of Exelon’s business / industry experience

Exelon engages in a complex business with significant public policy and public safety implications. The development and execution of effective strategy at Exelon depends on directors who have experience with issues of public policy and economics, energy markets, technology, nuclear power, renewable energy, and electric and gas transmission and distribution infrastructure. As the largest operator of nuclear power plants in the country and one of the largest in the world, it is important that the Exelon board include individuals with experience in the operation and oversight of nuclear power facilities.

•	Innovation and technology experience

The industry in which Exelon conducts its business is changing rapidly with the development of new technologies, changing energy policy and environmental regulation, rapid changes in energy markets, and physical and cyber threats against the security of assets and systems. Exelon recognizes the importance of representation on the board of directors by individuals who possess experience in these areas.

•	Government and regulatory experience

Exelon is engaged in a business subject to extensive regulation by multiple state and federal regulatory authorities. Experience with and understanding of government regulation is critical to Exelon’s ability to help shape public policy and government regulation that has a direct effect on Exelon’s business and strategy.

•	Risk oversight / risk management experience

Exelon’s business is subject to a number of highly varied risks that could have a significant effect on public safety and shareholder value. An understanding of the most significant risks facing Exelon is a critical skill that must be represented on the board of directors.

•	Investor relations / investment management experience

Exelon must assure strong alignment with its investors in setting strategy and direction. For this reason, the Exelon board of directors must include individuals who have an understanding of investments and the investment decision-making process in order to focus management and the board on significant value drivers.

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Election of Directors

•	Manufacturing, construction, engineering and performance management experience

Exelon invests billions of dollars each year on maintenance and growth investments to improve reliability of Exelon’s electric and gas transmission and distribution systems and enhance customer service. Exelon also invests substantial sums each year for maintenance of complex machinery in the generation portfolio and in development and construction of generation assets. Experience with these complex processes is important for the board of directors to provide appropriate decision-making and oversight related to complex capital projects and large and complex organizations and systems.

DIRECTOR NOMINEES

Upon the recommendation of the corporate governance committee, the board nominated the 13 candidates named below for election as directors, each to serve a term ending with the annual meeting in 2018. Each of the nominees has agreed to be named in this proxy statement and to serve as a director, if elected. If any director is unable to stand for election, the board may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. Exelon does not expect that any director nominee will be unable to serve.

The corporate governance committee and the board believe the skills and experiences listed above are adequately represented among the nominees for director and that the nominees have a wide diversity of experiences that fill the needs of the board and its committees. For example, ten nominees are current or former CEOs of corporations and three others have senior executive leadership experience. Two directors have extensive nuclear experience. Six directors have experience in banking and investment management. Ten directors have experience with corporate governance matters. Two have served in government or government regulation and one has flag officer military experience. Individual directors have experience or expertise in accounting, auditing, information technology, innovation, utility regulation and operations, and environmental matters, law, the economics of energy, and government affairs. Included in each director nominee’s biographical information is a listing of the key qualifications, skills and experience of each nominee. Each nominee has other qualifications, skills and experiences that are not specifically listed.

The corporate governance committee believes that the nominees for director represent an effective mix of directors in terms of the range of backgrounds and experience and diversity. The nominees consist of directors who range in age from 51 to 72, with an average age of 63 and a median age of 62. The tenure of the nominees as directors is similarly varied, with one director having served since the company’s creation in 2000, one since 2002, two since 2007, one since 2009, five since 2012, one since 2013, one since 2015, and one since 2016. Four directors come from the Chicago area and one each come from the Philadelphia, Baltimore, and Washington, D.C. areas, while six come from other parts of the country including major metropolitan areas such as New York.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	3

Election of Directors

A graphic summary of the qualifications of all 13 of the nominees as a group is presented below:

The following page presents graphically the characteristics of the directors including diversity, tenure, age and independence:

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Election of Directors

The board of directors unanimously recommends a vote “FOR”

each of the director nominees below.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	5

Election of Directors

  ANTHONY K. ANDERSON

 Retired Vice Chair and  Midwest  Area Managing  Partner of

 Ernst & Young

 Age: 61

 Director since: 2013

 Committees:

 Chair-Audit Committee

 Member-Finance and Risk

 Committee

 Member-Generation Oversight

 Committee

In 2012, Mr. Anderson retired as the Vice Chair and Midwest Area Managing Partner of Ernst & Young, after a 35-year career with E&Y. In that capacity, Mr. Anderson oversaw a practice of 3,500 audit, tax, and transaction professionals serving clients through the Midwest. Mr. Anderson also served for six years in the Los Angeles area as managing partner of E&Y’s Pacific Southwest region. Mr. Anderson also served as a member of E&Y’s governing body, the Americas Executive Board. Mr. Anderson currently serves on the boards of AAR Corp. (aerospace and defense), where he serves on the compensation committee; Avery Dennison Corporation (labeling and packaging materials), where he serves on the audit and finance committee and the governance and social responsibility committee; and Marsh & McLennan Companies (insurance), where he serves on the audit committee and the corporate responsibility committee. Mr. Anderson previously served as a director of First American Financial Corporation from 2012-2016 and the Federal Reserve Bank of Chicago from 2008-2010. Mr. Anderson is the chairman of the board of the Perspectives Charter School. He is also a member of the boards of Chicago Urban League, The Chicago Council on Global Affairs, the Regional Transportation Authority and World Business Chicago. In Los Angeles, Mr. Anderson served as chairman of Town Hall Los Angeles, the Children’s Bureau of Southern California, and the California Science Center. Mr. Anderson is a member of the American, California, and Illinois Institute of Certified Public Accountants.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Government and regulatory experience

•    Risk oversight / risk management experience

Mr. Anderson’s experience as the vice chair of a global professional services firm and his training and experience as an audit partner and certified public accountant enhance his contribution to the Exelon board and add value to his service on the audit, finance and risk and generation oversight committees.

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Election of Directors

  ANN C. BERZIN

 Former Chairman and Chief  Executive Officer of Financial  Guaranty Insurance Company  (FGIC)

 Age: 64

 Director since: 2012

 Committees:

 Member-Audit Committee

 Member-Finance and Risk

 Committee

Ms. Berzin served as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company (FGIC), an insurer of municipal bonds, asset-backed securities and structured finance obligations from 1992 to 2001. Ms. Berzin joined FGIC in 1985 as its General Counsel following seven years of securities law practice in New York City. Ms. Berzin is a director of Ingersoll-Rand plc, Chair of its finance committee, and a member of its audit committee, and previously served as a director of Kindred Healthcare, Inc. (healthcare services) from 2006-2012. Ms. Berzin also served as a director of Constellation Energy Group from 2008 through March 2012 when Constellation merged with Exelon. Ms. Berzin also serves on the board of Baltimore Gas and Electric Company (BGE), an Exelon subsidiary.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Knowledge of Exelon’s business / industry experience

•    Government and regulatory experience

•    Risk oversight / risk management experience

•    Investor relations / investment management experience

Ms. Berzin has broad business and executive leadership experience, as well as expertise in the financial services sector, which is particularly valuable for her service on the finance and risk and audit committees.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	7

Election of Directors

  CHRISTOPHER M. CRANE

 President and Chief Executive  Officer of Exelon Corporation

 Age: 58

 Director since: 2012

 Committees:

 Member-Finance and Risk

 Committee (eff. 2/1/16)

 Member-Generation Oversight

 Committee

 Member-Investment Oversight

 Committee

Mr. Crane is President and Chief Executive Officer of Exelon Corporation. Previously, he served as President and Chief Operating Officer, Exelon and Exelon Generation from 2008 to 2012. In that role, he oversaw one of the U.S. industry’s largest portfolios of electric generating capacity, with a multi-regional reach and the nation’s largest fleet of nuclear power plants. He directed a broad range of activities including major acquisitions, transmission strategy, cost management initiatives, major capital programs, generation asset optimization and generation development. Mr. Crane is one of the leading executives in the electric utility and power industries. He is a member of the executive committee of the Edison Electric Institute and the board of directors of the Institute of Nuclear Power Operations, the industry organization promoting the highest levels of safety and reliability in nuclear plant operation. He is vice chairman of the Nuclear Energy Institute, the nation’s nuclear industry trade association, where he has also served as chairman of the New Plant Oversight Committee and as a member of the Nuclear Strategic Issues Advisory Committee, the Nuclear Fuel Supply Committee and the Materials Initiative Group. Mr. Crane served as a director of Aleris International Inc. from 2010 through 2013 (manufacture and sale of aluminum rolled and extruded products), where he served on the compensation committee and as the chair of the nominating and corporate governance committee. Mr. Crane also serves as chair of the boards of directors of Exelon subsidiaries BGE, Commonwealth Edison Company (ComEd), PECO Energy Company (PECO) and Pepco Holdings LLC (PHI).

KEY EXPERIENCE AND SKILLS:

•   Financial, accounting and financial reporting experience

•   Senior Management Leadership / CEO Experience

•   Knowledge of Exelon’s business / industry experience

•   Innovation and technology experience

•   Government and regulatory experience

•   Risk oversight / risk management experience

•   Investor relations / investment management experience

•   Manufacturing, construction, engineering and performance management experience

Mr. Crane oversees a family of companies representing every stage of the energy value chain, including Exelon Generation, one of the largest competitive U.S. power generators, with approximately 32,700 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets; Constellation, which provides energy products and services to more than 2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100; and Exelon’s six utilities, which deliver electricity and natural gas to approximately 10 million customers in Delaware (Delmarva Power & Light Company (DPL)), the District of Columbia (Potomac Electric Power Company (Pepco)), Illinois (ComEd), Maryland (BGE, DPL and Pepco), New Jersey (Atlantic City Electric Company (ACE)) and Pennsylvania (PECO).

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Election of Directors

  YVES C. DE BALMANN

 Former Co-Chairman of  Bregal  Investments LP

 Age: 70

 Director since: 2012

 Committees:

 Chair-Compensation and

 Leadership Development

 Committee (eff. 4/26/16)

 Member-Corporate Governance

 Committee (eff. 4/26/16)

 Member-Finance and Risk

 Committee

Mr. de Balmann served as the Co-Chairman of Bregal Investments LP, a private equity investing firm, from September 2002 through December 2012. He was Vice-Chairman of Bankers Trust Corporation, in charge of Global Investment Banking, until its merger with Deutsche Bank in 1999 when he became Co-Head of Deutsche Bank’s Global Investment Bank, and Co-Chairman and Co-Chief Executive Officer of Deutsche Banc Alex. Brown from June 1999 to April 2001, and then a Senior Advisor to Deutsche Bank AG from April 2001 to June 2003. Mr. de Balmann currently serves as a director of ESI Group (virtual prototyping software and services). Mr. de Balmann served as a director of Laureate Education, Inc. through December 2014; and he was the non-executive Chairman of Conversant Intellectual Property Management through August 2016. Mr. de Balmann served as a director of Constellation Energy Group from 2003 through March 2012 when Constellation merged with Exelon.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Knowledge of Exelon’s business / industry experience

•    Risk oversight / risk management experience

•    Investor relations / investment management experience

•    Manufacturing, construction, engineering and performance management experience

Mr. de Balmann has extensive experience in corporate finance, including the derivatives and capital markets as well as industry experience as a director of Constellation Energy Group from 2003 through 2012.

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Election of Directors

NICHOLAS DEBENEDICTIS Chairman, Aqua America Inc. Age: 71 Director since: 2002 Committees: Member-Corporate Governance Committee Member-Finance and Risk Committee Member-Generation Oversight Committee

Mr. DeBenedictis is the Chairman (since 1993) and former President and Chief Executive Officer (1992 - 2015) of Aqua America Inc., a water utility with operations in 8 states. Aqua America is the second largest U.S.-based, publicly-traded water and wastewater company in the country. As CEO, Mr. DeBenedictis had experience in dealing with many of the same development, land use and utility regulatory issues that affect Exelon and its subsidiaries. Mr. DeBenedictis also has extensive experience in environmental regulation and economic development, having served in two cabinet positions in the Pennsylvania government, as Secretary of the Pennsylvania Department of Environmental Resources and as Director of the Office of Economic Development. He also spent 8 years with the U.S. Environmental Protection Agency and was President of the Greater Philadelphia Chamber of Commerce for 3 years. Mr. DeBenedictis joined the board of MISTRAS Group (non-destructive testing) in October 2015 and serves on the audit committee. Mr. DeBenedictis has also served as a director of P.H. Glatfelter, Inc. (global supplier of specialty papers and engineered products) since 1995, where he has served on the audit, compensation and finance, and nominating and corporate governance committees and currently serves as the chair of the finance committee and on the compensation committee. Mr. DeBenedictis served as a director of Met-Pro Corporation (global provider of solutions and products for product recovery, pollution control, and fluid handling applications) (1997-2010). While a director of Met-Pro, he served as presiding independent director, chair of the corporate governance and nominating committee and a member of the audit committee. Mr. DeBenedictis has a master’s degree in environmental engineering and science. Mr. DeBenedictis also serves on the boards of ComEd and PECO, which are Exelon subsidiaries.

KEY EXPERIENCE AND SKILLS:

•   Financial, accounting and financial reporting experience

•   Senior Management Leadership / CEO Experience

•   Knowledge of Exelon’s business / industry experience

•   Government and regulatory experience

•   Risk oversight / risk management experience

•   Investor relations / investment management experience

•   Manufacturing, construction, engineering and performance management experience

As a leader in the greater Philadelphia business community, Mr. DeBenedictis has knowledge of the communities and local economies served by PECO. Mr. DeBenedictis’ contribution to the Exelon board is enhanced by his experience as the former CEO of a public company, his experience on the boards of other companies, his experience as a utility executive, and his experience with environmental regulation, all of which bring useful perspectives to the Exelon board’s finance and risk committee and the generation oversight committee. His prior experience as the presiding director and chair of the corporate governance committee of another public company offers additional insight to the functions of the Exelon corporate governance committee.

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Election of Directors

NANCY L. GIOIA Former Executive, Ford Motor Company Age: 56 Director since: 2016 Committees: Member-Finance and Risk Committee (eff. 2/1/16) Member-Generation Oversight Committee (eff. 2/1/16)

Ms. Gioia formerly served as Ford Motor Company’s Director of Global Connectivity, Electrical and User Experience. During Ms. Gioia’s more than 30-year career at Ford, she led the company’s global electrification efforts. In this role, Ms. Gioia developed the technology, vehicle programs and value chain strategies as well as assessed the economic, social and environmental impacts including consumer insights and acceptance. Ms. Gioia worked closely with the Edison Electric Institute, the U.S. Department of Energy and the engineers at Ford to pilot and implement the strategy. Ms. Gioia serves on the board of Brady Corporation (international manufacturer and marketer, since 2013), where she is technology committee chair and serves on the compensation and management development committee. She is the principal of Gioia Consulting Services, LLC, a strategic business advisory company. She previously served on the board and nominating committee of Inforum (women’s professional development and business forum) and is the former chair of the Automotive NEXT executive committee. Since 2014, she has also served as an advisory council member on the board of the University of Michigan Electrical and Computer Engineering Council.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Innovation and technology experience

•    Government and regulatory experience

•    Manufacturing, construction, engineering and performance management experience

Ms. Gioia’s extensive background in innovation and product development provides the board with invaluable expertise. Ms. Gioia holds a bachelor of science in Electrical Engineering from the University of Michigan and a master of science in Manufacturing Systems Engineering from Stanford University.

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Election of Directors

  LINDA P. JOJO

 Executive Vice President and  Chief Information Officer of  United Continental Holdings,  Inc.

 Age: 51

 Director since: 2015

 Committees:

 Member-Compensation and  Leadership Development  Committee (eff. 2/1/16)

 Member-Finance and Risk  Committee

Ms. Jojo is Executive Vice President and Chief Information Officer of United Continental Holdings, Inc. She is responsible for the effective implementation and management of technology strategy and solutions to support United’s global business. She has held her current position at United since September 2014. Prior to joining United, she served as Executive Vice President and Chief Information Officer for Rogers Communications Inc., a position she assumed in July 2011. There she was responsible for all IT systems for both customer facing and business support systems. Ms. Jojo served from 2008 to 2011 as Senior Vice President and Chief Information Officer for Energy Future Holdings Corporation in Dallas, which holds a portfolio of competitive and regulated energy companies. She served as Chief Information Officer of Flowserve Corporation in Irving, Texas, from June 2004 to 2008. Ms. Jojo worked for nearly 15 years in leadership positions at General Electric, ultimately serving as the Chief Information Officer of GE Silicones. She started her career at Digital Equipment Corporation. She is also on the board of trustees of the Adler Planetarium in Chicago.

KEY EXPERIENCE AND SKILLS:

•   Financial, accounting and financial reporting experience

•   Senior Management Leadership / CEO Experience

•   Knowledge of Exelon’s business / industry experience

•   Innovation and technology experience

•   Manufacturing, construction, engineering and performance management experience

Ms. Jojo has a wealth of experience leading complex IT organizations and brings important information technology and innovation expertise to Exelon’s board of directors. Ms. Jojo holds a bachelor’s degree in Computer Science and a master’s degree in Industrial Engineering, both from Rensselaer Polytechnic Institute, Troy, N.Y.

12	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Election of Directors

  PAUL L. JOSKOW, PH. D.

 President of the Alfred P.  Sloan  Foundation

 Age: 69

 Director since: 2007

 Committees:

 Member-Audit Committee

 Member-Finance and Risk  Committee

 Member-Investment Oversight  Committee

Dr. Joskow has been the President and CEO of the Alfred P. Sloan Foundation since January 1, 2008. The Sloan Foundation is a philanthropic institution that supports research and education in science, technology and economic performance. Dr. Joskow will retire as President of The Sloan Foundation at the end of 2017. He is also the Elizabeth and James Killian Professor of Economics and Management Emeritus at the Massachusetts Institute of Technology (MIT). Dr. Joskow joined the MIT faculty in 1972 and served as head of the MIT Department of Economics (1994-1998) and Director of the MIT Center for Energy and Environmental Policy Research (1999-2007). At MIT he was engaged in teaching and research in the areas of industrial organization, energy and environmental economics, competition policy, and government regulation of industry for over 35 years. Much of his research and consulting activity has focused on the electric power industry, electricity pricing, fuel supply, demand, generating technology, and regulation. Dr. Joskow intends to return to MIT following his retirement from The Sloan Foundation at the end of 2017. He is a Fellow of the American Academy of Arts and Sciences, the Econometric Society and a Distinguished Fellow of the American Economic Association. He has served on the U.S. Environmental Protection Agency’s (EPA) Acid Rain Advisory Committee, on the Environmental Economics Committee of EPA’s Science Advisory Board, and on the National Commission on Energy Policy. He served as the Chair of the National Academies Board on Science, Technology and Economic Policy through April 1, 2015 and on the Secretary of Energy Advisory Board until October 1, 2015. He is also a Trustee of the Putnam Mutual Funds. In addition to his teaching, research, publishing and consulting activities, he has experience in the energy business, serving as a director of New England Electric System, a public utility holding company (1987-2000), until it was acquired by National Grid. He then served as a director of National Grid plc, an international electric and gas utility holding company, and one of the largest investor-owned utilities in the world (2000-2007). Dr. Joskow served as a director of TransCanada Corporation from 2004 until March 2013. TransCanada is an energy infrastructure company with gas pipelines, oil pipelines, electric power operations, and natural gas storage facilities. He served on the audit and governance committees of TransCanada. He previously served on the audit committee of National Grid (2000-2005) and was chair of its finance committee until 2007. He also served on the audit committee of New England Electric System and as the chair of the audit committee of the Putnam Mutual Funds (2002-2005).

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Knowledge of Exelon’s business / industry experience

•    Government and regulatory experience

•    Risk oversight / risk management experience

•    Investor relations / investment management experience

Dr. Joskow’s extensive background in economics and experience as a utilities director offer a unique set of skills to the company’s board of directors.

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Election of Directors

  ROBERT J. LAWLESS

 Former Chairman of the Board  of  McCormick & Company,  Inc.

 Age: 70

 Director since: 2012

 Committees:

 Chair-Corporate Governance  Committee

 Member-Compensation and  Leadership Development  Committee

 Member-Finance and Risk  Committee (eff. 2/1/16)

Mr. Lawless served as Chairman of the Board of McCormick & Company, Inc. (food manufacturing industry) from January 1997 until March 2009, having also served as President until December 2006 and Chief Executive Officer until January 2008, and is now retired. He is also a director of The Baltimore Life Insurance Company. Mr. Lawless served as a director of Constellation Energy Group from 2002 through March 2012 when Constellation merged with Exelon.

KEY EXPERIENCE AND SKILLS:

•   Financial, accounting and financial reporting experience

•   Senior Management Leadership / CEO Experience

•   Knowledge of Exelon’s business / industry experience

•   Investor relations / investment management experience

•   Manufacturing, construction, engineering and performance management experience

Mr. Lawless has extensive executive leadership and strategic planning experience. As a former chief executive officer of a public company, he can provide a critical perspective on issues affecting public companies.

14	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Election of Directors

  RICHARD W. MIES

 President and Chief Executive  Officer of The Mies Group,  Ltd.

 Age: 72

 Director since: 2009

 Committees:

 Chair-Generation Oversight  Committee

 Member-Audit Committee

 Member-Finance and Risk  Committee

Admiral Mies is President and Chief Executive Officer of The Mies Group, Ltd, a private consulting firm that provides strategic planning and risk assessment advice and assistance to clients on international security, energy, defense, and maritime issues. A graduate of the Naval Academy, he completed a 35-year career as a nuclear submariner in the US Navy. Admiral Mies has a wide range of operational command experience; he served as the senior operational commander of the US Submarine Force and he commanded U.S. Strategic Command for four years prior to retirement in 2002. He subsequently served as a Senior Vice President of Science Applications International Corporation, a provider of scientific and engineering applications for national security, energy, and the environment, and as the President and Chief Executive Officer of Hicks and Associates, Inc, a subsidiary of Science Applications International Corporation from 2002-2007. Admiral Mies served as a director of Mutual of Omaha, an insurance and banking company, from 2002-2014, where he chaired the governance committee and served as a member of the audit, compensation, investment, and executive committees. From 2008–2010 Admiral Mies was a director of McDermott International, an engineering and construction company focused on energy infrastructure, where he served on the audit and governance committees. In 2010 he transitioned to the board of Babcock and Wilcox (B&W) when that company spun off from McDermott International. He was the chair of B&W’s safety and security committee and served on the governance committee. Following the split of B&W into Babcock and Wilcox Enterprises and BWX Technologies, Inc., he transitioned to the board of BWXT where he serves on the governance and compensation committees. He is also a member of the Boards of Governors of Los Alamos and Lawrence Livermore National Security LLCs that operate their respective national laboratories. In addition to an undergraduate degree in mechanical engineering and mathematics, Admiral Mies completed post-graduate education at Oxford University, the Fletcher School of Law and Diplomacy, and Harvard University and holds a master’s degree in government administration and international relations.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Knowledge of Exelon’s business / industry experience

•    Innovation and technology experience

•    Government and regulatory experience

•    Risk oversight / risk management experience

•    Manufacturing, construction, engineering and performance management experience

Admiral Mies makes a unique contribution to Exelon’s generation oversight, finance and risk, and audit committees through his extensive leadership experience with nuclear power and strategic planning in the Navy and in business and through his experience on the boards of other companies.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	15

Election of Directors

  JOHN W. ROGERS, JR.

 Chairman and CEO of Ariel  Investments, LLC

 Age: 58

 Director since: 2000

 Committees:

 Chair-Investment Oversight  Committee

 Member-Corporate Governance  Committee

 Member-Finance and Risk  Committee (eff. 2/1/16)

Mr. Rogers is the founder, Chairman and CEO of Ariel Investments, LLC, an institutional money management firm with over $9 billion in assets under management, and serves as trustee of the Ariel Investment Trust. Since 2003, he has served as a director of McDonald’s Corporation (global foodservice retailer) where he has served on the compensation, finance and governance committees. Previously, he served as a director of Aon Corporation (risk management services, insurance and reinsurance brokerage and human capital and management consulting services) (1993-2012), where he served on the finance committee and as chair of the audit committee; GATX Corporation (rail, marine and industrial equipment leasing) (1998-2004), where he served on the audit committee; Bank One Corporation (bank) (1998-2004), where he served on the audit and risk management and public responsibility committees; and Bally Total Fitness (fitness and health clubs) (2003-2006), where he served as the lead independent director and as chair of the compensation committee.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Knowledge of Exelon’s business / industry experience

•    Government and regulatory experience

•    Risk oversight / risk management experience

•    Investor relations / investment management experience

Mr. Rogers’ experience on the boards of a number of major corporations based in Chicago in a variety of industries has made him a leader in the Chicago business community with perspective into Chicago business developments. His role in Chicago’s and the nation’s African-American community brings diversity to the board and emphasis to Exelon’s diversity initiatives and community outreach. His experience in investment management and financial markets and as a director of an insurance brokerage and services company are useful to Exelon, particularly with respect to risk management and the management of Exelon’s extensive nuclear decommissioning and pension and post-retirement benefit trust funds, which are overseen by the investment oversight committee, which he chairs. Mr. Rogers’ service on the boards and committees of other companies has given him experience that adds further depth to the Exelon corporate governance committee. He has spoken at and participated in a number of corporate governance conferences. He was named by the Outstanding Directors Exchange as one of six 2010 Outstanding Directors.

16	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Election of Directors

  MAYO A. SHATTUCK III

 Former Chairman, President  and Chief Executive Officer of  Constellation Energy

 Age: 62

 Director since: 2012

 Chairman of the Board

 Committees:

 Member-Finance and Risk  Committee (eff. 2/1/16)

 Member-Generation

 Oversight Committee

 Member-Investment

 Oversight Committee

Mr. Shattuck is Chairman of the Board of Exelon Corporation. Previously, Mr. Shattuck served as the Executive Chairman from March 2012 to February 2013. Prior to joining Exelon, Mr. Shattuck was the Chairman, President and Chief Executive Officer of Constellation Energy, a position he held from 2001 to March 2012. Mr. Shattuck was previously at Deutsche Bank, where he served as Chairman of the Board of Deutsche Bank Alex. Brown and, during his tenure, served as Global Head of Investment Banking and Global Head of Private Banking. From 1997 to 1999, he served as Vice Chairman of Bankers Trust Corporation, which merged with Deutsche Bank in June 1999. From 1991 until 1997, Mr. Shattuck was President and Chief Operating Officer and a Director of Alex. Brown Inc., which merged with Bankers Trust in September 1997. Mr. Shattuck is the past Chairman of the Board of the Institute of Nuclear Power Operations and was previously a member of the executive committee of the board of Edison Electric Institute. He was also Co-Chairman of the Center for Strategic & International Studies Commission on Nuclear Policy in the United States. He currently serves on the board of directors of Gap Inc. and is chairman of its audit and finance committee. He also serves as a director of Capital One Financial Corporation, where he is chairman of its compensation committee, and Alarm.com Holdings, Inc., where he is a member of the nominating and governance committee.

KEY EXPERIENCE AND SKILLS:

•   Financial, accounting and financial reporting experience

•   Senior Management Leadership / CEO Experience

•   Knowledge of Exelon’s business / industry experience

•   Innovation and technology experience

•   Government and regulatory experience

•   Risk oversight / risk management experience

•   Investor relations / investment management experience

•   Manufacturing, construction, engineering and performance management experience

Mr. Shattuck’s qualifications to serve as director include his extensive experience in business and the energy industry in particular, gained from his service as Constellation Energy’s Chief Executive Officer, which enables him to effectively identify strategic priorities and execute strategy. His financial expertise gained from his years of experience in the financial services industry also brings a valuable perspective to the board.

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Election of Directors

  STEPHEN D. STEINOUR

 Chairman, President and Chief  Executive Officer of  Huntington  Bancshares  Incorporated

 Age: 58

 Director since: 2007

 Committees:

 Chair-Finance and Risk

 Committee

 Member-Audit Committee

Mr. Steinour is the Chairman, President and Chief Executive Officer of Huntington Bancshares Incorporated (since 2009), a $101 billion regional bank holding company. Previously, he was the Chairman and Managing Partner of CrossHarbor Capital Partners, a private equity firm (2008-January 2009). From 2006 to 2008, he was President and CEO of Citizens Financial Group, Inc., a multistate commercial bank holding company. Prior to that, Mr. Steinour served as Vice Chairman and Chief Executive Officer of Citizens Mid-States regional banking (2005-2006). He served as Vice Chairman and Chief Executive Officer of Citizens Mid-Atlantic Region (2001-2005). At the beginning of his career, Mr. Steinour was an analyst for the U.S. Treasury Department and subsequently worked for the Federal Deposit Insurance Corporation. Mr. Steinour was a member of the board of trustees of the Liberty Property Trust (an office and industrial property real estate investment trust) from February 2010 until May 2014, where he served on its audit and compensation committees. Mr. Steinour has served on the board of directors of L Brands (fashion retailer) since 2014. He was elected to The Ohio State University Wexner Medical Center Board in November 2013. He is Vice Chair of the Ohio Business Roundtable, Vice Chair of the Columbus Downtown Development Corporation, and a member of the Columbus Partnership where he serves on the executive committee. Mr. Steinour serves on the board of directors of the Financial Services Roundtable. He is a member of the American Bankers Association. Mr. Steinour is a member of council of The Pennsylvania Society, a non-profit, charitable organization which celebrates service to the Commonwealth of Pennsylvania. Mr. Steinour also served as a member on the policy and legal affairs committees of the Pennsylvania Business Roundtable, an association of CEOs in large Pennsylvania companies representing significant employment and economic activity in the Commonwealth. He also has served on the board of and as the chairman of the Greater Philadelphia Chamber of Commerce.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Innovation and technology experience

•    Government and regulatory experience

•    Risk oversight / risk management experience

•    Investor relations / investment management experience

Mr. Steinour’s experience as Chairman and CEO of Huntington Bancshares gives him a strong background in mergers and acquisitions, including post-merger integration and conversions, as well as in business development, business creation and partnerships. His experience at Citizens Bank gave him knowledge of the markets that Exelon Generation and PECO serve. His experience as a banker, with strong credit and risk management experience and knowledge of credit and capital markets, and his experience as Chairman and CEO of Huntington Bancshares enhances Mr. Steinour’s value to the Exelon board and to the finance and risk and audit committees. The National Association of Corporate Directors named Mr. Steinour to its 2016 “Directorship 100.”

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Corporate Governance at Exelon

DIRECTOR INDEPENDENCE

Under Exelon’s Corporate Governance Principles, a substantial majority of the board must be composed of independent directors, as defined by the NYSE. In addition to complying with the NYSE rules, Exelon monitors the independence of audit and compensation and leadership development committee members under rules of the SEC (for members of the audit committee and compensation and leadership development committee) and the Internal Revenue Service (for members of the compensation and leadership development committee). The board has adopted independence criteria corresponding to the NYSE rules for director independence and the following categorical standards to address those relationships that are not specifically covered by the NYSE rules:

1.	A director’s relationship with another company with which Exelon does business will not be considered a material relationship that would impair the director’s independence if the aggregate of payments made by Exelon to that other company, or received by Exelon from that other company, in the most recent fiscal year, is less than the greater of $1 million or 5% of the recipient’s consolidated gross revenues in that year. In making this determination, a commercial transaction will not be deemed to affect a director’s independence, if and to the extent that: (a) the transaction involves rates or charges that are determined by competitive bidding, set with reference to prevailing market prices set by a well-established commodity market, or fixed in conformity with law or governmental authority; or (b) the provider of goods or services in the transaction is determined by the purchaser to be the only practical source for the purchaser to obtain the goods or services.

2.	If a director is a current employee, or a director’s immediate family member is an executive officer, of a charitable or other tax-exempt organization to which Exelon has made contributions, the contributions will not be considered a material relationship that would impair the director’s independence if the aggregate of contributions made by Exelon to that organization in its most recent fiscal year is less than the greater of $1 million or 2% of that organization’s consolidated gross receipts in that year. In any other circumstance, a director’s relationship with a charity or other tax-exempt organization to which Exelon makes contributions will not be considered a material relationship that would impair the director’s independence if the aggregate of all contributions made by Exelon to that organization in its most recent fiscal year is less than the greater of $1 million or 5% of that organization’s consolidated gross receipts in that year. Transactions and relationships with charitable and other tax-exempt organizations that exceed these standards will be evaluated by the board to determine whether there is any effect on a director’s independence.

Each year, directors are requested to provide information about their business relationships with Exelon, including other boards on which they may serve, and their charitable, civic, cultural and professional affiliations. We also gather information on significant relationships between their immediate family members and Exelon. All relationships are evaluated by Exelon’s Office of Corporate Governance for materiality. Data on transactions between Exelon and companies for which an Exelon director or an immediate family member serves as a director or executive officer are presented to the corporate governance committee, which reviews the data and makes recommendations to the full board regarding the materiality of such relationships for the purpose of assessing director independence. The corporate governance committee considers other factors that may be relevant to director independence, such as tenure and personal relationships. The same information is considered by the full board in making the final determination of independence.

Mr. Crane is not considered an independent director because of his employment as president and chief executive officer of Exelon. Each of the other current Exelon directors was determined by our board of directors to be “independent” under applicable guidelines presented above. The amounts involved in the transactions between Exelon and its subsidiaries, on the one hand, and the companies with which a director or an immediate family member is associated, on the other hand, all fell below the thresholds specified by the NYSE rules and the categorical standards specified in the company’s Corporate Governance Principles. Because Exelon provides utility services through its subsidiaries ACE, BGE, DPL, ComEd, PECO, Pepco and Constellation and many of its directors live in areas served by the Exelon subsidiaries, many of the directors are affiliated with businesses and charities that receive utility services from Exelon’s subsidiaries. The corporate governance

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Corporate Governance at Exelon

committee does not review transactions pursuant to which Exelon sells gas or electricity to these businesses or charities at tariffed rates. Similarly, because Exelon and its subsidiaries are active in their communities and make substantial charitable contributions, and many of Exelon’s directors live in communities served by Exelon and its subsidiaries and are active in those communities, many of Exelon’s directors are affiliated with charities that receive contributions from Exelon and its subsidiaries. None of the directors or their immediate family members is an executive officer of any charitable organizations to which Exelon or its subsidiaries contribute. All such payments to charitable organizations were immaterial under the applicable independence criteria.

We describe below various transactions and relationships considered by the board in assessing the independence of Exelon directors.

Anthony K. Anderson

Mr. Anderson serves as a director of a company that is a customer of Exelon. The company paid Exelon approximately $1.5 million in 2016.

Ann C. Berzin

Ms. Berzin serves as a director of a public company that provides equipment and services to Exelon Generation. In 2016, Exelon paid that company approximately $134,000.

Nicholas DeBenedictis

Mr. DeBenedictis serves as the non-executive chairman of a public water utility company that received approximately $11 million from Exelon for water supplies. Exelon made these purchases under tariffed utility rates. The company is also a customer of Exelon and paid approximately $14.1 million to Exelon in 2016. Mr. DeBenedictis serves as a director of a not-for-profit company that received approximately $4.3 million from Exelon in 2016 for health care coverage for Exelon employees. The company also paid Exelon approximately $2.2 million for power in 2016. Mr. DeBenedictis serves as a director of a company which provides asset protection solutions. Exelon paid that company approximately $1.8 million in 2016. Mr. DeBenedictis also serves on the Advisory Board of a company which provides engineering consulting services for which Exelon paid approximately $3 million in 2016. Mr. DeBenedictis serves as a director of a company that Exelon paid $2.3 million for Renewable Energy Credits in 2016. Mr. DeBenedictis also serves on the Advisory Board of a company which provides financial services for which Exelon paid $13 million in 2016.

Linda P. Jojo

Ms. Jojo is an employee of a commercial airline. In 2016, Exelon paid that company approximately $5.2 million.

Richard W. Mies

Admiral Mies serves as the director of a public company that provides services to Exelon Generation. In 2016, Exelon paid that company approximately $4.8 million. Admiral Mies also serves as a consultant to a company that acted as a consultant to Exelon in 2016. Exelon paid that company approximately $3.6 million in 2016.

John W. Rogers, Jr.

Mr. Rogers serves as a director of a company that is a customer of Exelon. The company paid Exelon approximately $18.7 million in 2016.

Mayo A. Shattuck III

Mr. Shattuck serves as a director of a company that paid Exelon approximately $300,000 in 2016. Mr. Shattuck also serves as the director of a public company that paid Exelon approximately $7.9 million for purchases from Constellation in 2016.

Stephen D. Steinour

Mr. Steinour is the chairman, president and chief executive officer of a company that provided financial services to Exelon. In 2016, Exelon paid that company approximately $300,000. For additional information, see Related Person Transactions below.

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Corporate Governance at Exelon

RELATED PERSON TRANSACTIONS

Exelon has a written policy for the review and approval or the ratification of related person transactions. Transactions covered by the policy include commercial transactions for goods and services and the purchase of electricity or gas at non-tariffed rates from Exelon or any of its subsidiaries by an entity affiliated with a director or officer of Exelon. The retail purchase of electricity or gas from ACE, BGE, ComEd, DPL, PECO or Pepco at rates set by tariff, and transactions between or among Exelon or its subsidiaries are not considered. Charitable contributions approved in accordance with Exelon’s Charitable Contribution Guidelines are deemed approved or ratified under the Related Persons Transaction policy and do not require separate consideration and ratification.

As required by the policy, the board reviewed all commercial, charitable, civic and other relationships with Exelon in 2016 that were disclosed by directors and executive officers of Exelon, ACE, BGE, ComEd, DPL, PECO and Pepco, and by executive officers of Exelon Generation that required separate consideration and ratification. The Office of Corporate Governance collected information about each of these transactions, including the related persons and entities involved and the dollar amounts either paid by or received by Exelon. The Office of Corporate Governance also conducted additional due diligence, where required to determine the specific circumstances of the particular transaction, including whether it was competitively bid or whether the consideration paid was based on tariffed rates.

The corporate governance committee and the board reviewed the analysis prepared by the Office of Corporate Governance, which identified those related person transactions which required ratification or approval, under the terms of the policy, or disclosure under the SEC regulations. The corporate governance committee and the board considered the facts and circumstances of each of these related person transactions, including the amounts involved, the nature of the director’s or officer’s relationship with the other party to the transaction, whether the transaction was competitively bid and whether the price was fixed or determined by a tariffed rate.

The committee recommended that the board ratify all of the transactions. On the basis of the committee’s recommendation, the board did so. Several transactions were ratified because the related person served only as a director of the affiliated company, was not an officer or employee of the affiliated company and did not have a pecuniary or material interest in the transaction. For some of these transactions, the value or cost of the transaction was very small, and the board considered the de minimis nature of the transaction as further reason for ratifying it. The board approved and ratified other transactions that were the result of a competitive bidding process, and therefore were considered fairly priced, or arms-length, regardless of any relationship. The remaining transactions were approved by the board, even though the director is an executive officer of the affiliated company, because the transactions involved only retail electricity or gas purchases under tariffed rates or the price and terms were determined as a result of a competitive bidding process. Only one of the related person transactions is required to be disclosed in this proxy statement.

Huntington Bank is a lender to Exelon and its subsidiaries and participates in their credit facilities. Huntington participates in the credit facilities on the same basis as other participating banks with terms based on a competitive process with a syndicate of banks. In 2016, Exelon and its subsidiaries paid Huntington Bank approximately $300,000 in fees for credit facilities and letters of credit. Mr. Steinour, an Exelon director, is also Chairman, President and Chief Executive Officer of Huntington Bancshares, the parent of Huntington Bank.

The corporate governance committee and the Exelon board reviewed Huntington Bank’s participation in the credit facilities as related person transactions and concluded that the transactions were in the best interests of Exelon because Huntington participates in the credit facilities on terms equivalent to those of an unrelated bank. There is no indication that Mr. Steinour was involved in the negotiations of the credit facilities or had any direct or indirect material interest in the transactions or influence over them. As compared to Exelon’s and Huntington’s overall revenues, the transactions are immaterial, individually and in the aggregate.

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Corporate Governance at Exelon

CORPORATE GOVERNANCE PRINCIPLES

Exelon is committed to maintaining the highest standards of corporate governance. We believe that strong corporate governance is critical to achieving our performance goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies and other stakeholders.

Our Corporate Governance Principles, together with the board committee charters, provide the framework for the effective governance of Exelon. The board of directors has adopted our Corporate Governance Principles to address matters including qualifications for directors, standards of independence for directors, election of directors, responsibilities and expectations of directors, and evaluating board, committee and individual director performance. The Corporate Governance Principles also address director orientation and training, the evaluation of the chief executive officer and succession planning. The Corporate Governance Principles are revised from time to time to reflect emerging governance trends and to better address the particular needs of the company as they change over time.

THE BOARD’S FUNCTION AND STRUCTURE

Exelon’s business, property and affairs are managed under the direction of the board of directors. The board is elected by shareholders to oversee management of the company in the long-term interest of all shareholders. All directors stand for election annually and in uncontested elections must be elected by a majority of the votes cast. The board considers the interests of other constituencies, which include customers, employees, annuitants, suppliers, the communities we serve, and the environment. The board is committed to ensuring that Exelon conducts business in accordance with the highest standards of ethics, integrity, and transparency.

BOARD LEADERSHIP

Exelon’s Corporate Governance Principles grant the board of directors discretion to separate the roles of chairman and chief executive officer if the board determines that such a separation is in the best interests of Exelon and its shareholders. Upon the completion of the merger between Exelon and Constellation Energy Group in 2012, the board of directors separated the positions of chairman of the board and chief executive officer. Currently, Mayo A. Shattuck III serves as the independent chairman of the board of directors. Christopher M. Crane serves as president and chief executive officer of Exelon.

As specified in the Corporate Governance Principles, in the event the chairman of the board cannot fulfill his duties, the chair of the corporate governance committee would serve as the acting chairman of the board until such time as a chairman of the board is selected.

Exelon’s Corporate Governance Principles establish the position of Lead Director when (1) the positions of chairman of the board and the chief executive officer are held by the same person, or (2) for other reasons the person holding the position of chairman of the board is not an independent director under the applicable director independence standards. Exelon’s chairman of the board is currently an independent director, so the board has not appointed a Lead Director. In the absence of appointment of a Lead Director when a Lead Director is required, the Corporate Governance Principles call for the chair of the corporate governance committee to serve as the Lead Director. Exelon’s Corporate Governance Principles specify in detail the responsibilities of the Lead Director.

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Corporate Governance at Exelon

The board believes that Exelon has in place effective arrangements and structures to ensure that the company maintains the highest standard of corporate governance and board independence and independent board leadership and continued accountability of the chairman and the CEO to the board. These arrangements and structures include:

•

12 of the 13 nominees are independent and meet the independence requirements under the NYSE listing standards and the additional independence requirements under the company’s Corporate Governance Principles.

•

The audit, compensation and leadership development, and corporate governance committees are composed solely of and chaired by independent directors. The finance and risk, investment oversight, and generation oversight committees are chaired by independent directors.

•

A significant portion of the business of the Exelon board is reviewed or approved by the board’s committees, and the agendas of the board’s committees are driven by the independent chairs through their discussions with management.

•

The board agendas, in turn, are determined in large part by the committee agendas, and discussions at board meetings are driven to a significant degree by the committee agendas and the reports the committee chairs present to the full board.

•

The performance and compensation of the CEO is reviewed annually by the full board in executive session under the leadership of the corporate governance and compensation and leadership development committees.

DIRECTOR RETIREMENT POLICY

Exelon’s director retirement policy provides that independent directors must retire at the end of the calendar year in which he or she reaches the age of 75. Also, independent directors are required to submit to the board of directors a letter offering to resign if his or her principal occupation or business association changes substantially during his or her tenure as a director. The corporate governance committee will review and recommend to the board the action, if any, to be taken with respect to the offer of resignation.

BOARD OVERSIGHT OF RISK

The company operates in a market and regulatory environment that involves significant risks, many of which are beyond its direct control. The company has an enterprise risk management (ERM) group consisting of a Chief Enterprise Risk Officer, a Chief Commercial Risk Officer, a Chief Credit Officer, a Vice President of ERM Operations, a Vice President of ERM Analytics and a full-time staff of 124. The risk management group draws upon other company personnel for additional support on various matters related to the identification, assessment, management, mitigation and monitoring, through established key risk indicators, of enterprise risks. The company also has a Risk Management Committee comprising select senior officers of the company who meet regularly to discuss matters related to enterprise risk management generally and particular risks associated with new developments or proposed transactions under consideration. The Chief Enterprise Risk Officer and the Risk Management Committee regularly meet with management of the company to identify and evaluate the most significant risks of the businesses and appropriate steps to manage and mitigate those risks. In addition, the Chief Enterprise Risk Officer and the risk management group perform a regular assessment of enterprise risks, drawing upon resources throughout the company for an assessment of the probability and severity of the identified risks as well as the control effectiveness. These risk assessments, which also include the review of operating company-specific key risk indicators, are discussed at operating company Risk Management Committees before being aggregated and reported and discussed with the board’s finance and risk committee as well as the audit committee and, when appropriate, the BGE, ComEd, PECO and PHI boards of directors. The Exelon board’s generation oversight committee evaluates risks related to the company’s generation business. The committees of the Exelon board regularly report to the full board on the committees’ discussions of enterprise risks. Furthermore, the Exelon board regularly discusses enterprise risks in connection with consideration of emerging trends or developments and in connection with the evaluation of capital investments and other business opportunities and business strategies.

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Corporate Governance at Exelon

BOARD/COMMITTEE/DIRECTOR EVALUATION

The board has an annual evaluation process that is coordinated by the chair of the corporate governance committee: committee self-evaluations; a full board evaluation; and the evaluation of the individual directors. The committee self-evaluations consider whether and how well each committee has performed the responsibilities in its charter, whether the committee members possess the right skills and experience to perform their responsibilities or whether additional education or training is required, whether there are sufficient meetings covering the right topics, whether the meeting materials are effective, and other matters. The full board evaluation considers the following factors, among others, in light of the committee self-assessments: (1) the effectiveness of the board organization and committee structure; (2) the quality of meetings, agendas, presentations and meeting materials; (3) the effectiveness of director preparation and participation in discussions; (4) the effectiveness of director selection, orientation and continuing education processes; (5) the effectiveness of the process for establishing the CEO’s performance criteria and evaluating his performance; and (6) the quality of administrative planning and logistical support.

Individual director performance assessments are conducted informally as needed and involve a discussion among the chairman and other directors, including members of the corporate governance committee, using the performance expectations for directors contained in the Corporate Governance Principles. In addition, the chair of the corporate governance committee or the chairman of the board provides individual feedback, as necessary.

DIRECTOR EDUCATION

The board has an orientation and onboarding program for new directors and provides continuing education for all directors that is overseen by the corporate governance committee. The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the company or industry acquired before joining the board. New directors receive materials about Exelon, the board and board policies and operations and attend meetings with the CEO and executive vice presidents and members of their staff for briefings on the executives’ responsibilities, programs and challenges. New directors are also invited for tours of various company facilities, depending on their orientation needs. Incumbent directors are also invited to participate in site visits.

Continuing director education is provided during portions of regular board and committee meetings and focuses on the topics necessary to enable the board to consider effectively issues before them at that time (such as new regulatory or accounting standards). The education often takes the form of “white papers,” covering timely subjects or topics, which a director can review before the meeting and ask questions about during the meeting. The audit committee devotes a meeting each year to educating the committee members about new accounting rules and standards, and topics that are necessary to having a good understanding of our accounting practices and financial statements. The generation oversight committee uses site visits as a regular part of education for its members; the committee holds each meeting at a different generating station (nuclear, fossil or hydro) and the agenda always includes a briefing by local plant management, a tour of the facility and lunch with plant personnel. Continuing director education also involves individual directors’ attendance at director education seminars and programs sponsored by other organizations. The company pays the cost for any director to attend outside director education seminars on topics relevant to their service as directors.

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INFORMATION ABOUT THE BOARD COMMITTEES

In determining the membership of the committees, the corporate governance committee has sought to have each committee reflect a range of backgrounds and experience and diversity. Every member of the audit committee qualifies as an “audit committee financial expert,” as defined by SEC rules, and most of the members serve or have served on audit committees of other companies. The chairs of the corporate governance and compensation and leadership development committees sit on each other’s committees, which is helpful in the company’s process for evaluating the performance and setting the compensation of the CEO. Several members of the corporate governance committee serve or have served on the corporate governance committees of other corporations. Several of the members of the compensation and leadership development committee have served on the compensation committees of other corporations. The investment oversight committee includes members with experience in investment banking and the economics of energy. Effective February 1, 2016, the finance and risk committee includes all members of the board of directors. The finance and risk committee, therefore, includes members with experience in the economics of energy, nuclear operations, and banking and investment management, reflecting experience in dealing with the range of risks that the company faces.

In 2016, six standing committees assisted the board in carrying out its duties: the audit committee, the compensation and leadership development committee, the corporate governance committee, the finance and risk committee, the generation oversight committee and the investment oversight committee. The chairman and the CEO are invited guests and are welcome to attend all committee meetings, except for the CEO when the independent directors meet in executive session. The committees, their membership during 2016 and current memberships, changes in committee assignments in 2016, and their principal responsibilities are described below:

Audit	Compensation and Leadership Development	Corporate Governance	Finance and Risk	Generation Oversight	Investment Oversight
Anderson (Chair)	Canning (Chair)[2]	Lawless (Chair)	Steinour (Chair)	Mies (Chair)	Rogers (Chair)
Berzin	de Balmann (Chair)[3]	Canning[2]	Anderson	Anderson	Crane
de Balmann[1]	Jojo[4]	de Balmann[3]	Berzin	Crane	Joskow
Joskow	Lawless	DeBenedictis	Canning[2]	DeBenedictis	Shattuck
Mies		Rogers	Crane[4]	Gioia[4]
Steinour			de Balmann	Shattuck
DeBenedictis
Gioia[4]
Jojo
Joskow
Lawless[4]
Mies
Rogers[4]
Shattuck[4]

Notes:

(1)	Through April 26, 2016.

(2)	Through April 26, 2016, upon Mr. Canning’s retirement from the board.

(3)	Effective April 26, 2016.

(4)	Effective February 1, 2016.

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Corporate Governance at Exelon

AUDIT COMMITTEE

Report of the Audit Committee

The audit committee’s primary responsibility is to assist the board of directors in fulfilling its responsibility to oversee and review the quality and integrity of the company’s financial statements and internal controls over financial reporting, the independent auditor’s qualifications and independence, and the performance of the company’s internal audit function and of its independent auditor.

The audit committee is comprised entirely of independent directors and is governed by a board-approved, written charter stating its responsibilities. The charter is reviewed annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback. The audit committee charter was last amended on January 31, 2017, and is available on the Exelon website at www.exeloncorp.com on the Governance page under the Investors tab, and is available in print to any shareholder who requests a copy from Exelon’s corporate secretary as described on page 89 of this proxy statement.

The audit committee satisfies the independence, financial experience and other qualification requirements of the New York Stock Exchange (NYSE) and applicable securities laws and regulations. The board of directors has determined that each of the members of the audit committee is an “audit committee financial expert” for purposes of the SEC’s rules and also that each of the members of the audit committee is independent as defined by the rules of the NYSE and Exelon’s Corporate Governance Principles.

Under its charter, the audit committee’s principal duties include:

•

Having sole authority to appoint, retain, or replace the independent auditor, subject to shareholder ratification, and to oversee the independence, compensation and performance of the independent auditor;

•	Reviewing financial reporting and accounting policies and practices;

•	Overseeing the work of the internal auditor and reviewing internal controls;

•	With the advice and assistance of the finance and risk committee, reviewing in a general manner the processes by which Exelon assesses and manages enterprise risk; and

•

Reviewing policies and procedures with respect to internal audits of officers’ and directors’ expenses, compliance with Exelon’s Code of Business Conduct, and the receipt and response to complaints regarding accounting, internal controls or auditing matters.

Each member of the audit committee also serves on the finance and risk committee. On occasion, the audit and finance and risk committees have met jointly to review areas of mutual interest between the two committees.

The audit committee meets outside the presence of management for portions of its meetings to hold separate discussions with the independent auditor, the internal auditors, and the chief legal officer.

The audit committee met seven times in 2016, fulfilling its duties and responsibilities as outlined in its charter, as well as receiving periodic updates on the company’s financial performance and strategic initiatives, as well as other matters germane to its responsibilities.

Management has primary responsibility for preparing the company’s financial statements and establishing effective internal controls over financial reporting. PricewaterhouseCoopers LLP (PwC), the company’s independent auditor, is responsible for auditing those financial statements and expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission.

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Corporate Governance at Exelon

In this context, the audit committee has reviewed and discussed with management and PwC the company’s audited financial statements contained in the 2016 Annual Report on SEC Form 10-K, including the critical accounting policies applied by the company in the preparation of these financial statements. The audit committee discussed with PwC the requirements of the Public Company Accounting Oversight Board (PCAOB), and had the opportunity to ask PwC questions relating to such matters. These discussions included the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements.

At each of its meetings in 2016, the audit committee met with the company’s chief financial officer and other senior members of the company’s financial management. The audit committee reviewed with PwC and the company’s internal auditor the overall scope and plans for their respective audits in 2016. The audit committee also received regular updates from the company’s internal auditor on internal controls and business risks and from the company’s general counsel on compliance and ethics issues.

The audit committee met with the internal auditor and PwC, with and without management present, to discuss their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting. The audit committee also met with the company’s general counsel and deputy general counsel, with and without management present, to review and discuss compliance and ethics matters, including compliance with the company’s Code of Business Conduct.

On an ongoing basis, the audit committee considers the independence, qualifications, compensation and performance of PwC. Such consideration includes reviewing the written disclosures and the letter provided by PwC in accordance with applicable requirements of the PCAOB regarding PwC’s communications with the audit committee concerning independence, and discussing with PwC their independence.

The audit committee is responsible for the approval of audit fees, and the committee reviewed and pre-approved all fees paid to PwC in 2016. The audit committee has adopted a policy for pre-approval of services to be performed by the independent auditor. Further information on this policy and on the fees paid to PwC in 2016 and 2015 can be found in the section of this proxy statement titled “Ratification of PriceWaterhouseCoopers LLP as Exelon’s Independent Auditor for 2017.” The audit committee periodically reviews the level of fees approved for payment to PwC and the pre-approved non-audit services PwC has provided to the company to ensure their compatibility with independence. The audit committee also monitors the company’s hiring of former employees of PwC.

The audit committee monitors the performance of PwC’s lead partner responsible for the audit, oversees the required rotation of PwC’s lead audit partner and, through the audit committee chair, reviews and approves the selection of the lead audit partner. In addition, to help ensure auditor independence, the audit committee periodically considers whether there should be a rotation of the independent auditor.

PwC has served as the company’s independent auditor since the company’s formation in 2000. As in prior years, the audit committee and management have engaged in a review of PwC in connection with the audit committee’s consideration of whether to recommend that shareholders ratify the selection of PwC as the company’s independent auditor for 2017. In that review, the audit committee considered both the continued independence of PwC and whether retaining PwC is in the best interests of the company and its shareholders. In addition to independence, other factors considered by the audit committee included:

•	PwC’s historical and recent overall performance on the audit, including the quality of the audit committee’s ongoing discussions with PwC;

•

PwC’s expertise and capability in handling the accounting, internal control, process and system risks and practices present in the company’s utility and energy generation businesses, including relative to the corresponding expertise and capabilities of other audit firms; the quality, quantity and geographic location of PwC staff, and PwC’s ability to provide responsive service;

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Corporate Governance at Exelon

•	PwC’s tenure as the company’s independent auditor and its familiarity with the company’s operations and businesses, accounting policies and practices and internal control over financial reporting;

•	the significant time commitment required to onboard and educate a new audit firm that could distract management’s focus on financial reporting and internal control;

•

the appropriateness of PwC’s fees, relative to the company’s financial statement risk and the size and complexity of its business and related internal control environment, and compared to fees incurred by peer companies;

•	an assessment of PwC’s identification of its known significant legal risks and proceedings that may impair PwC’s ability to perform the audit; and

•	external information on audit quality and performance, including recent PCAOB reports on PwC and its peer firms.

The audit committee has concluded that PwC is independent from the company and its management, and has retained PwC as the company’s independent auditor for 2017. The audit committee and the board believe that the continued retention of PwC is in the best interests of the company and its shareholders and have recommended that shareholders ratify the appointment of PwC as the company’s independent auditor for 2017.

In addition, in reliance on the reviews and discussions referred to above, the Exelon audit committee recommended to the Exelon board of directors (and the Exelon board of directors approved) that the audited financial statements be included in Exelon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

February 7, 2017 THE AUDIT COMMITTEE
Anthony K. Anderson, Chair Ann C. Berzin Paul L. Joskow	Richard W. Mies Stephen D. Steinour

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE

The compensation and leadership development committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The charter is reviewed annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback. The compensation and leadership development committee charter was last amended on January 26, 2016, and is available on the Exelon website at www.exeloncorp.com on the Governance page under the Investors tab, and is available in print to any shareholder who requests a copy from Exelon’s corporate secretary as described on page 89 of this proxy statement.

The compensation and leadership development committee met five times in 2016 and met informally or acted by unanimous written consent at other times. The committee’s principal duties, as discussed in its charter, include:

•	Ensuring that executive compensation levels and targets are aligned with, and designed to achieve, Exelon’s strategic and operating objectives;

•

Reviewing recommendations from management and outside consultants and approving or recommending approval of matters of executive compensation for officers of Exelon and its subsidiaries, including base salary, incentive awards, equity grants, perquisites, and other forms of compensation; and

•	Reviewing and making recommendations to the board on leadership development, succession planning (other than the chief executive officer and president) and diversity.

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Corporate Governance at Exelon

Executive officers are involved in evaluation of the performance and development of initial recommendations with respect to compensation adjustments; however, the compensation and leadership development committee (and the independent directors with respect to the compensation of the CEO) makes the final determinations with respect to compensation programs and adjustments. The chairman and the CEO are considered invited guests and are welcome to attend the meetings of the compensation and leadership development committee, except when the committee meets in executive session to discuss, for example, the CEO’s compensation. The chairman and the CEO cannot call meetings of the compensation and leadership development committee.

Management, including the executive officers, makes recommendations as to goals for the incentive compensation programs that are aligned with Exelon’s business plan. The compensation and leadership development committee reviews the recommendations and establishes the final goals. The committee strives to ensure that the goals are consistent with the overall strategic goals set by the board of directors (including the individual goals of subsidiaries, as appropriate), that they are sufficiently difficult to meaningfully incent management performance, and, if the targets are met, that the payouts will be consistent with the design for the overall compensation program. Executive officers take an active role in evaluating the performance of the executives who report to them, directly or indirectly, and in recommending the amount of compensation their subordinate executives receive. Executive officers review peer group compensation data for each of their subordinates in conjunction with their annual performance reviews to formulate a recommendation for base salary and whether to apply an individual performance multiplier to the subordinate executive’s incentive payouts, and if so, the amount of the multiplier.

The CEO reviews all of the recommendations of the executive officers before they are presented to the compensation and leadership development committee. The human resources function provides to the compensation and leadership development committee and the independent directors data showing the history of the compensation of the CEO and data that analyzes the cost of a range of several alternatives for changes to the compensation of the CEO, but the executive officers and the CEO do not make any recommendation to the compensation and leadership development committee or the independent directors with respect to the compensation of the CEO.

The compensation and leadership development committee has delegated to the CEO the authority to make off-cycle equity awards to employees who are not subject to the limitations of Internal Revenue Code (Code) Section 162(m), are not executive officers for purposes of reporting under Section 16 of the Securities Exchange Act of 1934, and are not executive vice presidents or higher officers of Exelon, provided that such authority is limited to making grants of up to 600,000 shares in the aggregate, and 20,000 shares per recipient in any year. The compensation and leadership development committee reviews and ratifies these grants.

During fiscal 2016 and as of the date of this proxy statement, none of the members of the compensation and leadership development committee was or is an officer or employee of the company, and no executive officer of the company served or serves on any compensation committee or board of any company that employed or employs any members of the company’s compensation and leadership development committee or board of directors.

Compensation Consultant

Pursuant to the compensation and leadership development committee’s charter, the committee is authorized to retain and terminate, without board or management approval, the services of an independent compensation consultant to provide advice and assistance, as the committee deems appropriate. The committee has the sole authority to approve the consultant’s fees and other retention terms, and reviews the independence of the consultant and any other services that the consultant or the consultant’s firm may provide to the company. The chair of the compensation and leadership development committee reviews, negotiates and executes an engagement letter with the compensation consultant. The compensation consultant directly reports to the committee.

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Corporate Governance at Exelon

The compensation and leadership development committee engaged Semler Brossy Consulting Group, LLC as its consultant through October 2016. In the summer and fall of 2016, the committee reviewed this relationship and determined to engage Meridian Compensation Partners, LLC as its consultant after conducting a request for proposal process involving seven compensation consulting firms. The committee determined that Meridian offered a strong and responsive team and would provide reliable and cost-competitive advice through experience, research and benchmarking. In reviewing the engagement in October 2016, the committee considered the following factors in determining that Meridian is an independent consultant and does not have any conflicts of interest:

•	Meridian performs no other services for the company or its affiliates and received no other fees from the company;

•	the firm has formal written policies designed to prevent conflicts of interest; and

•	there were no relationships of the firm and its consultants and Exelon and its officers, directors or affiliates.

As part of its ongoing services to the compensation and leadership development committee, the compensation consultant supports the committee in executing its duties and responsibilities with respect to Exelon’s executive compensation programs by providing information regarding market trends and competitive compensation programs and strategies. In supporting the committee, the compensation consultant does the following:

•	Prepares market data for each senior executive position, including evaluating Exelon’s compensation strategy and reviewing and confirming the peer group used to prepare the market data;

•	Provides the committee with an independent assessment of management recommendations for changes in the compensation structure;

•	Works with management to ensure that the company’s executive compensation programs are designed and administered consistent with the committee’s requirements; and

•	Provides ad hoc support to the committee, including discussing executive compensation and related corporate governance trends.

Exelon’s human resources staff and senior management use the data provided by the compensation consultant to prepare documents for use by the compensation and leadership development committee in preparing their recommendations to the full board of directors or, in the case of the CEO, the independent directors, on compensation for the senior executives. In addition to its general responsibilities, the compensation consultant attends the compensation and leadership development committee’s meetings, if requested. The committee, or Exelon’s management on behalf of the committee, may also ask the compensation consultant to perform other executive and non-executive compensation-related projects. The committee has established a process for determining whether any significant additional services will be needed and whether a separate engagement for such services is necessary.

The committee has a formal compensation consultant independence policy that codifies its past practices. The compensation consultant independence policy is available on the Exelon website at www.exeloncorp.com, on the Governance page under the Investors tab. The purpose of the policy is to ensure that the advisers or consultants retained by the committee are independent of the company and its management, as determined by the committee using its reasonable business judgment. The committee considers all facts and circumstances it deems relevant, such as the nature of any relationship between a compensation consultant, the compensation consultant’s firm, and the company and the nature of any services provided by the compensation consultant’s firm to the company that are unrelated to the compensation consultant’s work for the committee. Under the policy, a compensation consultant shall not be considered independent if the compensation consultant or the compensation consultant’s firm receives more than 1% of its annual gross revenues for services provided to the company. Under the policy, the compensation consultant reports directly to the chair of the compensation and leadership development committee, and the committee approves the aggregate amount of fees to be paid to the compensation

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consultant or the compensation consultant’s firm. The policy requires that the compensation consultant and any associates providing services to the compensation and leadership development committee have no direct involvement with any other aspects of the compensation consultant’s firm’s relationship with Exelon (other than any director compensation services that may be performed for the corporate governance committee), and that no element of the compensation consultant’s compensation may be based on any consideration of the revenues for other services that the firm may provide to Exelon. For 2016, no fees were paid to Semler Brossy or Meridian for additional services beyond their work as consultants to the compensation and leadership development committee or, in the case of Semler Brossy, their work in preparing a director compensation study for the corporate governance committee.

CORPORATE GOVERNANCE COMMITTEE

The corporate governance committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The charter is reviewed annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback. The corporate governance committee charter was last amended on January 26, 2016, and is available on the Exelon website at www.exeloncorp.com on the Governance page under the Investors tab, and is available in print to any shareholder who requests a copy from Exelon’s corporate secretary as described on page 89 of this proxy statement.

The corporate governance committee met five times in 2016. In addition to its other duties described elsewhere in this proxy statement, the corporate governance committee’s principal duties, as discussed in its charter, include:

•	Reviewing and making recommendations on corporate, board and committee structure, organization, committee membership, functions, compensation and effectiveness;

•	Monitoring corporate governance trends and making recommendations to the board regarding the Corporate Governance Principles;

•	Identifying potential director candidates and coordinating the nominating process for directors;

•	Coordinating the board’s role in establishing performance criteria for the CEO and evaluating the performance of the CEO;

•	Monitoring CEO succession planning;

•	Overseeing Exelon’s strategies and efforts to protect and improve the environment, including climate change and sustainability policies;

•	Approving or amending delegations of authority for Exelon and its subsidiaries; and

•	Overseeing Exelon’s efforts to promote diversity among its contractors and suppliers.

The committee may act on behalf of the full board when the board is not in session. The committee utilizes an independent compensation consultant to assist it in evaluating directors’ compensation, and for this purpose it periodically asks the consultant to prepare a study of the compensation of the company’s directors compared to the directors of companies in the same peer group used for executive compensation. This study is used as the basis for the corporate governance committee’s recommendations to the full board with respect to director compensation. The corporate governance committee may utilize other consultants, such as specialized search firms to identify candidates for director.

As part of the corporate governance committee’s role in monitoring and oversight of CEO succession planning, the committee developed an emergency CEO succession plan, which is reviewed by the committee and the full board annually. In addition, CEO succession is a topic on the agenda for meetings of the full board at least twice each year. In these discussions, the board reviews the qualifications of several potential internal succession candidates and considers their development opportunities.

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Corporate Governance at Exelon

FINANCE AND RISK COMMITTEE

Effective February 1, 2016, the finance and risk committee includes all members of the board of directors. The committee is governed by a board-approved charter stating its responsibilities. The charter is reviewed annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback. The finance and risk committee charter was last amended on January 26, 2016, and is available on the Exelon website at www.exeloncorp.com on the Governance page under the Investors tab, and is available in print to any shareholder who requests a copy from Exelon’s corporate secretary as described on page 89 of this proxy statement.

The finance and risk committee met five times in 2016. The finance and risk committee’s principal duties, as discussed in its current charter, include:

•	Overseeing the company’s risk management functions;

•	Overseeing matters relating to the financial condition and risk exposures by Exelon;

•	Monitoring the financial condition, capital structure, financing plans and programs, dividend policy, treasury policies and liquidity and related financial risk at Exelon and its major subsidiaries;

•	Overseeing or appraising of the capital management and planning process, including capital investments, acquisitions and divestitures;

•	Overseeing the company-wide risk management strategy, policies, procedures, and mitigation efforts, including insurance programs;

•	Overseeing the strategy and performance of risk management policies relating to risks associated with marketing and trading of energy and energy-related products; and

•	Reviewing and approving risk policies relating to power marketing, hedging and the use of derivatives.

GENERATION OVERSIGHT COMMITTEE

The generation oversight committee met four times in 2016.

The generation oversight committee’s principal duties, as discussed in its charter, include:

•

Advising and assisting the full board in fulfilling its responsibilities to oversee the safe and reliable operation of all generating facilities owned or operated by Exelon or its subsidiaries, including those in which Exelon has significant equity or operational interests;

•	Overseeing the management and operation of the company’s generating facilities and the overall organizational effectiveness (both corporate and stations) of the generation operations;

•	Overseeing the establishment of and compliance with policies and procedures to manage and mitigate risks associated with the security and integrity of Exelon Generation’s assets; and

•	Reviewing environmental, health and safety issues related to the company’s generating facilities.

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INVESTMENT OVERSIGHT COMMITTEE

The investment oversight committee is responsible for general oversight of Exelon’s investment management functions. The committee serves as a resource and advisory panel for Exelon’s management-level investment management team and reports to the board.

The investment oversight committee met three times in 2016.

The investment oversight committee’s principal duties, as discussed in its charter, include:

•

Overseeing the management and investment of the assets held in trusts established or maintained by the company or any subsidiary for the purpose of funding the expense of decommissioning nuclear facilities;

•	Monitoring the performance of the nuclear decommissioning trusts and the trustees, investment managers and other advisors and service providers for the trusts;

•

Overseeing the evaluation, selection and retention of investment advisory and management, consulting, accounting, financial, clerical or other services with respect to the nuclear decommissioning trusts;

•	Overseeing the evaluation, selection and appointment of trustees and other fiduciaries for the nuclear decommissioning trusts;

•	Overseeing the administration of the nuclear decommissioning trusts; and

•	Monitoring and receiving periodic reports concerning the investment performance of the trusts under the pension and post-retirement welfare plans and the investment options under the savings plans.

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Compensation of Non-Employee Directors

COMPENSATION OF NON-EMPLOYEE DIRECTORS

For their service as directors of the corporation in 2016, Exelon’s non-employee directors received the compensation shown in the following table and explained in the accompanying notes. Mr. Crane, not shown in the table, received no additional compensation for his service as a member of the board of directors or its committees.

	Fees Earned or Paid in Cash		Stock Awards (see description below)	All Other Compensation (Note 1)	Total
	Annual Board & Committee Retainers	Board & Committee Meeting Fees
Anderson	$132,867	$36,000	$118,709	$—	$287,576
Berzin	101,630	28,000	118,709	15,000	263,339
Canning [2]	28,929	20,000	32,143	515,000	596,072
de Balmann	111,287	34,000	118,709	15,000	278,996
DeBenedictis	109,946	32,000	118,709	15,000	275,655
Gioia [3]	102,707	22,000	110,193	3,200	238,100
Jojo	98,709	24,000	118,709	12,500	253,918
Joskow	101,630	32,000	118,709	—	252,339
Lawless [4]	112,830	30,000	118,709	—	261,539
Mies	132,867	36,000	118,709	15,000	302,576
Rogers	108,709	26,000	118,709	—	253,418
Shattuck	409,946	23,000	118,709	15,000	566,655
Steinour	115,788	22,000	118,709	15,000	271,497
Total All Directors	1,667,845	365,000	1,448,135	620,700	4,101,680

(1)

Values in this column represent gifts made by the company or the Exelon Foundation as the matching portion of the director’s contributions to qualified non-for-profit organizations pursuant to Exelon’s matching gift plan described below in Other Compensation. For Mr. Canning, the amount includes charitable contributions made by Exelon following his retirement in honor of his service to the company and its shareholders.

(2)	Mr. Canning retired from the board effective April 26, 2016. All retainers were prorated through that date.
(3)	Ms. Gioia was appointed to the board effective February 1, 2016. All retainers were prorated from that date.
(4)

In addition to the amounts shown in the table, Mr. Lawless, who also served as a director of the Exelon Foundation during 2016, received $4,000 from the Foundation for attending meetings of the Foundation’s board. Exelon contributes to the Foundation to pay for the Foundation’s operating expenses.

Compensation Philosophy

The Exelon board has a policy of targeting director compensation to the median board compensation of the same peer group of companies used to benchmark executive compensation. In July 2016, the board adjusted director compensation effective August 1, 2016, based on the advice of the compensation consultant and other analysis by Exelon’s Office of Corporate Governance. The changes were designed to place greater reliance on compensation in the form of stock awards and increase total director compensation closer to the median target. The approved changes resulted in the elimination of fees for attendance at board and committee meetings and attendance at the annual meeting and an increase in the component of director compensation paid as stock awards. Adjustments were also made to retainers paid for some committee chairs and committee membership.

34	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Compensation of Non-Employee Directors

Fees Earned or Paid in Cash

Based upon advice of the compensation consultant and other analysis by Exelon’s Office of Corporate Governance, the corporate governance committee recommended, and the board of directors approved, changes to non-employee director compensation effective August 1, 2016. Prior to that date, the cash compensation for non-employee directors was as follows.

All directors received an annual retainer of $80,000 paid in cash. The non-executive chairman of the board received an annual retainer at the rate of $300,000 per year in addition to board and selected committee meeting fees. Committee chairs received an additional $10,000 retainer per year. In recognition of the additional time commitment and responsibility, members of the audit committee and generation oversight committee, including the committee chairs, received an additional $5,000 per year for their participation on these committees, and the chairs of these committees received a $20,000 annual retainer.

Directors received $2,000 for each meeting of the board that they attended, whether in person or by means of teleconferencing or video conferencing equipment. Directors serving on board committees received $2,000 for each meeting they attended; directors serving on the generation oversight committee received $3,000 for each meeting of that committee they attended due to the additional travel that is required and the length of those meetings. Directors also received a $2,000 meeting fee for attending the annual shareholders meeting and the annual strategy retreat.

Effective August 1, 2016, the following changes were made to cash compensation for non-employee directors:

•	The chairs of the corporate governance and investment oversight committees receive a $10,000 annual retainer.

•	The chairs of all other standing committees receive a $20,000 annual retainer.

•	Each member of the generation oversight committee, including the chair, receives a $20,000 retainer.

•	Meeting fees are no longer paid.

Each director continues to receive an annual retainer of $80,000 paid in cash. The non-executive chairman of the board continues to receive an annual retainer at the rate of $300,000 per year. Fees paid to non-employee directors in 2016 were prorated to account for the changes made effective August 1, 2016.

Stock Awards

Rather than paying directors entirely in cash, Exelon pays a significant portion of director compensation in the form of deferred stock units in order to align the interests of directors with the interests of shareholders. Prior to August 1, 2016, directors received deferred stock units worth $100,000 per year, payable quarterly in arrears. Effective August 1, 2016, based upon advice of the compensation consultant and analysis by the Office of Corporate Governance, the corporate governance committee recommended, and the board of directors approved, an increase in the annual deferred stock unit compensation to $145,000 per year. Deferred stock units are granted and credited to a notional account maintained on the books of the corporation at the end of each calendar quarter based upon the closing price of Exelon common stock on the day the quarterly dividend is paid. Deferred stock units earn the same dividends available to all holders of Exelon common stock, which are reinvested in the account as additional stock units. The deferred stock units are not paid out to the directors until they retire from the board, leaving these amounts at risk during the director’s entire tenure on the board.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	35

Compensation of Non-Employee Directors

As of December 31, 2016, the directors held the following amounts of deferred Exelon common stock units.

Total Deferred Stock Units (1)
Anthony K. Anderson	13,624
Ann C. Berzin	43,703
John A. Canning	24,907
Yves C. de Balmann	53,973
Nicholas DeBenedictis	35,794
Nancy L. Gioia	3,243
Linda P. Jojo	4,762
Paul L. Joskow	29,085
Robert J. Lawless	58,052
Richard W. Mies	26,147
John W. Rogers, Jr	50,793
Mayo A. Shattuck III	13,344
Stephen D. Steinour	29,454
Total All Directors	386,881

(1)

Total deferred stock units includes deferred stock units from the current Exelon deferred stock unit plan and stock units deferred from the equivalent plans for Unicom Corporation and Constellation Energy Group, Inc. for Exelon directors who previously served as directors of those predecessor companies.

Deferred Compensation

Directors may elect to defer any portion of their cash compensation described above in a non-qualified multi-fund deferred compensation plan. Each director has an unfunded account where the dollar balance can be invested in one or more of several mutual funds, including one fund composed entirely of Exelon common stock. Fund balances (including those amounts invested in the Exelon common stock fund) will be settled in cash and may be distributed in a lump sum or in annual installment payments upon a director’s reaching age 65, age 72 or upon retirement from the board. These funds are identical to those that are available to company employees who participate in the Exelon Employee Savings Plan.

Other Compensation

Exelon has a board expense reimbursement policy under which directors are reimbursed for reasonable travel to and from their primary or secondary residence and lodging expenses incurred when attending board and committee meetings or other events on behalf of Exelon (including director’s orientation or continuing education programs, facility visits or other business related activities for the benefit of Exelon). Under the policy, Exelon will arrange for its corporate aircraft to transport groups of directors, or when necessary, individual directors, to meetings in order to maximize the time available for meetings and discussion. Directors may bring their spouses or guests on Exelon’s corporate aircraft when they are invited to an Exelon event, and the value of this travel, calculated according to IRS regulations, is imputed to the director as additional taxable income.

36	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Compensation of Non-Employee Directors

Exelon pays the cost of a director’s spouse’s travel, meals, lodging and related activities when the spouses are invited to attend company or industry related events where it is customary and expected that directors attend with their spouses. The cost of such travel, meals and other activities is imputed to the director as additional taxable income. However, in most cases there is no direct incremental cost to Exelon of providing transportation and lodging for a director’s spouse when he or she accompanies the director, and the only additional costs to Exelon are those for meals and activities and to reimburse the director for the taxes on the imputed income. In 2016, Exelon incurred $1,667 of incremental costs to provide these perquisites and the aggregate amount paid to all directors as a group (13 directors) for reimbursement of taxes on imputed income was $2,070.

Exelon and the Exelon Foundation have a matching gift program available to directors, officers and employees that matches their contributions to eligible not-for-profit organizations up to $15,000 per year for directors; $10,000 per year for executives and up to $5,000 per year for other employees.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	37

Ownership of Exelon Stock

STOCK OWNERSHIP REQUIREMENTS FOR DIRECTORS AND OFFICERS

Under Exelon’s Corporate Governance Principles, all directors are required to own, within five years after election to the board, at least 15,000 shares of Exelon common stock or deferred stock units or shares accrued in the Exelon common stock fund of the directors’ deferred compensation plan. The board amended the corporate governance principles in July 2013 to increase the ownership requirement from 5,000 shares to 15,000 shares. The corporate governance committee utilized an independent compensation consultant who determined that, compared to its peer group, Exelon’s ownership requirement is reasonable.

To strengthen the alignment of executives’ interests with those of shareholders, the compensation and leadership development committee establishes stock ownership requirements for officers of the company. Officers, other than the CEO, are required to own, within the later of five years after their employment or September 30, 2012, stock having a market value (based on the 60-day average stock price as of September 30, 2012) equal to or greater than multiples of their base salary or fixed numbers of shares as shown in the table below. The CEO is required to own six times his base salary. The compensation and leadership development committee has determined that stock options are not considered for purposes of satisfying this requirement. Unvested restricted shares, restricted stock units, and shares held in the Exelon Stock Deferral Plan will count toward the stock ownership requirement, as will certificates and dividend reinvestment plans; shares held in 401(k) Employee Savings Plans; shares held by spouses or children; broker accounts held in street name; and IRAs and trust accounts in which the executive is a beneficiary. These guidelines may be equitably adjusted in the case of promotions in the discretion of the Senior Vice President and Chief Human Resources Officer.

Officer	Number of Exelon Shares
Chief Executive Officer	6 x annual salary divided by 60-day average share price
Exelon executive vice presidents and above	3 x annual salary divided by 60-day average share price
Presidents of subsidiary companies	2 x annual salary divided by 60-day average share price
Senior vice presidents	The lesser of 17,500 shares or 2 x annual salary divided by 60-day average share price
Vice presidents and other executives	The lesser of 6,500 shares or 1 x annual salary divided by 60-day average share price

The following table shows the status of each currently-employed NEO against the new ownership targets as of January 31, 2017.

Name	Stock Ownership Target (Shares) [A]	Total Shares and Share Equivalents Held as of January 31, 2017 [B]	Stock Ownership Percentage [B]/[A]
Crane	188,062	531,141	282%
Thayer	53,148	169,994	320%
Von Hoene	57,236	190,054	332%
Cornew	57,236	146,316	256%
O’Brien	59,280	165,520	279%

38	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Ownership of Exelon Stock

BENEFICIAL OWNERSHIP TABLE

The following table shows the ownership of Exelon common stock as of January 31, 2017 by each director, each named executive officer in the Summary Compensation Table, and for all directors and executive officers as a group.

	[A]	[B]	[C]	[D]=[A]+[B]+[C]	[E]	[F]=[D]+[E]
Directors (Note 3)	Beneficially Owned Shares	Shares Held in Company Plans (Note 1)	Vested Stock Options and Options that Vest Within 60 days	Total Shares Held	Share Equivalents to be Settled in Cash (Note 2)	Total Share Interest
Anthony K. Anderson [4]	—	13,624	—	13,624	—	13,624
Ann C. Berzin	—	43,703	—	43,703	17,397	61,100
Yves, C. de Balmann	1,910	53,973	—	55,883	—	55,883
Nicholas DeBenedictis	10,000	35,794	—	45,794	—	45,794
Nancy L. Gioia [4]	—	3,243	—	3,243	—	3,243
Linda P. Jojo [4]	—	4,762	—	4,762	—	4,762
Paul L. Joskow	2,000	29,085	—	31,085	6,491	37,576
Robert J. Lawless	3,273	58,052	—	61,325	16,313	77,638
Richard W. Mies	—	26,147	—	26,147	—	26,147
John W. Rogers, Jr.	11,374	50,792	—	62,166	14,795	76,961
Mayo A. Shattuck III	379,692	13,344	2,228,958	2,621,994	—	2,621,994
Stephen D. Steinour	4,045	29,454	—	33,499	35,725	69,224
Christopher M. Crane	313,701	211,233	509,000	1,033,934	6,207	1,040,141
Jonathan W. Thayer	83,256	86,738	650,366	820,360	—	820,360
Kenneth W. Cornew	53,363	91,299	135,200	279,862	1,654	281,516
William A. Von Hoene, Jr.	109,688	77,135	232,200	419,023	3,231	422,254
Denis P. O’Brien	98,648	60,910	230,700	390,258	5,962	396,220
Total
Directors & Executive Officers as a group (23 people) See Note 3	1,314,370	1,023,455	4,196,324	6,534,148	107,775	6,641,923

(1)	The shares listed under Shares Held in Company Plans, Column [B], include directors’ deferred stock units, officers’ restricted stock units and deferred shares held in the Stock Deferral Plan.
(2)

The shares listed above under Share Equivalents to be Settled in Cash, Column [E], include phantom shares held in a non-qualified deferred compensation plan which will be settled in cash on a 1 for 1 basis upon retirement or termination.

(3)

Beneficial ownership, shown in Column [A], of directors and executive officers as a group represents less than 1% of the outstanding shares of Exelon common stock. Total includes share holdings from all directors and NEOs as well as those executive officers listed in Item 1, Executive Officers of the Registrants in Exelon’s 2016 Annual Report on Form 10-K filed on February 13, 2017 who are not NEOs for purposes of compensation disclosure.

(4)	Mr. Anderson was appointed to the board effective February 1, 2013; Ms. Jojo was appointed to the board effective September 1, 2015. Ms. Gioia was appointed to the board effective February 1, 2016.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	39

Ownership of Exelon Stock

OTHER SIGNIFICANT OWNERS OF EXELON STOCK

Shown in the table below are those owners who are known to Exelon to hold more than 5% of the outstanding common stock. This information is based on the most recent Schedule 13Gs filed with the SEC by BlackRock, Inc. on January 24, 2017, The Vanguard Group on February 9, 2017, State Street Corporation on February 6, 2017, and FMR LLC on February 14, 2017.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10055	73,653,441	8.0%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	61,839,937	6.70%
State Street Corporation (3) State Street Financial Center One Lincoln Street Boston, MA 02111	55,931,776	6.06%
FMR LLC (4) 245 Summer Street Boston, MA 02210	46,634,135	5.057%

(1)	BlackRock, Inc. disclosed in its Schedule 13G/A that it has sole power to vote or to direct the vote of 64,831,600 shares and sole power to dispose or direct the disposition of 73,653,441 shares.
(2)

The Vanguard Group disclosed in its Schedule 13G/A that it has sole power to vote or direct the vote of 1,445,471 shares, shared voting power over 192,662 shares, sole power to dispose or direct the disposition of 60,206,148 shares, and shared dispositive power over 1,633,789 shares.

(3)	State Street Corporation disclosed in its Schedule 13G that it has shared voting power over 46,405,358 shares and shared dispositive power over 55,931,776 shares.
(4)	FMR LLC disclosed in its Schedule 13G/A that it has sole power to vote or direct the vote of 5,395,152 shares and sole power to dispose or direct the disposal of 46,634,135 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon signed affirmations received from directors and officers, as well as administrative review of company plans and accounts administered by private brokers on behalf of directors and officers which have been disclosed to Exelon by the individual directors and officers, Exelon believes that its directors and officers made all required Section 16 filings on a timely basis during 2016.

40	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Exelon’s Independent Auditor for 2017

PROPOSAL 2: THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS EXELON’S INDEPENDENT AUDITOR FOR 2017

The audit committee and the board of directors have concluded that retaining PricewaterhouseCoopers LLP (PwC) is in the best interests of the company and its shareholders based on consideration of the factors set forth in the Report of the Audit Committee on pages 26-28 of this proxy statement. Representatives of PwC will attend the annual meeting to answer appropriate questions, and may make a statement if they desire.

The Exelon audit committee policy for pre-approval of audit and non-audit services to be performed by the independent auditor is available on the Exelon website at www.exeloncorp.com on the corporate governance page under the Investors tab. Under this policy the audit committee pre-approves all audit and non-audit services to be provided by the independent auditor, taking into account the nature, scope and projected fees of each service as well any potential implications for auditor independence. The policy specifically sets forth services the independent auditor is prohibited from performing by applicable law or regulation. Further, the audit committee may determine to prohibit other services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent auditor. Predictable and recurring audit and permitted non-audit services are considered for pre-approval by the audit committee on an annual basis. For any services not covered by these initial pre-approvals, the audit committee has delegated authority to the committee’s chair to pre-approve any audit or permitted non-audit service with fees in amounts less than $500,000. Services with fees exceeding $500,000 require full committee pre-approval. The audit committee receives quarterly reports on the actual services provided by and fees incurred with the independent auditor. None of the services provided by the independent auditor was provided pursuant to the de minimis exception to the pre-approval requirements contained in the SEC’s rules.

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Exelon’s annual financial statements for the years ended December 31, 2016 and 2015, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

	Year Ended December 31,
(in thousands)	2016	2015
Audit fees (a)	$24,986	$18,287
Audit related fees (b)	3,656	2,392
Tax fees (c)	1,943	1,250
All other fees (d)	836	160

(a)

Audit fees include financial statement audits and reviews under statutory or regulatory requirements and services that generally only the auditor reasonably can provide, including issuance of comfort letters and consents for debt and equity issuances and other attest services required by statute or regulation.

(b)

Audit related fees consist of assurance and related services that are traditionally performed by the auditor such as accounting assistance and due diligence in connection with proposed acquisitions or sales, consultations concerning financial accounting and reporting standards and audits of stand-alone financial statements or other assurance services not required by statute or regulation.

(c)

Tax fees consist of tax compliance, tax planning and tax advice and consulting services, including assistance and representation in connection with tax audits and appeals, tax advice related to proposed acquisitions or sales, employee benefit plans and requests for rulings or technical advice from taxing authorities.

(d)	All other fees primarily reflect accounting research software license costs.

The board of directors unanimously recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Auditor for 2017.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	41

Advisory Vote on Executive Compensation

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing shareholders with an annual advisory vote on the compensation paid to the company’s named executive officers, as disclosed in this proxy statement, in accordance with the compensation disclosure rules of the SEC. Accordingly, you may vote on the following resolution at the 2017 annual meeting:

RESOLVED, that the company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s proxy statement for the 2017 Annual Meeting of Shareholders pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.

The board of directors recommends a vote FOR this proposal for the following reasons:

•	A majority of compensation is performance-based and contingent on achieving financial and operational results that align the interests of executives with those of the company’s shareholders.

•	In 2016 Exelon had strong financial and operational performance as well as total shareholder return (TSR) performance of 32.8%; and

•

The company achieved success on key strategic initiatives, including the Pepco Holdings Inc. (PHI) acquisition and the passage of the New York clean energy regulation and the Illinois Future Energy Jobs bill.

•	The compensation framework is consistent with best practices that drive outstanding company performance and long-term shareholder value.

•	The company’s compensation framework provides market-aligned pay opportunities that foster the attraction, motivation and retention of key talent.

•

The compensation committee and the board valued the extensive shareholder feedback we heard in the summer and fall of 2016 and have implemented significant changes to our incentive plans to strengthen the connection between pay and performance.

While this advisory proposal, commonly referred to as “say-on-pay,” is not binding, the board of directors and the compensation and leadership development committee will review and consider the voting results when annually evaluating our executive compensation program.

The board of directors unanimously recommends a vote “FOR” approval of the compensation paid to the company’s named executives, as disclosed in this proxy statement.

42	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Report of the Compensation and Leadership Development Committee

“Exelon’s executive compensation framework is designed to pay for performance and align the interests of our executives with those of our shareholders and other key stakeholders.”

The Compensation & Leadership Development Committee

The compensation & leadership development committee (the compensation committee) is accountable for ensuring that the decisions we make about executive compensation are in the best long-term interests of shareholders. We accomplish this objective by having robust executive compensation principles and incorporating feedback from our shareholders. In 2016, we were disappointed with the say-on-pay vote outcome. The compensation committee took action by soliciting feedback from shareholders and redesigning the incentive plans to address shareholders’ concerns and to better align the programs with the company’s strategy. A full discussion of these changes is included within the section “2016 Say-on-Pay Vote Outcome and Shareholder Engagement.”

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in the 2017 Proxy Statement.

The compensation committee is composed solely of independent directors. Effective April 26, 2016, Yves C. de Balmann replaced John A. Canning Jr. as the Chair.

March 6, 2017

THE COMPENSATION & LEADERSHIP DEVELOPMENT COMMITTEE

Yves C. de Balmann, Chair

Robert J. Lawless

Linda P. Jojo

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	43

Compensation Discussion & Analysis

Key Take-Aways for 2016

We took considerable actions this year on our executive compensation program in response to the failed 2016 say-on-pay vote. These actions were in direct response to shareholder feedback received in meetings and calls conducted by the chair of the compensation committee and management beginning in June 2016.

In the pages that follow we detail our process, evaluation, and changes made. However, for a quick understanding, we have summarized below the performance of your company, the feedback we collected, and the actions we took to strengthen the alignment of pay and performance.

Strong Company Performance

•	Beat adjusted (non-GAAP) operating EPS target for the Annual incentive program by 14 cents

•	Adjusted (non-GAAP) operating EPS growth in 2016 ($2.68) vs 2015 ($2.49) was 8%

•	EXC one-year TSR (32.8%) outperformed the UTY by 15.4 percentage points and the S&P 500 by 20.9 percentage points

•	Grew company enterprise value by $14.4 billion through M&A including PHI, ConEd Solutions, and the James A. FitzPatrick Nuclear Power Plant (pending)

•	NY and IL clean energy regulations and legislation

•	In 2016, through growth and acquisition achieved Fortune 100 status (only utility company)

•	All time best nuclear operating performance; best in class

•	Best on record or best in class utility operating performance

Rapid Response to Failed 2016 Say-on-Pay Vote

•	Reached out to shareholders holding approximately 50% of our shares

•	Immediately addressed the major shareholder concerns by modifying the Annual and Long-Term incentive programs

•	Changes included:

•	Moved PShares goal measurement period from annual to 3-year

•	Changed PShare goals to align better with Exelon’s value proposition and strategic initiatives

•	Removed individual performance multipliers from all incentive programs

•	Strengthened the TSR modifier

•	Capped incentive payouts if one-year absolute TSR is negative

•	Moved operational metrics to Annual incentive program

•	Removed all legacy change in control tax gross-ups

44	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Compensation Discussion & Analysis

CEO Pay for Performance Alignment

•	The board reduced the 2016 Annual incentive program payout from 143% to 100%, in part, to address shareholder concerns that the previous year’s AIP payout was too high relative to TSR performance

•	The board froze 2017 target pay at 2016 levels

Goal Rigor

•	2016 adjusted (non-GAAP) operating EPS target was set 5 cents above 2015 actual performance

•

2017 adjusted (non-GAAP) operating EPS target has been set at a meaningful level above the 2016 actual results (which included the impact of approximately 10 cents of favorable load, primarily driven by weather) and reflects significant stretch compared to internal budgeting and Wall Street guidance

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	45

Compensation Discussion & Analysis

Introduction to Exelon’s Executive Compensation Program

The goal of our executive compensation program is to retain and reward leaders who create long-term value for our shareholders by delivering on objectives that support the company’s long-term strategic plan. The executive compensation program is constructed to attract, motivate and retain the high quality leaders that are necessary to manage a company of Exelon’s size and complexity.

In designing the company’s executive compensation program, the compensation committee strives to align the incentives of our NEOs with the interests of our shareholders by using metrics and challenging goals that tie directly to the company’s strategy. This includes the use of risk-mitigating design features to discourage our executives and employees from taking excessive risks to drive short-term benefits that may not be in the long-term interests of the company and our shareholders. We believe consistent execution of our strategy over multi-year periods will drive long-term value creation.

This Compensation Discussion and Analysis (CD&A) discusses Exelon’s 2016 executive compensation program. The program covers compensation for our Named Executive Officers (NEOs):

Exelon’s Named Executive Officers
Christopher M. Crane President and Chief Executive Officer, Exelon
Jonathan W. Thayer Sr. EVP and Chief Financial Officer, Exelon
William A. Von Hoene, Jr. Sr. EVP and Chief Strategy Officer, Exelon
Kenneth W. Cornew Sr. EVP and Chief Commercial Officer, Exelon; President and Chief Executive Officer, Exelon Generation
Denis P. O’Brien Sr. EVP, Exelon; Chief Executive Officer, Exelon Utilities

46	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Compensation Discussion & Analysis

Section I: Executive Summary

Business and Strategy Overview, Value Proposition and Performance Highlights

Business Overview

Exelon is composed of two primary businesses.

•

Regulated Utilities: We have regulated operations that consist of six regulated utility subsidiaries, and serve approximately 10 million electricity and gas customers, more than any other company in the industry. In March 2016, we closed the $6.8 billion acquisition of PHI, which increased our investment in regulated assets consistent with our long-term strategy.

•

Electric Generation: We also operate a generation business that comprises the largest competitive electric generation businesses in the country and largest competitive retail supply business serving wholesale, commercial, and industrial customers. More than 90% of our power production is carbon free, and we are the best-in-class operator in terms of outage days and operating costs.

Financial Strategy Overview

Exelon’s financial strategy centers on employing our competitive integrated business model to deliver stable growth, sustainable earnings and an attractive dividend.

•	Stable, Visible Growth: We focus our growth capital expenditures toward regulated utility and long-term contracted assets that drive better than peer growth with high level of earnings visibility.

•

Redeploying Cash Flows: We are redeploying the significant free cash flow from our competitive generation business to fund both outsized regulated utility growth and reduce outstanding debt at Exelon Generation.

•	Attractive Dividend: We are committed to providing a robust and growing dividend, including 2.5% annual growth through 2018.

Exelon’s Value Proposition and Strategic Initiatives

The value proposition that we articulate for shareholders provides more granular insight into our long-term goals and the path to achieving them. We focus on five key strategic initiatives that will continue to drive strong operating and financial performance.

2016 Pay for Performance Highlights

Exelon successfully executed its strategy in 2016, which drove strong operational and financial performance and positioned us well for the future. Highlights included:

•	Continued best in class operational performance across our nuclear fleet, and strong operational performance across our fossil and renewable fleets

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	47

Compensation Discussion & Analysis

•

Continued growth at Exelon Utilities driven by increased distribution revenues across our utilities due to higher rates and increased capital investment as well as favorable weather and lower-than-normal storm activity

•	Filed 9 rate cases to lay the foundation for continued strong performance within Exelon Utilities

•	Acquired PHI, ConEdison Solutions’ retail electricity and natural gas business; acquisition of the James A. FitzPatrick nuclear power plant is pending

•

Supported key policy initiatives that will help drive our long-term, sustainable success, including the New York clean energy regulations, the Illinois Future Energy Jobs Act, the White House Equal Pay Pledge and expanding our paid leave policies

The charts below illustrate the strong pay for performance alignment for Exelon’s CEO over the last three years, as his pay reflected in the summary compensation table increased 1.6% while Exelon’s stock price increased 29.57% between January 1, 2014 and December 31, 2016 and its TSR for 2014-2016 increased 45.3%.

Our strong fundamental performance has created value for our shareholders outperforming both the PHLX Utility Sector Index (UTY) and our peer group over the trailing one- and three-year time periods.

48	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Compensation Discussion & Analysis

2016 Say On Pay Vote Outcome and Shareholder Engagement

The committee regularly reviews executive compensation. However, in response to the company’s 2016 advisory vote on executive compensation, which received only 38% support from shareholders, the compensation committee and management undertook an enhanced engagement program to solicit feedback from shareholders. As part of this process, Exelon contacted nearly 50% of our shareholder base and met with shareholders accounting for approximately 45% of Exelon’s shares outstanding.

Mr. Yves de Balmann, the new chairman of the compensation committee as of April 2016, led meetings and calls with shareholders accounting for approximately 45% of Exelon’s shares outstanding. The compensation committee considered the shareholder feedback from these engagement meetings and implemented a number of changes that were responsive to this feedback.

The breadth of the company’s outreach program enabled the compensation committee to speak with and consider feedback from a significant cross-section of Exelon’s shareholder base. Exelon’s engagement team met with governance professionals and portfolio managers from active funds as well as governance professionals from index funds, ranging from shareholders with positions as large as 7.6% of Exelon’s shares outstanding to those who own less than 1%.

The compensation committee took the opportunity to modify the compensation program at its July meeting in order to respond to the say-on-pay vote and implemented shareholder feedback immediately, including retroactively modifying the 2016 program in line with this feedback.

A summary of the shareholder outreach process is set forth below:

A summary of the key feedback that we received from shareholders and our responses to that feedback is outlined in the tables below. The refinements made to the compensation program are broadly designed to:

•	Drive even closer alignment between executive compensation and company performance

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	49

Compensation Discussion & Analysis

•	Further increase the rigor of the targets used within the program

•	Enhance the link between incentive compensation and our value proposition

•	Incorporate the current perspectives of our shareholders into the compensation program

Annual Incentive Program (AIP)

Changes implemented retroactively to awards granted for 2016:

Shareholder Feedback	Response
• 2015 payout was above target when TSR lagged peers	• Future payouts capped at target if negative absolute TSR for 12 months
• Operational metrics are more appropriate for AIP than PShares	• Added operational metrics to AIP with a 30% weighting
• Individual Performance Multiplier (IPM) is discretionary	• Eliminated the IPM component

Long-term Performance Share Award Program (PShares)

Changes to be implemented retroactively where possible and in all future awards:

Shareholder Feedback	Response
• One-year performance periods are too short	• Moving PShare performance periods from annual to 3-year through a phased-in process (reference transition table under “2016 Long-Term Incentive Program”)
• EPS metric overlaps with AIP and operational metrics are more appropriate in AIP than PShares	• Moved EPS and operational metrics from PShares to AIP in 2016; adopted new PShares financial metrics tied to our value proposition for 2017
• IPM is discretionary	• Eliminated the IPM component starting with the 2014-2016 performance periods paid in 2017
• TSR modifier for PShares does not have big enough impact

•    Amended TSR modifier starting with the 2014-2016 performance periods paid in 2017

•   Moved from a stair-step approach to a point-for-point approach

•   Removed limit on TSR modifier

•    Performance compared to the UTY instead of the four-company competitive integrated peer group

•    Future payouts capped at target if negative absolute TSR for the final 12 months of the measurement period

Other Compensation Program Changes Made for 2016 and 2017

Shareholder Feedback	Response
• Legacy excise tax gross-up on “golden parachute” arrangements	• Removed excise tax gross-up provisions for transactions resulting in change in control with no recompense for removal
• Concern that goal-setting process is not rigorous and goals were not challenging	• Further enhanced and clarified goal setting process as described in this CD&A

50	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Compensation Discussion & Analysis

January 2017 CEO Pay Determinations

In order to address shareholder concerns, the compensation committee and board were conservative in making decisions about 2016 payouts and setting 2017 pay targets despite exceptional earnings and TSR performance in 2016. In particular, the AIP award reduction specifically addresses shareholder feedback that last year’s incentive payouts were not aligned with TSR performance as discussed in the section “Total Cash Compensation (Base Salary and Annual Incentive Program).” The table below summarizes these decisions.

2016 AIP Award	Payout reduced from actual performance of 143.08% to 100%. For more information about the compensation committee’s rationale in reducing the 2016 AIP award please see pages 59-60.
2014-2016 PShare Payout	Three-year average performance was 117.68% with a TSR modifier of 0.64% for outperforming the UTY resulting in an overall payout of 118.43%.
2017 CEO Target Pay Setting	The compensation committee determined not to increase CEO pay targets from 2016, targeting total pay at $13 million which approximates the peer group median.

Compensation Program is Directly Linked to Value Drivers

As a result of the modifications that we have made to the compensation program, there will be an even stronger link between our NEOs’ incentives and Exelon’s value proposition.

Strategic Business Objective	Compensation Component or Metric
• Regulated utility growth with utility EPS rising 7-9% and rate base growth of 6.1% annually from 2016-2020	• Adjusted (non-GAAP) Operating EPS — Performance measure for the AIP • Utility Net Income — New metric for PShares granted in 2017 and later

• Strong free cash generation and maintaining a strong balance sheet will support utility growth	• Exelon FFO/Debt — New metric for PShares granted in 2017 and later
• Invest in utilities where we can earn an appropriate return	• Utility Return on Equity — New metric for PShares granted in 2017 and later
• Superior operational performance to support achievement of financial objectives	• Operational Metrics — Outage duration, outage frequency, net fleetwide capacity factor and dispatch match are performance measures for the AIP
• Create sustainable value for shareholders by executing business strategy	• Relative TSR — Modifier for PShares grants

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Compensation Discussion & Analysis

Rigorous Targets and Robust Goal-Setting Process

The compensation committee aims to set targets that are challenging and continue to motivate and retain executives, while also driving short- and long-term success. Operational metrics are typically benchmarked at the top quartile or higher as compared to industry standards and financial metrics targets have historically been based on our internal business plans and external market factors. The compensation committee attempts to select metrics that are tied directly to the company’s current operational and financial strategies and are proven measures of long-term value creation.

Target-Setting for 2017

In 2017, Exelon enhanced its target-setting process to employ a multi-layer analysis that incorporates a blend of objective and subjective business considerations and other analytical methods in order to ensure that the goal-setting process is rigorous. We have also enhanced our disclosure regarding target-setting to better demonstrate for shareholders the rigor of the decision-making process.

Factors considered in this process include:

•	Recent History: Goals should generally reflect a logical progression of results from recent past

•	Relative Performance: Performance against a relevant group of peers

•	Strategic Aspirations: Near- and intermediate-term goals should follow a trend line consistent with long-term aspirations

•	Shareholder Expectations: Goals should be aligned with externally communicated financial guidance and shareholder expectations

•	Sustainable Sharing: Earned awards should reflect a balanced degree of sharing between shareholders and participants

To ensure increased rigor within the goal-setting process for the financial metrics in the PShares, we independently ran statistical simulations to understand the level of difficulty of our payout range. We sensitized across a reasonable range of values for several internal and external variables that are significant drivers of performance. We also examined the level of deviation of performance from plan on a historical basis.

Example: 2017 EPS Target

As an example of the compensation committee’s focus on setting rigorous targets, the compensation committee decided to set the adjusted (non-GAAP) operating EPS AIP target for 2017 at a level higher than our actual performance in 2016 and above both our 2017 internal plan and the midpoint of our 2017 external financial guidance.

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Compensation Discussion & Analysis

Section II: Key Drivers of Compensation Program

Guiding Principles

The following principles help guide and inform the compensation committee in delivering highly effective executive compensation programs that drive performance, mitigate risk, and foster the attraction, motivation and retention of top leadership talent to enable the company to execute against its strategic business plan and ultimately deliver long-term shareholder value.

We Manage for the Long-term The board manages for the long-term and makes pay decisions that are in the best long-term interests of the company and shareholders.

Strong Compensation Framework

Our compensation framework is market-based and drives pay for performance and alignment with shareholders by having a majority of NEO pay at risk in the form of annual incentives and long-term stock awards.

Extensive Shareholder Engagement We engage directly with shareholders and take responsive actions to improve our compensation programs based on year-round feedback from shareholders.
Competitiveness Our NEOs’ pay levels are set by taking into consideration multiple factors, including peer group market data, internal equity comparisons, experience, performance and retention.

Robust Stock Ownership Guidelines

Executives are required to meet and maintain significant stock ownership requirements. For 2016, our CEO’s requirement was 6X base salary, while other NEOs were 3X base salary.

Balance The portion of NEO pay at risk rewards the appropriate balance of short- and long-term financial and strategic business results.

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Compensation Discussion & Analysis

Compensation Governance Best Practices

What We Do

✓	Pay for performance – 90% of CEO pay and an average of 81% of NEO pay is at risk

✓	Significant stock ownership requirements for directors and executive officers – 6X base salary for CEO and 3X for other NEOs

✓	Mitigate undue risk in compensation programs (e.g., incentive awards are capped)

✓	Require double-trigger for change-in-control benefits – change-in-control plus termination

✓	Retain an independent compensation consultant to advise the compensation committee

✓	Evaluate management succession and leadership development efforts annually

✓	Provide limited, modest perquisites based on sound business rationale

✓	Proactively seek shareholder feedback on executive compensation programs, reaching holders of approximately 50% of our shares in 2016

✓	Prohibit hedging transactions, short sales, derivative transactions or pledging of company stock

✓	Require executive officers to trade through 10b5-1 trading plans or obtain pre-approval before trading Exelon stock

✓	Annually assess our programs against peer companies and best practices

✓	Include appropriate stretch in incentive targets based on industry performance and/or Exelon’s business plan

✓	Clawback incentive compensation paid to an executive who has engaged in fraud or intentional misconduct

What We Don’t Do

✗	No guaranteed minimum payout of AIP or LTIP programs

✗	No employment agreements

✗	No excise tax gross-ups for change-in-control agreements

✗	No dividend-equivalents on unearned PShares

✗	No inclusion of the value of LTIP awards in pension or severance calculations

✗	No additional credited service under supplemental pension plans since 2004

✗	No option re-pricing or buyouts

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Compensation Discussion & Analysis

Roles of Board, Compensation Committee and CEO

As stated in its charter, one of the compensation committee’s most important responsibilities is to recommend the CEO’s compensation to the independent directors. The compensation committee fulfills its oversight responsibilities and provides thoughtful recommendations by analyzing peer group compensation data with its independent compensation consultant and company performance data. The compensation committee reviews the various elements of the CEO’s compensation in the context of the target total direct compensation (base salary, annual and long-term incentive target opportunities) and then presents its recommendations following the compensation governance process set forth below.

Roles of board, compensation committee, and CEO
• CEO compensation decisions are made by the independent members of the board, based on recommendation of the compensation committee.
• Other NEO compensation decisions are made by the compensation committee, based on a number of factors including input from the CEO and the independent compensation consultant.
• The compensation committee is advised by an independent compensation consultant.

Setting Target TDC for our NEOs

The compensation committee uses a variety of data to gauge market competitiveness, including peer group data and regression analysis, but TDC can vary based on competencies and skills, scope of responsibilities, the executive’s experience and performance, retention, succession planning and the organizational structure of the businesses (e.g., internal alignment and reporting relationships).

Peer Groups Used for Benchmarking Executive Compensation

An assessment of our executives’ compensation levels against our peer group is one of several considerations in the process of determining compensation for our NEOs. While we would prefer to focus on peers from the energy services industry, there are not enough comparably-sized companies to create a robust peer group. Therefore, we use a blended peer group consisting of two sub-groups: Energy Services peers and General Industry peers.

•	Energy Services – We include 10 energy services companies in our peer group even though 5 had 2015 revenues that were less than half the size of Exelon’s (prior to the PHI acquisition). These include:

AEP Co., Inc.	Dominion Resources, Inc.	Duke Energy Corp.	Edison International	Entergy Corporation
FirstEnergy Corp.	NextEra Energy, Inc.	PG&E Corp.	PSEG, Inc.	Southern Company

•	General Industry – General industry peers emphasize companies that are capital asset-intensive and may be subject to effects of volatile commodity prices. These include:

3M	Alcoa	Deere & Company	DuPont	General Dynamics
Hess Corporation	Honeywell Co.	International Paper	Johnson Controls Inc.	Northrop Grumman

How We Use the Peer Group

•	An input in developing compensation targets and pay mix

•	Assessing the competitiveness of compensation and benefit programs

•	Benchmarks for incentive program design

•	Benchmarks for stock ownership guidelines

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Compensation Discussion & Analysis

Section III: NEO Compensation and Rationale

2016 Compensation Program

The compensation committee designed Exelon’s 2016 compensation program to incentivize and reward leaders who create long-term value for our shareholders. The primary compensation elements utilized include:

•	Base salary

•	An annual incentive program (AIP)

•	A long-term incentive program (LTIP) consisting of the PShares and Restricted Stock Units (RSUs)

Almost 78% of our CEO’s target total direct compensation is in the form of LTIP, which is almost 7 percentage points higher than the average CEO in our peer group.

The majority of compensation paid to our NEOs is tied to the achievement of short- and long-term financial and operational goals. Additionally, a significant portion is paid in the form of equity and all components except for salary are “at-risk.”

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Compensation Discussion & Analysis

Key components of our 2016 compensation program are listed below.

Pay Element	Form	Performance Period		Performance Link	Purpose
Salary	Cash	N/A		N/A	Provide income certainty at competitive levels to attract and retain key talent
AIP	Cash	1 Year		• Adjusted (non-GAAP) Operating EPS (70%) • Operational Goals (30%) – Outage Duration, Outage Frequency, Net Fleetwide Capacity Factor, Dispatch Match • TSR Cap if negative 1-year absolute TSR	Motivate executives to achieve key annual financial and operational objectives
LTIP	Performance Share Units (67% of LTIP)	Weighted Average of Performance 2016-2018	2016 Scorecard	• Earned ROE at Exelon (50%) • FFO/Debt at ExGen (50%)	Focus executives on driving long-term success and align interests of executives with shareholders
			2017-2018 Scorecard	• Utility Earned Return on Equity (33.3%) • Utility Net Income (33.3%) • Exelon FFO/Debt (33.4%)
			2016-2018 Modifier	• Relative TSR Modifier (3 year period) • TSR Cap if negative 1-year absolute TSR
	Restricted Stock Units (33% of LTIP)	Vest One-Third Per Year Over 3 Years		• Stock Price	Enhance retention of key talent and align interests of executives with shareholders

2016 Target Adjustments

In January, as part of the annual merit review, the compensation committee (and board of directors with respect to the CEO) approved a 2.5% increase in base salary for each executive officer effective March 1, 2016. Based on the market assessment for each NEO, which included peer group and regression data, no changes were made to target AIP or LTIP compensation. In April, the compensation committee increased Mr. Von Hoene’s target total direct compensation effective May 2, 2016 to reflect the importance of his role. Base salary was increased by 11.3%, AIP increased to 100% and target total LTIP increased from $2,297,625 to $2,920,000.

The table below lists target 2016 compensation by element as of December 31, 2016.

	Cash Compensation			Long-Term Incentives			Target Total Direct Compensation
Name	Base	AIP Target	Target Total Cash	RSUs 33%	PShares 67%	Target Total LTIP
Crane	$1,261,000	130%	$2,900,300	$3,332,901	$6,766,799	$10,099,700	$13,000,000
Thayer	788,200	95%	1,536,990	891,333	1,809,677	2,701,010	4,238,000
Von Hoene	865,000	100%	1,730,000	963,600	1,956,400	2,920,000	4,650,000
Cornew	862,000	100%	1,724,000	962,940	1,955,060	2,918,000	4,642,000
O’Brien	804,600	95%	1,568,970	815,110	1,654,920	2,470,030	4,039,000

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Compensation Discussion & Analysis

Total Cash Compensation (Base Salary and Annual Incentive Program)

2016 Base Salary

Overview. We pay base salaries to attract and retain talented executives and to provide a fixed level of cash compensation. Base salaries for our NEOs are set by the compensation committee and adjusted following an annual market assessment of peer group compensation. Base salaries may be adjusted (1) as part of the annual merit review or (2) based on a promotion or significant change in job scope. The compensation committee considers the results of the annual market assessment in addition to the following factors when contemplating a merit review: individual performance, scope of responsibility, leadership skills and values, current compensation, internal equity, and legacy matters.

2016 AIP

Overview. We grant performance-based annual incentive awards to compensate our NEOs for achieving the company’s annual financial and operational performance goals. Refer to “Compensation Program is Directly Linked to Value Drivers” above for the rationale for the selection of the performance goals.

Step 1	Step 2	Step 3	Step 4

Set AIP Target • Expressed as percentage of base salary, as of 12/31/16 • CEO annual incentive target of 130% • Other NEO annual incentive targets range from 95% to 100%	Determine Performance Factor • Based on 70% adjusted (non-GAAP) operating EPS and 30% operational metrics*	Determine Negative TSR Cap* • If one-year absolute TSR is negative, AIP payout will be capped at target	Apply Final Multiplier • Multiply the target award by the lesser of (i) the performance factor or (ii) the negative TSR cap if applicable • Award can range from 0% to 200% of target (target of 100%)
*	New feature for 2016 added in response to shareholder feedback

In prior years, the AIP process included an additional step to apply an individual performance multiplier. Some shareholders voiced concern about the use of the discretionary IPM, so it was removed from current and future AIP payout determinations.

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Compensation Discussion & Analysis

2016 Performance. The following table describes the performance scales and results for the 2016 goals. The compensation committee and board of directors elected to exercise negative discretion to reduce the amount that would otherwise have been payable under the formulaic performance calculation shown below:

Goals	Threshold	Target	Distinguished	2016 Actual	Weighting	Weighted Payout as a % of Target
Financial
Adjusted (non-GAAP) Operating Earnings Per Share (EPS)*	$2.37	$2.54	$2.83	$2.68	70%	103.79%
Operational
Outage Duration (CAIDI) Calculated as the total number of customer interruption minutes divided by the total number of customer interruptions	97	89	83	91	7.5%	6.56%
Outage Frequency (SAIFI) Calculated as the total number of customer interruptions divided by the total number of customers served	0.92	0.82	0.71	0.78	7.5%	10.23%
Net Fleetwide Capacity Factor The weighted average of the capacity factor of all Exelon nuclear units, calculated as the sum of net generation in megawatt hours divided by the sum of the hourly annual mean net megawatt rating, multiplied by the number of hours in a period	91.7%	93.7%	94.6%	94.8%	7.5%	15.00%
Dispatch Match Measure the responsiveness of a fossil generating unit to the market	94.5%	97.2%	99.0%	97.2%	7.5%	7.50%
Formulaic Performance Calculation						143.08%
*	Refer to Appendix for the rationale for using and a reconciliation of adjusted (non-GAAP) operating earnings per share to GAAP earnings per share.

Performance Considerations. During our outreach several shareholders expressed concern about our AIP outcome for 2015, in which we awarded our NEOs a payout of 129.63% despite absolute TSR being negative. Based on this feedback, the compensation committee considered the company’s combined performance during 2015 and 2016 when determining the 2016 AIP award levels.

Absent the exercise of discretion by the compensation committee and board of directors, the AIP payout would have resulted in a payout of 143.08% of target, which we believe would have been appropriate in a year where we:

•	exceeded the midpoint of our upwardly revised external EPS guidance range ($2.65) by 3 cents and the midpoint of our initial external EPS guidance range ($2.55) by 13 cents,

•	had an absolute TSR of 32.8%,

•	had a relative TSR that outperformed the UTY by 15.4%, and

•	were ranked second highest TSR in the UTY.

However, the compensation committee and board of directors considered the impact that this year’s structural changes would have had on the CEO’s payouts if these changes had been in place for 2015. In this scenario, the payout for 2015 would have been capped at 100%. If we deducted the difference from this year’s formulaic AIP outcome it would have resulted in an AIP payout of 114.18% of target for 2016.

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Compensation Discussion & Analysis

The compensation committee and board of directors also considered how the CEO’s total direct compensation (i.e., the sum of base salary, AIP and LTIP) would have been impacted if the changes made to the LTIP had been in place for 2016. Balancing this impact with a number of other factors, including the CEO’s strong performance in 2016 and accompanying strong financial results and shareholder return, the compensation committee and board of directors decided to set the CEO’s AIP for 2016 at 100% of target.

In addition to impacting the AIP payout, the discretion used on the CEO’s award also impacts his pension value. The application of negative discretion resulted in a 35% or $971,581 reduction in the increase in his pension value. As a result, instead of an $2,807,792 increase, his pension value increased by $1,836,211 in 2016.

The following table shows how the formula was applied and the actual amounts awarded.

NEO	AIP Target	Formulaic Performance Factor	Formulaic Award	Performance Factor with Negative Discretion	Actual Award
Crane	$1,639,300	143.08%	$2,345,510	100.00%	$1,639,300
Thayer	748,790	143.08%	1,071,368	—	1,071,368
Von Hoene	865,000	143.08%	1,237,642	—	1,237,642
Cornew	862,000	143.08%	1,233,350	—	1,233,350
O’Brien	764,370	143.08%	1,093,660	—	1,093,660

2016 Long-Term Incentive Program (LTIP)

The compensation committee approves the annual equity incentive grants at its meeting in January each year. On January 25, 2016, the compensation committee approved the 2016 grants for RSUs and PShares, which are shown in detail in the Grants of Plan-Based Awards table.

Restricted Stock Units. RSUs vest ratably over three years. The compensation committee believes that RSUs provide stability, foster retention and less volatility than other forms of LTI such as stock options, but are still linked to changes in shareholder value. Dividend equivalents with respect to RSUs are reinvested as additional RSUs, subject to the same vesting conditions as the underlying RSUs.

Performance Share Units. The PShare program is a target granted at the beginning of a three-year cycle and based on performance over the cycle. The final payout is subject to a total shareholder return modifier over the three-year period, relative to the performance of the UTY. Refer to “Compensation Program is Directly Linked to Value Drivers” above for the rationale for the selection of the performance goals.

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Compensation Discussion & Analysis

Based on shareholder feedback, we are transitioning from the average of three one-year performance periods to a three-year performance period as shown below:

	2014	2015	2016	2017	2018	2019
2014-2016	Operational Excellence (40%) Financial Management (60%)	Operational Excellence (40%) Financial Management (60%)	Earned ROE at Exelon (50%) FFO/Debt at ExGen (50%)
Average of three years of performance
2015-2017		Operational Excellence (40%) Financial Management (60%)	Earned ROE at Exelon (50%) FFO/Debt at ExGen (50%)	Utility Net Income (33.3%) Utility Earned ROE (33.3%) Exelon FFO/Debt (33.4%)
Average of three years of performance
2016-2018			Earned ROE at Exelon (50%) FFO/Debt at ExGen (50%)	Utility Net Income (33.3%) Utility Earned ROE (33.3%) Exelon FFO/Debt (33.4%)
Weighted average of two performance periods
2017-2019				Utility Net Income (33.3%) Utility Earned ROE (33.3%) Exelon FFO/Debt (33.4%)
Straight performance, no average

How the PShares Work. Each NEO’s target performance share unit award is applied against the following:

Step 1	Step 2	Step 3	Step 4	Step 5

Establish PShare Target • Set in January of the first year of the performance cycle	Determine Performance Multiplier • Performance over the cycle • Performance can range from 0% to 150% of target (target of 100%)	Determine TSR Modifier • Subtract the performance of the UTY from Exelon’s absolute TSR performance over the three-year performance period (e.g., 2016-2018)	Calculate Final Multiplier • Multiply the Performance Multiplier by (1 + the TSR Multiplier) • If one-year Exelon absolute TSR is negative, PShare payout will be capped at target*	Apply Final Multiplier • Apply the final multiplier to the number of shares granted • Award can range from 0% to 200% of target (target of 100%) after application of the TSR modifier
*	New feature for 2016 added in response to shareholder feedback

In prior years, the PShare process included an additional step to apply an individual performance multiplier. Some shareholders voiced concern about the use of the discretionary IPM, so it was removed from future PShare payout determinations.

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Compensation Discussion & Analysis

2016-2018 PShare Scorecards

Due to the transition to a three-year performance period, the 2016-2018 PShares granted in January 2016 will be awarded based on the weighted average performance for two scorecards, 2016 and 2017-2018.

2016 PShare Scorecard

The table below reflects the 2016 PShare Scorecard, which uses a “stair-step” approach with no interpolation between data performance levels. Performance was evaluated at the end of 2016. The 2016 scorecard applies to the first year of the 2016-2018 PShare program, the second year of the 2015-2017 PShare program and the final year of the 2014-2016 PShare program.

2016 PShare Scorecard
Metrics	Metric Weighting	Threshold	Target	Distinguished	Final Score	Actual Award vs. Metric Weighting
Exelon ROE	50.0%	6.60%	7.05%	7.50%	8.08%	75.0%
ExGen FFO/Debt	50.0%	27.0%	30.0%	38.01%	33.7%	50.0%
				Committee-Approved Performance		125.00%

2017-2018 PShare Scorecard

The table below reflects the 2017-2018 PShare Scorecard. FFO/Debt uses a “stair-step” approach with no interpolation between data performance levels, where Utility Return on Equity and Utility Net Income use interpolation. Performance will be evaluated at the end of 2018 after the completion of the two-year performance period. This is part of the transition to the three-year performance period.

Utility Earned ROE	Utility Net Income	Exelon FFO/Debt

•   Average utility return on equity weighted on the basis of EPS contribution

•    Measure of the company’s ability to generate earnings in relation to the amount of equity shareholders have invested in the company

	• Aggregate utility adjusted (non-GAAP) operating earnings, including Corporate • Internal measure to evaluate the company’s performance and manage operations	• Funds from operations to total debt ratio • Leverage ratio that a credit rating agency uses to evaluate a company’s financial risk

2017-2018 PShare Scorecard

Metrics (1)	Metric Weighting	Threshold 50%	Target 100%	Distinguished 150%
Utility Net Income	33.3%	$1,362.00	$1,571.00	$1,785.00
Utility Earned Return on Equity (ROE)	33.3%	8.20%	9.30%	10.40%

Metric (2)	Metric Weighting	Threshold 50%	75%	Target 100%	125%	Distinguished 150%
Exelon FFO/Debt	33.4%	≥ 16.0%	≥ 17.0%	≥ 18.0%	≥ 22.0%	≥ 24.0%
(1)	Interpolation between threshold and target and target and distinguished.
(2)	Stair-step approach, no interpolation between points.

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Compensation Discussion & Analysis

Payout of 2014-2016 PShare Program

The 2014-2016 PShare payout was determined based on the performance of the following metrics:

Financial Management Metrics (2014, 2015, and 2016 Scorecards)

•	Exelon ROE: Measures the company’s ability to generate earnings in relation to the amount of equity shareholders have invested in the company.

•	ExGen FFO/Debt: Key ratio analyzed by rating agencies in determining the company’s credit rating, which affects our cost of capital.

Operational Excellence Metrics (2014 and 2015 Scorecards)

•	Outage Duration: Calculated as the total number of customer interruption minutes divided by the total number of customer interruptions. Applies to BGE, ComEd, and PECO for a total of three metrics.

•	Outage Frequency: Calculated as the total number of customer interruptions divided by the total number of customers served. Applies to BGE, ComEd, and PECO for a total of three metrics.

•

Net Fleetwide Capacity Factor: The weighted average of the capacity factor of all Exelon nuclear units, calculated as the sum of net generation in megawatt hours divided by the sum of the hourly annual mean net megawatt rating, multiplied by the number of hours in a period.

•	Dispatch Match: Measure the responsiveness of a fossil generating unit to the market.

Based on shareholder feedback, in 2016 the compensation committee moved operational metrics from the PShare program to the AIP.

2014-2016 TSR Modifier

In order to address shareholder concerns in 2016, the following modifications were made to the TSR modifier:

•   Changed TSR modifier peer group from the competitive integrated companies (Entergy, FirstEnergy, NextEra Energy, and PSEG) to the UTY

•   Changed to a point-for-point approach, where the UTY’s absolute TSR performance is subtracted from Exelon’s absolute TSR over the three-year period

•   The modifier is no longer capped (positive or negative)

•   For the 2014-2016 cycle, the TSR modifier is limited to positive 10% to mitigate any gain that the new modifier might have over the old modifier

•   If Exelon’s one-year absolute TSR is negative, the overall payout after calculated performance and the TSR modifier would be capped at target, regardless of Exelon’s performance to the UTY

The modifier for the 2014-2016 payout is
45.34% – 44.70% = 0.64%

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Compensation Discussion & Analysis

2014-2016 PShare Program Payout Determination

The compensation committee approved a payout of 118.43%, based on the average performance of 117.68% for the 2014, 2015 and 2016 scorecards and a TSR modifier of 0.64% based on 2014-2016 TSR performance. The 2014 and 2015 scorecards are presented in the Appendix; the 2016 scorecard is presented above under “2016-2018 PShare Scorecards.”

Year	Scorecard Performance	Average Performance	TSR Modifier	Overall Award Payout
2014	105.56%	117.68%	0.64%	118.43% 117.68% x (100%+0.64%)
2015	122.48%
2016	125.00%

The following table shows how the formula was applied and the actual amounts awarded.

NEO	Target Shares		Performance Factor		Actual Award
Crane	222,700	x	118.43%	=	263,744
Thayer	62,200	x	118.43%	=	73,663
Von Hoene	60,800	x	118.43%	=	72,006
Cornew	66,700	x	118.43%	=	78,993
O’Brien	56,600	x	118.43%	=	67,031

Settlement of PShares is 50% in shares with the balance in cash. However, participants who have achieved 200% or more of their stock ownership target as of September 30 of the year prior to payout have the option of settling the award (a) entirely in stock, (b) entirely in cash, or (c) half in stock and half in cash.

Section IV: Governance Features of Our Executive Compensation Programs

Stock Ownership and Trading Requirements

To strengthen the alignment of executives’ interests with those of shareholders, officers of the company are required to own certain amounts of Exelon common stock. In 2012, following the merger with Constellation, Exelon reviewed the ownership requirements and updated the guidelines. Executives must meet these guidelines within five years after the later of the implementation of the new guidelines, their employment or promotion to a new position. As of the annual measurement date of September 30, 2016, all NEOs exceeded 200% of their stock ownership guidelines as shown in the table below:

NEO	Required Minimum Ownership	Ownership as of Sept 30, 2016
Crane	6 times base salary	256% (of 6x)
Thayer	3 times base salary	306% (of 3x)
Von Hoene	3 times base salary	297% (of 3x)
Cornew	3 times base salary	230% (of 3x)
O’Brien	3 times base salary	255% (of 3x)

For additional information about Exelon’s stock ownership guidelines, please see Stock Ownership Requirements for Directors and Officers and the Beneficial Ownership Table.

64	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Compensation Discussion & Analysis

Exelon has adopted a policy requiring executive vice presidents and higher officers who wish to sell Exelon common stock to do so only through Rule 10b5-1 stock trading plans, and permitting other officers to enter into such plans. This requirement is designed to enable officers to diversify a portion of their holdings in excess of the applicable stock ownership requirements in an orderly manner as part of their retirement and tax planning activities. The use of Rule 10b5-1 stock trading plans serves to reduce the risk that shareholders will view routine portfolio diversification stock sales by executive officers as a signal of negative expectations with respect to the future value of Exelon’s stock. In addition, the use of Rule 10b5-1 stock trading plans reduces the potential for accusations of trading on the basis of material, non-public information, which could damage the reputation of the company. Exelon’s stock trading policy does not permit short sales, hedging or pledging.

Recoupment (Clawback) Policy

Consistent with the pay-for-performance policy, in May 2007, the board of directors adopted a recoupment policy as part of Exelon’s Corporate Governance Principles. The board of directors may seek recoupment of incentive compensation paid to an executive officer if the board determines, in its sole discretion, that:

•	the executive officer engaged in fraud or intentional misconduct;

•	as a result of which Exelon was required to materially restate its financial results;

•	the executive officer was paid more incentive compensation than would have been payable had the financial results been as restated;

•	recoupment is not precluded by applicable law or employment agreements; and

•	the board concludes that, under the facts and circumstances, seeking recoupment would be in the best interest of Exelon and its shareholders.

In addition, the AIP includes a provision that the compensation committee and management may curtail awards if there is a “significant event,” which is defined as a single, high-profile event caused by a failure of Exelon that is determined to have been directly or indirectly caused by a human error or poor management attention. Significant events may include a single high-profile outage or another event that may result in negative customer and media impact or a significant adverse governmental or regulatory action. The compensation committee also has the right to apply negative discretion to unvested equity incentive awards if there is a significant event or other occurrence that may have a similar impact on the company.

Compensation Policies and Practices as They Relate to Risk Management

The compensation committee has considered Exelon’s policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives and believes that such policies and practices are not reasonably likely to have a material adverse effect on Exelon. In this regard, the compensation committee considered the following factors:

•	The AIP and LTIP place limits on incentive compensation grants and awards.

•	Exelon’s incentive programs are closely linked to the company’s value proposition and shareholder value creation.

•	Incentive goals are not driven solely by revenue-generating conduct.

•

The AIP key performance indicators are reviewed in a challenge session by a senior management panel to make sure the goals are fair, reasonable, aligned with the overall business plan and balanced between financial and operational excellence.

•

The AIP contains features that limit payouts on operating company and business unit key performance indicators, and the compensation committee reserves the right to curtail awards if a business unit under-performs.

•	Exelon’s officers are required to own Exelon stock, and PShares are paid out after a three-year performance period.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	65

Compensation Discussion & Analysis

•

The LTIP provides that the compensation committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the company or its financial statements or changes in law or accounting principles.

•	The company has a recoupment policy.

Although the foregoing factors address financial risks, the compensation committee also considered that Exelon’s policies and practices include measures to make sure that the cost reduction and other goals designed to address financial performance do not present significant operational risk issues. These measures include the following:

•	For employees and all officers with business unit responsibilities, the AIP includes measures based on business unit operating measures, such as safety and reliability.

•	Management carefully tracks a variety of safety and reliability metrics on a routine basis to make sure that performance is not adversely affected by such things as cost reduction efforts.

Tax Consequences

Under Section 162(m) of the Code, executive compensation in excess of $1 million paid to a CEO or other person among the three other highest compensated officers (excluding the CFO) is generally not deductible for purposes of corporate federal income taxes. However, qualified performance-based compensation, within the meaning of Section 162(m) and applicable regulations, remains deductible. The compensation committee intends to continue reliance on performance-based compensation programs, consistent with sound executive compensation policy. The compensation committee’s policy has been to seek to cause executive incentive compensation to qualify as “performance-based” in order to preserve its deductibility for federal income tax purposes to the extent possible. However, the compensation committee reserves the right to approve compensation that may not be deductible under federal tax laws to maintain flexibility in designing appropriate compensation programs.

Because it is not “qualified performance-based compensation” within the meaning of Section 162(m), base salary is not eligible for a federal income tax deduction to the extent that it exceeds $1 million. Accordingly, Exelon is unable to deduct that portion of Mr. Crane’s base salary in excess of $1 million. AIP awards and PShares payable to NEOs are intended to be qualified performance-based compensation under Section 162(m), and to be deductible for federal income tax purposes. Restricted stock and RSUs are not deductible by the company for federal income tax purposes under the provisions of Section 162(m) to the extent an NEO’s compensation that is not “qualified performance-based compensation” is in excess of $1 million.

In order to qualify payments under the AIP and performance share program as performance-based for Section 162(m) of the Code, the compensation committee uses a “plan-within-plan” two-step approach to determine the amount of the bonus payment. The first step is to fund the overall bonus pool. The pool is funded if the company meets the pre-established performance metrics. The second step is accomplished when the compensation committee exercises “negative discretion” by making adjustments to the formula award funded by the overall pool. Negative discretion is used to reduce the amount funded by the pool to an amount equal to the target bonus (for AIP) or target equity (for the performance share program) adjusted for final company performance and individual performance.

Under Section 4999 of the Code, there is an excise tax if change-in-control or severance benefits are greater than 2.99 times the five-year average amount of income reported on an individual’s W-2. In April 2009 the compensation committee adopted a policy that no future employment or severance agreements that provide for benefits for NEOs on account of termination will include an excise tax gross-up. In 2016, the named executive officers consented to the removal of the remaining legacy excise tax gross-up provisions for transactions resulting in a change-in-control, with no recompense for said removal.

66	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Executive Compensation Data

Executive Compensation

The tables below summarize the total compensation paid or earned by each of the Named Executive Officers (NEOs) of Exelon for the year ended December 31, 2016, presented in accordance with SEC requirements. Basic information about the elements of compensation as disclosed in the tables is shown below:

Salary:

•

Amounts may not match the amounts discussed in Compensation Discussion and Analysis because that discussion concerns salary rates; the amounts reported in the Summary Compensation Table reflect actual salaries paid during the year including the effect of changes in salary rates.

•	Changes to base salary generally take effect on March 1. There may also be changes at other times during the year to reflect promotions or changes in responsibilities.

Bonus:

•

Reflects discretionary bonuses or amounts paid under the AIP on the basis of the individual performance multiplier or discretionary amounts approved by the compensation and leadership development committee or, in the case of Mr. Crane, approved by the independent directors. The individual performance multiplier was removed in 2016 as part of the compensation program redesign.

Stock Awards:

•	Values reported show the grant date fair value calculated in accordance with FASB ASC Topic 718.

•	Consist primarily of performance share unit awards and restricted stock unit awards pursuant to the terms of the 2011 Long-Term Incentive Plan.

•	Since 2013, award mix is 67% performance share units and 33% restricted stock units; stock options are no longer granted.

Performance Share Units:

•	Compensation and leadership development committee redesigned the program in 2016.

•	Moved measurement period from annual to 3-year.

•	Changed goals to align with Exelon’s value proposition and strategic initiatives.

•	Removed individual performance multiplier.

•	Strengthened the TSR modifier.

•	Capped incentive payouts if Exelon’s TSR is negative over the last 12 months of the performance period.

•	Moved operational metrics to AIP.

•	Maximum payout for performance share units is 150% of target, which can be increased up to 200% of target by the TSR modifier; threshold payout is 50% of target.

•	Total shareholder return reinstated as a formulaic award modifier. Exelon compares its three-year TSR performance to PHLX Utility Sector Index (UTY).

•	UTY’s absolute TSR performance is subtracted from Exelon’s absolute TSR and the result is applied as a modifier.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	67

Executive Compensation Data

•

If Exelon’s absolute TSR is negative for the last year of the three-year performance period, the overall payout after calculated performance and the TSR modifier would be capped at target, regardless of Exelon’s performance compared to the UTY.

•

Threshold, target and distinguished goals for performance share unit awards established on the grant date (generally the date of the first committee meeting in the first year in the performance period).

•

Actual performance against the goals for each year in the performance period established at the first committee meeting after the completion of the year. At the end of the three-year performance period awards are made based on the average of the level of performance for each of the three years in the performance period. In 2017, performance goals will transition to a three-year measurement period, with the goals being established at the beginning of the three-year performance period.

•	The award date is the date of the first committee meeting after the completion of the third year in the performance period.

•	Performance shares vest immediately.

•

Performance share unit awards are settled 50% in Exelon common stock and 50% in cash, except for executives who have achieved 200% or more of their stock ownership target as of September 30 of the year prior to payout have the option of settling the award entirely in stock, entirely in cash, or half in cash and half in stock.

Restricted Stock Units:

•	Vest ratably on the date of the first regular committee meetings during the next 3 years.

•	In limited cases, restricted stock units are granted to executives as a means to recruit and retain talent.

•	May be used for new hires to offset annual or long-term incentives forfeited from a previous employer.

•	May also be used as a retention vehicle, vesting after pre-determined period of time and subject to forfeiture upon voluntarily termination.

•	May incorporate performance criteria as well as time-based vesting.

•	Amounts of restricted stock units held by each NEO are shown in the footnotes to the Outstanding Equity Table.

Stock Options:

•	Not granted since 2012.

•	Prior to 2013 made pursuant to terms of Long-Term Incentive Plan or a Constellation Energy Group, Inc. plan adopted in the merger with that company.

•	Granted at a strike price that was not less than the fair market value of a share of stock on the date of grant.

•	Fair market value was defined under the plans as the closing price on the grant date as reported on the New York Stock Exchange.

•	Individuals receiving stock options were provided right to buy fixed number of shares of Exelon common stock at the closing price on the grant date.

•

Target for the number of options awarded determined by the portion of the long-term incentive value attributable to stock options and a theoretical value of each option determined by the committee using a lattice binomial ratio valuation formula.

•	With the passage of time all options are now vested and have a term of 10 years from their date of grant.

68	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Executive Compensation Data

•	Under the terms of the Long-Term Incentive Plan stock options may not be re-priced or cashed out.

Non-equity incentive plan compensation:

•	Includes amounts earned under the AIP, determined by the extent to which the applicable financial and operational goals were achieved.

•	Amount of the annual incentive target opportunity expressed as a percentage of base salary, with actual awards determined using the base salary at the end of the year.

•	Threshold, target and distinguished (i.e., maximum) achievement levels established for each goal.

•	Threshold for each goal set at the minimally acceptable level of performance, for a payout of 50% of target for that goal.

•	Target set consistent with the achievement of the business plan objectives.

•	Distinguished set at a level that significantly exceeds the business plan and has a low probability of payout, capped at 200% of target.

•	Awards interpolated to the extent performance falls between the threshold, target, and distinguished levels.

•	Final award based on the weighting and performance of each goal.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	69

Executive Compensation Data

Summary Compensation Table

Year (a)	Salary ($) (b)	Bonus ($) Note 1 (c)	Stock Awards ($) Note 2 (d)	Option Awards ($) Note 3 (e)	Non-Equity Incentive Plan Compensation ($) Note 4 (f)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) Note 5 (g)	All Other Compen- sation ($) Note 6 (h)	Total ($) (i)
Christopher M. Crane President and Chief Executive Officer, Exelon
2016	$1,255,515	$—	$10,099,717	$—	$1,639,300	$1,836,211	$400,958	$15,231,701
2015	1,224,808	—	9,821,055	—	2,072,777	2,462,551	380,054	15,961,245
2014	1,200,000	155,355	9,345,480	—	1,553,550	2,431,986	304,459	14,990,830
Jonathan W. Thayer Senior Executive Vice President and Chief Financial Officer, Exelon
2016	784,802	—	2,701,035	—	1,071,368	225,160	60,504	4,842,869
2015	794,556	—	2,700,466	—	947,006	229,066	90,194	4,761,288
2014	717,597	73,795	2,974,199	—	737,946	166,783	85,008	4,755,328
William A. Von Hoene Jr. Senior Executive Vice President and Chief Strategy Officer, Exelon
2016	831,350	—	3,700,343	—	1,237,642	216,271	198,770	6,184,376
2015	755,296	—	2,296,821	—	835,753	163,284	111,890	4,163,044
2014	736,710	65,146	2,067,060	—	651,463	161,623	97,304	3,779,306
Kenneth W. Cornew Senior Executive Vice President and Chief Commercial Officer, Exelon; President and Chief Executive Officer, Exelon Generation
2016	857,477	—	2,918,043	—	1,233,350	231,669	93,848	5,334,387
2015	836,558	—	2,918,046	—	1,090,185	191,460	93,485	5,129,734
2014	815,769	84,929	2,822,820	—	849,285	194,029	55,193	4,822,025
Denis P. O’Brien Senior Executive Vice President, Exelon; Chief Executive Officer, Exelon Utilities
2016	800,378	—	2,470,066	—	1,093,660	325,832	95,567	4,785,503
2015	780,874	—	2,469,294	—	994,688	239,970	86,431	4,571,257
2014	761,534	84,964	2,382,900	—	849,639	299,132	54,936	4,433,105

Notes to the Summary Compensation Table

(1)	Starting in 2016, individual performance multipliers were eliminated for NEOs and no additional cash bonuses were granted.
(2)

The amounts shown in this column include the aggregate grant date fair value of restricted stock unit and performance share unit awards for the 2016-2018 performance period granted on January 25, 2016 as well as the supplemental grants on May 2, 2016 for Mr. Von Hoene with respect to his market adjustment. The grant date fair values of the stock awards have been computed in accordance with FASB ASC Topic 718 using the assumptions described in Note 17 of the Combined Notes to Consolidated Financial Statements included in Exelon’s 2016 Annual Report on Form 10-K. The performance share unit awards are subject to performance conditions. For the 2016-2018 performance share unit awards (including Mr. Von Hoene’s supplemental award), the grant date fair value and the value assuming the highest level of performance, including the maximum total shareholder return multiplier, is as follows:

	Performance Share Unit Value
	At Target	At Maximum
Crane	$6,766,805	$13,533,610
Thayer	1,809,698	3,619,396
Von Hoene	2,788,072	5,576,144
Cornew	1,955,085	3,910,170
O’Brien	1,654,940	3,309,880

70	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Executive Compensation Data

(3)	The amounts shown in this column include the aggregate grant date fair value of stock option awards granted. No stock options were granted to the NEOs in 2016, 2015 or 2014.
(4)	The amounts shown in this column for 2016 represent payments made pursuant to the Annual Incentive Plan.
(5)

The amounts shown in this column represent the change in the accumulated pension benefit for the NEOs from December 31, 2015 to December 31, 2016. None of the NEOs had above market earnings in a non-qualified deferred compensation account in 2016.

(6)	The amounts shown in this column include the items summarized in the following table:

All Other Compensation

Name (a)	Perquisites ($) Note 1 (b)	Reimburse- ment for Income Taxes ($) Note 2 (c)	Payments or Accruals For Termination or Change in Control (CIC) ($) Note 3 (d)	Company Contributions to Savings Plans ($) Note 4 (e)	Company Paid Term Life Insurance Premiums ($) Note 5 (f)	Dividends or Earnings Not Included in Grants ($) (g)	Total ($) (h)
Crane	$183,077	$102,747	$—	$75,331	$39,803	$—	$400,958
Thayer	20,205	22,655	—	14,083	3,561	—	60,504
Von Hoene	82,315	60,614	—	49,881	5,960	—	198,770
Cornew	38,648	—	—	51,448	3,752	—	93,848
O’Brien	31,840	—	—	42,190	21,537	—	95,567

Notes to All Other Compensation Table

(1)	The amounts shown in this column represent the incremental cost to Exelon to provide certain perquisites to NEOs as summarized in the Perquisites Table below.
(2)

Employees receive a reimbursement to cover applicable taxes when they work out of their home state and encounter double taxation in states and localities where they would not be eligible to receive a credit for such taxes when filing their tax returns in their home state, as well as on imputed income for business-related spousal travel expenses for those cases where the personal benefit is closely related to the business purpose, and for relocation expenses when the employee is required to relocate.

(3)

Represents the expense, if applicable, or the accrual of the expense that Exelon has recorded during 2016 after the announcement of the officer’s retirement or resignation for severance related costs including salary and Annual Incentive Plan continuation and other benefits as applicable.

(4)

Represents company matching contributions to the NEOs’ qualified and non-qualified savings plans. The 401(k) plan is available to all employees and the annual contribution for 2016 was generally limited by IRS rules to $18,000, although employees over age 50 can make additional “catch-up” contributions of up to $6,000. NEOs and other officers may participate in the Deferred Compensation Plan, into which payroll contributions in excess of the specified IRS limit are credited under a separate, unfunded plan that has the same portfolio of investment options as the 401(k) plan.

(5)

Exelon provides basic term life insurance, accidental death and disability insurance, and long-term disability insurance to all employees, including NEOs. The values shown in this column include the premiums paid during 2016 for additional term life insurance policies for the NEOs and for additional long-term disability insurance over and above the basic coverage provided to all employees.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	71

Executive Compensation Data

Perquisites

The following table indicates the various perquisites for which Exelon incurred incremental costs in 2016 for each NEO. A checkmark (✓) indicates perquisite usage during 2016 by the NEO listed at the top of the column.

Perquisite	Crane	Thayer	Von Hoene	Cornew	O’Brien
Personal use of corporate aircraft (1)	✓
Personal use of company drivers (2)	✓	✓	✓	✓
Financial planning (3)	✓		✓	✓	✓
Parking (4)	✓	✓	✓	✓	✓
Company gifts and matching contributions (5)	✓	✓	✓	✓	✓
Physical examinations (6)					✓
Relocation (7)			✓
Event tickets (8)			✓	✓
Spousal travel (9)	✓		✓	✓

Notes to Perquisites Table

(1)

The figures shown in column (b) of the All Other Compensation Table above include $148,243 representing the aggregate incremental cost to Exelon for personal use of corporate aircraft by Mr. Crane. These costs were calculated using the hourly incremental cost for flight services, including federal excise taxes, fuel charges, and domestic segment fees. From time to time Mr. Crane’s spouse, or other family members, accompanied him in his travel on corporate aircraft. The aggregate incremental cost to the company, if any, for such travel by spouses or family members on corporate aircraft is included in this amount.

(2)

The company maintains several cars and drivers in order to provide transportation services for the NEOs and other officers to carry out their duties among the company’s various offices and facilities. Certain NEOs were also entitled to limited personal use of the company’s cars and drivers, including use for commuting which allowed them to work while commuting. The cost included in the All Other Compensation Table represents the estimated incremental cost to Exelon to provide limited personal service, based upon the number of hours that the drivers worked overtime providing services to each NEO, multiplied by the average overtime rate for drivers plus an additional amount for fuel. This includes a value of $14,187 of personal use for Mr. Crane. Personal use was imputed as additional taxable income except in certain circumstances.

(3)	The company will pay limited annual financial planning costs for executives that are imputed as additional taxable income.
(4)

For NEOs whose primary work location is downtown Chicago, Exelon’s office lease provides for a limited number of parking spaces that are available for Exelon use. When NEOs are unable to utilize the available spaces, Exelon pays for parking expenses incurred at other public garages. Messrs. Thayer and Cornew have company provided spaces in downtown Baltimore.

(5)

Executive officers may also have the company make matching gifts to qualified charitable organizations up to $10,000 for 2016. Messrs. Thayer and Cornew were subject to a $15,000 annual limit under Constellation’s legacy policy.

(6)	Executive officers may use company-provided vendors for comprehensive physical examinations and related follow-up testing.
(7)	Mr. Von Hoene incurred $46,208 in moving expenses.
(8)	Executives occasionally receive tickets to sporting or other events as recognition awards that are imputed to the officer as additional taxable income.
(9)

For executive officers, Exelon will pay the cost of travel, meals, and other related amenities for spouses and domestic partners when they attend company or industry-related events where it is customary and expected that officers attend with their spouses or domestic partners. The aggregate incremental cost to Exelon for these expenses is included in the All Other Compensation Table. In most cases, there is no incremental cost to Exelon for providing transportation or other amenities for a spouse or domestic partner, and the only additional cost to Exelon is to reimburse officers for the taxes on the imputed income attributable to their travel, meals, and related amenities when attending company or industry-related events. This cost is shown in columns (b) and (c) of the All Other Compensation Table above.

72	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Executive Compensation Data

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Note 1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (Note 2)			All Other Stock Awards: Number of Shares or Units (#) (Note 3) (i)	All Other Options Awards: Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($) (k)	Grant Date Fair Value of Stock and Option Awards ($) (Note 4) (l)
Name (a)	Grant Date (b)	Thres- hold ($) (c)	Plan ($) (d)	Maxi- mum ($) (e)	Thres- hold (#) (f)	Target (#) (g)	Maxi- mum (#) (h)
Crane	1/25/2016	$61,474	$1,639,300	$3,278,600
	1/25/2016				48,409	249,146	498,292				$6,766,805
	1/25/2016							122,714			3,332,912
Thayer	1/25/2016	28,080	748,790	1,497,580
	1/25/2016				12,946	66,631	133,262				1,809,698
	1/25/2016							32,818			891,337
Von Hoene (5)	1/25/2016	32,438	865,000	1,730,000
	1/25/2016				11,013	56,680	113,360				1,539,429
	1/25/2016							27,917			758,226
	5/2/2016				2,309	11,884	23,768				417,010
	5/2/2016				1,697	11,900	23,800				417,571
	5/2/2016				1,071	11,800	23,600				414,062
	5/2/2016							4,390			154,045
Cornew	1/25/2016	32,325	862,000	1,724,000
	1/25/2016				13,986	71,984	143,968				1,955,085
	1/25/2016							35,455			962,958
O’Brien	1/25/2016	28,664	764,370	1,528,740
	1/25/2016				11,839	60,933	121,866				1,654,940
	1/25/2016							30,012			815,126

Notes to Grants of Plan-Based Awards Table

(1)

All NEOs have annual incentive plan target opportunities based on a fixed percentage of their base salary. Under the terms of the AIP, threshold performance earns 3.75% of the respective target, while performance at plan earns 100% of the respective target and the maximum payout is capped at 200% of target. For additional information about the terms of these programs, see Compensation Discussion and Analysis above.

(2)

NEOs have a long-term performance share unit target opportunity that is a fixed number of performance share units commensurate with the officer’s position. The possible payout at threshold for performance share unit awards was calculated at 19.43% of target, with a threshold payout of 25% for the 2016 scorecard (weighted at one-third) and a threshold payout of 16.65% for the 2017-2018 scorecard (weighted at two-thirds). The possible maximum payout for performance share units was calculated at 150% of target, with an uncapped total shareholder return multiplier, capped at 200% of target. For additional information about the terms of this program, see Compensation Discussion and Analysis and the narrative preceding the Summary Compensation Table above.

(3)	This column shows restricted stock unit awards made during the year. The vesting dates of the awards are provided in footnote 2 to the Outstanding Equity Table below.
(4)

This column shows the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the performance share unit awards and restricted stock units granted to each NEO during 2016. Fair value of performance share unit awards granted on January 25, 2016 and May 2, 2016 are based on an estimated payout of 100% of target.

(5)

Mr. Von Hoene received prorated awards to his 2014, 2015 and 2016 performance share unit target opportunities due to a market adjustment. The threshold for the 2014 scorecard was calculated at 9.08% (threshold at 1.12% for the 2014 and 2015 scorecards and threshold at 25% for the 2016 scorecard, each weighted one-third). The threshold for the 2015 scorecard was calculated at 14.26% (threshold at 1.12% for the 2014 scorecard, threshold at 25% for the 2016 scorecard and threshold at 16.65% for the 2017 scorecard, each weighted one-third). The maximum for the 2014 and 2015 performance share units are calculated the same as the 2016 performance share units. He also received a restricted stock unit award target increase for 2016.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	73

Executive Compensation Data

Outstanding Equity Awards at Year End

	Option Awards (See Note 1)				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options That Are Exercisable (#) (b)	Number of Securities Underlying Unexercised Options That Are Not Exercisable (#) (c)	Option Exercise or Base Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Yet Vested (#) (Note 2) (f)	Market Value of Shares or Units of Stock That Have Not Yet Vested Based on 12/30 Closing Price $35.49 ($) (Note 2) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#) (Note 3) (h)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Yet Vested ($) (Note 3) (i)
Crane	285,000	—	$39.21	2-Apr-2022	494,146	$17,537,242	850,734	$30,192,550
	94,000	—	43.40	24-Jan-2021
	53,000	—	46.09	24-Jan-2020
	49,000	—	56.51	26-Jan-2019
	28,000	—	73.29	27-Jan-2018
	35,000	—	59.96	21-Jan-2017
Thayer	97,000	—	39.81	12-Mar-2022	165,907	5,888,039	230,172	8,168,804
	175,946	—	39.24	24-Feb-2022
	125,429	—	32.46	25-Feb-2021
	67,304	—	37.71	26-Feb-2020
	167,669	—	21.25	27-Feb-2019
	8,676	—	101.05	21-Feb-2018
	8,342	—	81.56	22-Feb-2017
Von Hoene	88,000	—	39.81	12-Mar-2022	149,176	5,294,256	243,352	8,636,562
	67,000	—	43.40	24-Jan-2021
	33,000	—	46.09	24-Jan-2020
	25,200	—	56.51	26-Jan-2019
	19,000	—	73.29	27-Jan-2018
	19,000	—	59.96	21-Jan-2017
Cornew	70,000	—	39.81	12-Mar-2022	176,823	6,275,448	248,686	8,825,866
	26,000	—	43.40	24-Jan-2021
	13,300	—	46.09	24-Jan-2020
	14,900	—	56.51	26-Jan-2019
	11,000	—	73.29	27-Jan-2018
	8,500	—	59.96	21-Jan-2017
O’Brien	102,000	—	39.81	12-Mar-2022	124,303	4,411,513	210,480	7,469,935
	49,000	—	43.40	24-Jan-2021
	27,000	—	46.09	24-Jan-2020
	30,700	—	56.51	26-Jan-2019
	22,000	—	73.29	27-Jan-2018
	19,000	—	59.96	21-Jan-2017

Notes to Outstanding Equity Table

(1)

Non-qualified stock options were granted to NEOs pursuant to the company’s long-term incentive plans. Grants vest in four equal increments, beginning on the first anniversary of the grant date. All grants expire on the tenth anniversary of the grant date. For Mr. Thayer, stock options granted prior to March 12, 2012 were granted under the Constellation Energy Group Inc. Long Term Incentive Plan and were converted into the equivalent right to receive Exelon common stock. The number of stock options received upon conversion is equal to the original number of Constellation stock options multiplied by the merger exchange ratio (0.93) and rounded down to the nearest whole share. The exercise price for each converted share is equal to the original Constellation exercise price divided by the exchange ratio (0.93), rounded up to the nearest whole cent.

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(2)

The amount shown includes unvested restricted stock unit awards and the performance share award earned for the performance period beginning January 1, 2014 and ending December 31, 2016, which vested on January 30, 2017. The unvested restricted stock unit awards are composed of the final third of the grant made in January 2014, which vested on January 30, 2017; two-thirds of the grant made in January 2015, half of which vested on January 30, 2017 and half of which will vest on the date of the compensation committee’s first regular meeting in 2018; and the full grant made in January 2016, one-third of which vested on January 30, 2017 and one-third of which will vest on the date of each of the compensation committee’s first regular meetings in 2018 and 2019, respectively. All restricted stock unit awards continue to accrue additional shares through automatic dividend reinvestment. For Mr. Thayer and Mr. Cornew, the amount shown also includes a grant of 30,000 retention stock units made on January 28, 2013 which will vest on January 28, 2018. For Mr. Von Hoene, the amount shown also includes a grant of 20,000 retention stock units made on October 21, 2013 that will vest on October 21, 2018. All shares are valued at $35.49, the closing price on December 30, 2016.

(3)

The amount shown includes the target performance share unit award made in January 2015 for the performance period ending December 31, 2017 and the target performance share unit award made in January 2016 for the performance period ending December 31, 2018. These target awards have been increased to reflect the highest level of performance for the period, 200%. All shares are valued at $35.49, the closing price on December 30, 2016.

Option Exercises and Stock Vested

	Option Awards		Stock Awards (Note 1)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Crane	—	$—	306,969	$8,337,267
Thayer	—	—	84,469	2,294,179
Von Hoene	—	—	68,549	1,861,804
Cornew	—	—	92,515	2,512,699
O’Brien	—	—	78,564	2,133,787

Notes to Option Exercises and Stock Vested Table

(1)

Share amounts are composed of the following tranches of prior awards that vested on January 25, 2016: the performance share award made for the period January 1, 2013 through December 31, 2015; the final third of the restricted stock unit grant made in January 2013 (including a supplemental grant made to Mr. Cornew in May 2013), the second third of the restricted stock unit grant made in January 2014 (including a supplemental grant made to Mr. Thayer in July 2014) and the first third of the restricted stock unit award made in January 2015. All of these awards were valued at $27.16 upon vesting.

Pension Benefits

Exelon sponsors the Exelon Corporation Retirement Program, a traditional defined benefit pension plan that covers certain management employees who commenced employment prior to January 1, 2001 and certain collective bargaining unit employees. The Exelon Corporation Retirement Program includes the Service Annuity System (SAS), which is the legacy ComEd pension plan. Effective January 1, 2001, Exelon also established two cash balance defined benefit pension plans in order to both reduce future retirement benefit costs and provide an option that is portable as the company anticipated a work force that was more mobile than the traditional utility workforce. The cash balance defined benefit pension plans cover management employees and certain collective bargaining unit employees hired on or after such date, as well as certain management employees hired prior to such date who elected to participate in a cash balance plan. Legacy Constellation employees participate in the Pension Plan of Constellation Energy Group, Inc. (Constellation Pension Plan). The Constellation Pension Plan includes a traditional pension formula referred to as the Enhanced Traditional Plan (ETP) and a Pension Equity Plan (PEP). Employees hired before January 1, 2000 participate in the ETP. Employees hired on or after January 1, 2000 and employees hired before that date who elected to do so participate in the PEP. Each of these plans is intended to be tax-qualified under Section 401(a) of the Code. An employee can participate in only one of the qualified pension plans.

For NEOs participating in the SAS, the annuity benefit payable at normal retirement age is equal to the sum of 1.25% of the participant’s earnings as of December 25, 1994, reduced by a portion of the participant’s Social Security benefit as of that

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date, plus 1.6% of the participant’s highest average annual pay, multiplied by the participant’s years of credited service (up to a maximum of 40 years). Pension-eligible compensation for the SAS’s Final Average Pay Formula includes base pay and annual incentive awards. Benefits under the SAS are vested after five years of service.

The “normal retirement age” under the SAS is 65. The plan also offers an early retirement benefit prior to age 65, which is payable if a participant retires after attainment of age 50 and completion of 10 years of service. The annual pension payable under the plan is determined as of the early retirement date, reduced by 2% for each year of payment before age 60 to age 58, then 3% for each year before age 58 to age 50. In addition, under the SAS, the early retirement benefit is supplemented prior to age 65 by a temporary payment equal to 80% of the participant’s estimated monthly Social Security benefit. The supplemental benefit is partially offset by a reduction in the regular annuity benefit.

Under the cash balance pension plan, a notional account is established for each participant, and the account balance grows as a result of annual benefit credits and annual investment credits. (Employees who participated in the SAS prior to January 1, 2001 and elected to participate in the cash balance plan also have a frozen transferred benefit from the former plan, and received a “transition” credit based on their age, service and compensation at the time of transfer.) Beginning January 1, 2008, the annual benefit credit under the plan is 7% of base pay and annual incentive award and beginning January 1, 2013 for employees hired on or after such date, the annual benefit credit is equal to a percentage of base pay and annual incentive award which varies between 3% and 8%, based upon age. For the portion of the account balance accrued beginning January 1, 2008, the annual investment credit is the third segment spot rate of interest on long-term investment grade corporate bonds. The segment rate will be determined as of November of the year for which the cash balance account receives the investment credit. For the portion of the benefit accrued before January 1, 2008, the annual investment credit is the greater of 4%, or the average of the annual rate of return of the S&P 500 Stock Index and the 30-year Treasury bond rate (the interest rate is determined in November of each year). Based on recent IRS guidance, beginning in 2017 the investment credit for the portion of the benefit accrued before January 1, 2008 will be the third segment spot rate of interest on long-term corporate bonds. In addition, cash balance participants with pre-2008 balances will receive an additional benefit credit ranging from 0.5% to 3.5% based on their pre-2008 service. Also, beginning in 2017, account balances for employees hired prior to January 1, 2013 will be subject to a minimum investment credit of 4%. For employees hired on or after January 1, 2013, the annual investment credit is the second segment spot rate of interest on long-term corporate bonds, determined as of November of the year for which the cash balance account receives the investment credit, subject to a minimum annual investment credit rate of 3.8% and a maximum annual investment credit rate of 7%. Benefits are vested after three years of service, and are payable in an annuity or a lump sum at any time following termination of employment. Apart from the benefit credits and the vesting requirement, and as described above, years of service are not relevant to a determination of accrued benefits under the cash balance pension plans.

For NEOs who participate in the PEP, a lump sum benefit amount is computed based on covered earnings multiplied by a total credit percentage. Covered earnings are equal to the average of the highest three of the last five twelve-month periods’ base pay plus annual incentive awards. The total service credit percentage is equal to the sum of the credit percentages based on the following formula: 5% per year of service through age 39, 10% per year of service from age 40 to age 49, and 15% per year of service after age 49. No benefits are available under the PEP until a participant has at least three years of vesting service. Benefits payable under the PEP are paid as an annuity unless a participant elects a lump sum within 60 days after separation.

The Code limits to $265,000 the individual 2016 annual compensation that may be taken into account under the tax-qualified retirement plan. As permitted by Employee Retirement Income Security Act, Exelon sponsors three supplemental executive retirement plans (or “SERPs”) that allow the payment to a select group of management or highly-compensated individuals out of its general assets of any benefits calculated under provisions of the applicable qualified pension plan which may be above these limits. The SERPs offer a lump sum as an optional form of payment, which includes the value of the marital annuity, death benefits and other early retirement subsidies at a designated interest rate. The interest rate applicable for distributions

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to participants in the SAS in 2016 is 2.97%. For participants in the cash balance pension plan and the PEP, the lump sum is the value of the non-qualified account balance. The values of the lump sum amounts do not include the value of any pension benefits covered under the qualified pension plans, and the methods and assumptions used to determine the non-qualified lump sum amount are different from the assumptions used to generate the present values shown in the tables of benefits to be received upon retirement, termination due to death or disability, involuntary separation not related to a change in control, or upon a qualifying termination following a change in control which appear later in this proxy statement.

Under the terms of the SERPs, participants are provided the amount of benefits they would have received under the SAS, cash balance plan, ETP or PEP, as applicable, but for the application of the Code limits. In addition, certain executives previously received grants of additional credited service under a SERP. In particular, in 1998, Mr. Crane received an additional 10 years of credited service through September 28, 2008, the date of his tenth anniversary, as part of his employment offer that provided one additional year of service credit for each year of employment to a maximum of 10 additional years.

As of January 1, 2004, Exelon does not grant additional years of credited service to executives under the SERP for any period in which services are not actually performed, except that up to two years of service credits may be provided under severance or change in control agreements first entered into after such date, and performance-based grants or grants which make up for lost pension benefits from another employer may be (but have not been) provided. Service credits previously available under employment, change in control or severance agreements or arrangements (or any successor arrangements) are not affected by this policy.

The amount of the change in the pension value for each of the named executive officers is the amount included in the Summary Compensation Table above in the column headed “Change in Pension Value & Nonqualified Deferred Compensation Earnings.” The present value of each NEO’s accumulated pension benefit is shown in the following tables. The present value for cash balance and PEP participants is the account balance. The assumptions used in estimating the present values for SAS participants include the following: pension benefits are assumed to begin at each participant’s earliest unreduced retirement age; the SERP lump sum amounts are determined using the rate of 5% for SAS participants at the assumed retirement age; the lump sum amounts are discounted from the assumed retirement date at the applicable discount rates of 4.29% as of December 31, 2015 and 4.04% as of December 31, 2016; and the applicable mortality tables. The applicable mortality table is the RP 2000-based table projected generationally using Exelon’s best estimate of long-term mortality improvements. The December 31, 2016 mortality table is consistent with the mortality used in the Exelon December 31, 2016 pension disclosure.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Crane (1)	SAS	18.26	$1,128,233	$—
	SERP	28.26	15,416,519	—
Thayer	PEP	14.00	263,333	—
	SERP	14.00	1,493,442	—
Von Hoene	Cash Balance	14.93	380,529	—
	SERP	14.93	1,102,811	—
Cornew	Cash Balance	22.59	652,790	—
	SERP	22.59	1,012,385	—
O’Brien	Cash Balance	34.51	1,426,717	—
	SERP	34.51	1,826,539	—

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(1)

Based on discount rates prescribed by the SEC proxy disclosure guidelines, Mr. Crane’s non-qualified SERP present value is $15,416,519. Based on lump sum plan rates for immediate distributions under the non-qualified plan, the comparable lump sum amount applicable for service through December 31, 2016 is $22,451,556. Note that, in any event, payments made upon termination may be delayed by six months in accordance with U.S. Treasury Department guidance.

Deferred Compensation Programs

Exelon offers deferred compensation plans to permit the deferral of certain cash compensation to facilitate tax and retirement planning and satisfaction of stock ownership requirements for executives and key managers. Exelon maintains non-qualified deferred compensation plans that are open to certain highly-compensated employees, including the NEOs.

The Exelon Deferred Compensation Plan is a non-qualified plan that permits legacy Exelon executives and key managers to defer receipt of base compensation and the company to credit related matching contributions that would have been contributed to the Exelon Corporation Employee Savings Plan (the company’s tax-qualified 401(k) plan) but for the applicable limits under the Code. The Constellation Deferred Compensation Plan is a non-qualified plan that permits legacy Constellation executives to defer receipt of base compensation and the company to credit related matching contributions that would have been contributed to the Exelon Corporation Employee Savings Plan. The Deferred Compensation Plans permit participants to defer taxation of a portion of their income. The Exelon Deferred Compensation Plan benefits the company by deferring the payment of a portion of its compensation expense, thus preserving cash.

The Exelon Employee Savings Plan is intended to be tax-qualified under Sections 401(a) and 401(k) of the Code. The Constellation Energy Group Employee Savings Plan was merged into Exelon’s Employee Savings Plan as of July 1, 2014. Exelon maintains the Employee Savings Plan to attract and retain qualified employees, including the NEOs, and to encourage employees to save some percentage of their cash compensation for their eventual retirement. The Employee Savings Plan permits employees to do so, and allows the company to make matching contributions in a relatively tax-efficient manner. The company maintains the excess matching feature of the Deferred Compensation Plans to enable key management employees to save for their eventual retirement to the extent they otherwise would have were it not for the limits established by the IRS.

The Stock Deferral Plan is a non-qualified plan that permitted legacy Exelon executives to defer performance share units prior to 2007.

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The following table shows the amounts that NEOs have accumulated under both the Deferred Compensation Plans and the Stock Deferral Plan. The Exelon Deferred Compensation and Stock Deferral Plans were closed to new deferrals of base pay (other than excess Employee Savings Plan deferrals), annual incentive payments or performance shares awards in 2007, and participants were granted a one-time election to receive a distribution of their accumulated balance in each plan during 2007. Existing balances will continue to accrue dividends or other earnings until payout upon termination. Balances in the Deferred Compensation Plan will be settled in cash upon the termination event selected by the officer and will be distributed either in a lump sum, or in annual installments. Share balances in the Stock Deferral Plan continue to earn the same dividends that are available to all shareholders, which are reinvested as additional shares in the plan. Balances in the plan are distributed in shares of Exelon stock in a lump sum or installments upon termination of employment.

The Deferred Compensation Plans continue in effect for those officers who participate in the Employee Savings Plan and who reach their statutory contribution limit during the year. After this limit is reached, their elected payroll contributions and company matching contribution will be credited to their accounts in the Deferred Compensation Plans. The investment options under the Deferred Compensation Plans consist of a basket of investment fund benchmarks substantially the same as those funds available through the Employee Savings Plan. Deferred amounts represent unfunded unsecured obligations of the company.

Name (a)	Executive Contributions in 2016 ($) (Note 1) (b)	Registrant Contributions in 2016 ($) (Note 2) (c)	Aggregate Earnings in 2016 ($) (Note 3) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/16 ($) (Note 4) (f)
Crane	$107,552	$63,977	$123,365	$—	$1,315,624
Thayer	—	—	—	—	—
Von Hoene	40,195	33,981	46,408	—	455,465
Cornew	29,624	35,549	32,256	—	346,625
O’Brien (5)	38,026	28,345	287,370	—	2,648,404

(1)	The full amount shown for executive contributions is included in the base salary figures for each NEO shown above in the Summary Compensation Table.
(2)	The full amount shown under registrant contributions is included in the company contributions to savings plans for each NEO shown above in the All Other Compensation Table.
(3)

The amount shown under aggregate earnings reflects the NEO’s gain or loss based upon the individual allocation of his notional account balance into the basket of mutual fund benchmarks. These gains or losses do not represent current income to the NEO and have not been included in any of the compensation tables shown above.

(4)

For all NEOs the aggregate balance shown in column (f) above includes those amounts, both executive contributions and registrant contributions, that have been disclosed either as base salary as described in Note 1 or as company contributions under all other compensation as described in Note 2 for the current fiscal year ending December 31, 2016. For Mr. Crane, all executive and registrant contributions included in column (f) have previously been disclosed in Summary Compensation Tables. Mr. Thayer did not participate in the plan during 2016.

(5)	For Mr. O’Brien the amounts shown in column (d) and column (f) also include the aggregate earnings and aggregate balance respectively of his Stock Deferral Plan account.

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Potential Payments upon Termination or Change in Control

Change in control employment agreements and severance plan covering named executive officers

Exelon’s change in control and severance benefits policies were initially adopted in January 2001 and harmonized the policies of Exelon’s predecessor companies. In adopting the policies, the compensation committee considered the advice of a consultant who advised that the levels were consistent with competitive practice and reasonable. The Exelon benefits currently include multiples of change in control benefits ranging from 2.0 times base salary and annual bonus for corporate and subsidiary vice presidents to 2.99 times base salary and annual bonus for the CEO, executive vice presidents, presidents of certain business units and select senior vice presidents. In 2003, the compensation committee reviewed the terms of the Senior Management Severance Plan and revised it to reduce the situations when an executive could terminate and claim severance benefits for “good reason,” clarified the definition of “cause,” and reduced non-change in control benefits for executives with less than two years of service. In December 2004, the compensation committee’s consultant presented a report on competitive practice on executive severance. The competitive practices described in the report were generally comparable to the benefits provided under Exelon’s severance policies. In discussing the compensation consultant’s December 2007 annual report to the committee on compensation trends, the consultant commented that Exelon’s change in control and severance policies were conservative, citing the use of double triggers, and that they remained competitive. In April 2009 the compensation committee adopted a policy that Exelon would not include excise tax gross-up payment provisions in senior executive employment, change in control, or severance plans, programs or agreements that are entered into, adopted or materially amended on or after April 2, 2009 (other than renewals of existing arrangements that are not materially amended or arrangements assumed pursuant to a corporate transaction). In October 2016, the named executive officers covered by change in control agreements entered into prior to April 2, 2009, which provided for potential excise tax gross-up payments, agreed to waive those payments and the agreements were later amended to remove such gross-up payments. Therefore, no named executive officer is currently entitled to an excise tax gross-up payment upon any termination of employment from Exelon.

Named executive officers have entered into individual change in control employment agreements or are covered by the change in control provisions of the Senior Management Severance Plan, which generally protect such executives’ position and compensation levels for two years after a change in control of Exelon. The individual agreements are initially effective for a period of two years, and provide for a one-year extension each year thereafter until cancellation or termination of employment. The plan does not have a specific term.

During the 24-month period following a change in control, or, with respect to an executive with an individual agreement, during the 18-month period following another significant corporate transaction affecting the executive’s business unit in which Exelon shareholders retain between 60% and 66 2/3% control (a significant acquisition), if a named executive officer resigns for good reason or if the executive’s employment is terminated by Exelon other than for cause or disability, the executive is entitled to the following:

•	the executive’s annual incentive and performance share unit awards for the year in which termination occurs;

•

severance payments equal to 2.99 (or 2.0 if the executive does not have an individual agreement) times the sum of (1) the executive’s base salary plus (2) the higher of the executive’s target annual incentive for the year of termination or the executive’s average annual incentive award payments for the two years preceding the termination, but not more than the annual incentive for the year of termination based on actual performance before the application of negative discretion;

•

a benefit equal to the amount payable under the SERP determined as if (1) the SERP benefit were fully vested, (2) the executive had 2.99 additional years of age and years of service (2.0 years for executives who first entered into such agreements after 2003 or do not have such agreements) and (3) the severance pay constituted covered compensation for purposes of the SERP;

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•	a benefit equal to the actuarial equivalent present value of any non-vested accrued benefit under Exelon’s qualified defined benefit retirement plan;

•

all previously-awarded stock options, performance share units, restricted stock units, or restricted shares become fully vested, and the stock options remain exercisable until the earlier of the fifth anniversary of the executive’s termination date or the option’s expiration date;

•

life, disability, accident, health and other welfare benefit coverage continues during the severance pay period on the same terms and conditions applicable to active employees, followed by retiree health coverage if the executive has attained at least age 50 and completed at least 10 years of service (or any lesser eligibility requirement then in effect for regular employees); and

•	outplacement and financial planning services for at least 12 months.

The change in control benefits are also provided if the executive is terminated other than for cause or disability, or terminates for good reason (1) after a tender offer or proxy contest commences, or after Exelon enters into an agreement which, if consummated, would cause a change in control, and within one year after such termination a change in control does occur, or (2) within two years after a sale or spin-off of the executive’s business unit in contemplation of a change in control that actually occurs within 60 days after such sale or spin-off (a disaggregation) if the executive has an individual agreement.

A change in control under the individual change in control employment agreements and the Senior Management Severance Plan generally occurs:

•	when any person acquires 20% of Exelon’s voting securities;

•

when the incumbent members of the Exelon board of directors (or new members nominated by a majority of incumbent directors) cease to constitute at least a majority of the members of the Exelon board of directors;

•

upon consummation of a reorganization, merger or consolidation, or sale or other disposition of at least 50% of Exelon’s operating assets (excluding a transaction where Exelon shareholders retain at least 60% of the voting power); or

•	upon shareholder approval of a plan of complete liquidation or dissolution.

The term good reason under the individual change in control employment agreements generally includes any of the following occurring within two years after a change in control or disaggregation or within 18 months after a significant acquisition:

•	a material reduction in salary, incentive compensation opportunity or aggregate benefits, unless such reduction is part of a policy, program or arrangement applicable to peer executives;

•	failure of a successor to assume the agreement;

•	a material breach of the agreement by Exelon; or

•

any of the following, but only after a change in control or disaggregation: (1) a material adverse reduction in the executive’s position, duties or responsibilities (other than a change in the position or level of officer to whom the executive reports or a change that is part of a policy, program or arrangement applicable to peer executives) or (2) a required relocation by more than 50 miles.

The term cause under the change in control employment agreements generally includes any of the following:

•

refusal to perform or habitual neglect in the performance of duties or responsibilities or of specific directives of the officer to whom the executive reports which are not materially inconsistent with the scope and nature of the executive’s duties and responsibilities;

•

willful or reckless commission of acts or omissions which have resulted in or are likely to result in a material loss or material damage to the reputation of Exelon or any of its affiliates, or that compromise the safety of any employee;

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•	commission of a felony or any crime involving dishonesty or moral turpitude;

•	material violation of the code of business conduct, or of any statutory or common-law duty of loyalty; or

•	any breach of the executive’s restrictive covenants.

If the amount payable to a named executive officer under a change in control agreement, inclusive of other parachute payments, would cause an excise tax to be imposed under Section 4999 of the Code, the payments to such executive shall be reduced to the maximum amount below which no such tax is imposed or, if the payment without such reduction would leave the executive with a greater amount after payment of such excise taxes, then no such reduction shall be applied.

If a named executive officer resigns for good reason or is terminated by Exelon other than for cause or disability, in each case under circumstances not involving a change in control or similar provision described above, the named executive officer may be eligible for the following non-change in control benefits under the Exelon Corporation Senior Management Severance Plan:

•	prorated payment of the executive’s annual incentive and performance share unit awards for the year in which termination occurs;

•	for a 24 month severance period, continued payment of an amount representing base salary and target annual incentive;

•	a benefit equal to the amount payable under the SERP determined as if the severance payments were paid as ordinary base salary and annual incentive;

•

during the severance period, continuation of health, basic life and other welfare benefits the executive was receiving immediately prior to the severance period on the same terms and conditions applicable to active employees, followed by retiree health coverage if the executive has attained at least age 50 and completed at least 10 years of service (or any lesser eligibility requirement then in effect for non-executive employees); and

•	outplacement and financial planning services for twelve months.

Payments under the Senior Management Severance Plan are subject to reduction by Exelon to the extent necessary to avoid imposition of excise taxes imposed by Section 4999 of the Code on excess parachute payments or under similar state or local law.

The term good reason under the Senior Management Severance Plan means either of the following:

•

a material reduction of the executive’s salary (or, with respect to a change in control, incentive compensation opportunity or aggregate benefits) unless such reduction is part of a policy, program or arrangement applicable to peer executives of Exelon or of the business unit that employs the executive; or

•

a material adverse reduction in the executive’s position or duties (other than a change in the position or level of officer to whom the executive reports) that is not applicable to peer executives of Exelon or of the executive’s business unit, but excluding under the non-change in control provisions of the plan any change (1) resulting from a reorganization or realignment of all or a significant portion of the business, operations or senior management of Exelon or of the executive’s business unit or (2) that generally places the executive in substantially the same level of responsibility.

With respect to a change in control, the term good reason under the plan also includes a required relocation of more than 50 miles.

The term cause under the Senior Management Severance Plan generally has the same meaning as the definition of such term under the individual change in control employment agreements.

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Benefits under the change in control employment agreements and the Senior Management Severance Plan are subject to termination upon an executive’s violation of his or her restrictive covenants, and incentive payments under the agreements and the plan may be subject to the recoupment policy adopted by the board of directors.

Estimated Value of Benefits to be Received Upon Retirement

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they retired as of December 31, 2016. These payments and benefits are in addition to the present value of the accumulated benefits from each NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in the tables within the Nonqualified Deferred Compensation section.

Name (a)	Cash Payment ($) (Note 1) (b)	Value of Unvested Equity Awards ($) (Note 2) (c)	Total Value of All Payments and Benefits ($) (Note 3) (d)
Crane	$2,346,000	$30,695,000	$33,041,000
Thayer	—	—	—
Von Hoene	1,238,000	8,390,000	9,628,000
Cornew	1,233,000	—	1,233,000
O’Brien	1,094,000	7,655,000	8,749,000

Notes to Benefits to be Received Upon Retirement Table

(1)	Under the terms of the 2016 Annual Incentive Plan (AIP), a pro-rated actual incentive award is payable upon retirement based on the number of days worked during the year of retirement. The amount above represents the executive’s 2016 annual incentive payout (after company/business unit performance was determined and negative discretion was applied).
(2)	The Value of Unvested Equity Awards includes the following:
a.	the value of the executive’s unvested performance share units. The amount above includes the number of unvested shares earned for the 2014-2016 performance share unit award. It is assumed the 2014, 2015 and 2016 performance shares are earned at target. The value of the shares is based on Exelon’s closing stock price on December 30, 2016 of $35.49; and
b.	the accelerated portion of the executives’ restricted stock award that, per the applicable award agreement, would vest upon retirement. The value of the shares is based on Exelon’s closing stock price on December 30, 2016 of $35.49.
(3)	The estimate of total payments and benefits is based on a December 31, 2016 retirement date.

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Estimated Value of Benefits to be Received Upon Termination due to Death or Disability

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming their employment is terminated due to death or disability as of December 31, 2016. These payments and benefits are in addition to the present value of the accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in tables within the Nonqualified Deferred Compensation section.

Name (a)	Cash Payment ($) (Note 1) (b)	Value of Unvested Equity Awards ($) (Note 2) (c)	Total Value of All Payments and Benefits ($) (Note 3) (d)
Crane	$2,346,000	$30,695,000	$33,041,000
Thayer	1,071,000	9,435,000	10,506,000
Von Hoene	1,238,000	9,100,000	10,338,000
Cornew	1,233,000	10,109,000	11,342,000
O’Brien	1,094,000	7,655,000	8,749,000

Notes to Benefits to be Received Upon Termination due to Death or Disability Table

(1)	Under the terms of the 2016 AIP, a pro-rated actual incentive award is payable upon death or disability based on the number of days worked during the year of termination. The amount above represents the executives’ 2016 annual incentive payout (after company/business unit performance was determined and negative discretion was applied).
(2)	The Value of Unvested Equity Awards includes the following:
a.	the value of the executive’s unvested performance share units. The amount above includes the number of unvested shares earned for the 2014-2016 performance share unit award. It is assumed the 2014, 2015 and 2016 performance shares are earned at target. The value of the shares is based on Exelon’s closing stock price on December 30, 2016 of $35.49; and
b.	the accelerated portion of the executives’ restricted stock award that, per the applicable award agreement, would vest upon death or disability. The value of the shares is based on Exelon’s closing stock price on December 30, 2016 of $35.49.
(3)	The estimate of total payments and benefits is based on a December 31, 2016 termination due to death or disability.

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Executive Compensation Data

Estimated Value of Benefits to be Received Upon Involuntary Separation Not Related to a Change in Control

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they were terminated as of December 31, 2016 under the terms of the Amended and Restated Senior Management Severance Plan. These payments and benefits are in addition to the present value of the accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in the tables within the Nonqualified Deferred Compensation section.

Name (a)	Cash Payment ($) (Note 1) (b)	Retirement Benefit Enhance- Ment ($) (Note 2) (c)	Value of Unvested Equity Awards ($) (Note 3) (d)	Health and Welfare Benefit Continuation ($) (Note 4) (e)	Perquisites And Other Benefits ($) (Note 5) (f)	Total Value of All Payments and Benefits ($) (Note 6) (g)
Crane	$8,147,000	$2,907,000	$30,695,000	$113,000	$40,000	$41,902,000
Thayer	4,145,000	182,000	9,206,000	33,000	40,000	13,606,000
Von Hoene	4,698,000	242,000	8,844,000	45,000	40,000	13,869,000
Cornew	4,681,000	241,000	9,880,000	39,000	40,000	14,881,000
O’Brien	4,232,000	220,000	7,655,000	75,000	40,000	12,222,000

Notes to Benefits to be Received Upon Involuntary Separation Not Related to a CIC Table

(1)	Represents the estimated severance benefit equal to 2 times the sum of the executive’s (i) current base salary and (ii) the target annual incentive for the year of termination. In addition, under Section 4.2 of the Senior Management Severance Plan, a pro-rated annual incentive award is payable upon involuntary separation or qualifying voluntary separation based on the days worked during the year of termination pursuant to the terms in the 2016 AIP. The amount above represents the executives’ 2016 annual incentive payout (after company/business unit performance was determined and negative discretion was applied).
(2)	Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.
(3)	The Value of Unvested Equity Awards includes the following:
a.	the value of the executive’s unvested performance share units. The amount above includes the number of unvested shares earned for the 2014-2016 performance share unit award. It is assumed the 2014, 2015 and 2016 performance shares are earned at target. The value of the shares is based on Exelon’s closing stock price on December 30, 2016 of $35.49; and
b.	the accelerated portion of the executives’ restricted stock award that, per the applicable award agreement, would vest upon an involuntary separation not related to a change in control. The value of the shares is based on Exelon’s closing stock price on December 30, 2016 of $35.49.
(4)	Estimated costs of healthcare, life insurance, and long-term disability coverage which continue during the severance period.
(5)	Estimated costs of outplacement and financial planning services for up to 12 months for all NEOs.
(6)	The estimate of total payments and benefits is based on a December 31, 2016 termination date. The executives are participants in the Senior Management Severance Plan and severance benefits are determined pursuant to Section 4 of the Severance Plan.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	85

Executive Compensation Data

Estimated Value of Benefits to be Received Upon a Qualifying Termination following a Change in Control

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they were terminated upon a qualifying change in control as of December 31, 2016. The company has entered into Change in Control agreements with Messrs. Crane, Cornew, O’Brien, Thayer and Von Hoene. These payments and benefits are in addition to the present value of accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in tables within the Nonqualified Deferred Compensation section.

Name (a)	Cash Payment ($) (Note 1) (b)	Retirement Benefit Enhance- ment ($) (Note 2) (c)	Value of Unvested Equity Awards ($) (Note 3) (d)	Health and Welfare Benefit Continuation ($) (Note 4) (e)	Perquisites and Other Benefits ($) (Note 5) (f)	Potential Scaleback ($) (Note 6) (h)	Total Value of All Payments and Benefits ($) (Note 7) (i)
Crane	$11,063,000	$4,832,000	$30,695,000	$170,000	$40,000	Not required	$46,800,000
Thayer	5,735,000	270,000	9,435,000	49,000	40,000	(2,507,496)	13,021,504
Von Hoene	6,038,000	362,000	9,100,000	67,000	40,000	Not required	15,607,000
Cornew	6,466,000	392,000	10,109,000	59,000	40,000	Not required	17,066,000
O’Brien	6,089,000	249,000	7,655,000	113,000	40,000	Not required	14,146,000

Notes to Benefits to be Received Upon a Qualifying Termination following a CIC Table

(1)	Represents the estimated cash severance benefit equal to 2.99 times the sum of the executive’s (i) current base salary and (ii) Severance Incentive. Also, this amount includes an additional payment for Mr. O’Brien of $35,000.
Under Section 4.1(a)(ii) of the CIC Employment Agreement, the executive’s target incentive award is payable upon termination (but capped at actual performance before the application of negative discretion). The amounts above represent the executives’ 2016 target annual incentive.
(2)	Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.
(3)	The Value of Unvested Equity Awards includes the following:
a.	the value of the executives’ unvested performance share units. Pursuant to Section 4.1(c) of the CIC Employment Agreement, all of the shares will vest upon termination at the actual level earned and awarded. The amount above includes the number of unvested shares earned for the 2014-2016 performance share unit award. It is assumed the 2014, 2015 and 2016 performance shares are earned at target. The value of the shares is based on Exelon’s closing stock price on December 30, 2016 of $35.49; and
b.	the value of the executives’ restricted stock that, pursuant to Section 4.1(d) of the CIC Employment Agreement or the terms of the award, would vest upon a qualifying termination following a change in control. The value of the shares is based on Exelon’s closing stock price on December 30, 2016 of $35.49.
(4)	Estimated costs of healthcare, life insurance and long-term disability coverage which continue during the severance period.
(5)	Estimated costs of outplacement and financial planning services for up to 12 months for all NEOs.
(6)	In 2009, the compensation committee adopted a policy that no future employment or severance agreements will provide for an excise tax gross-up payment. In 2016, the compensation committee also removed the excise tax gross-up payment from all existing agreements.
(7)	The estimate of total payments and benefits is based on a December 31, 2016 termination date. The company has entered into change in control employment agreement with all of the executives.

86	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules provide that shareholders be given the opportunity to cast an advisory (non-binding) vote on how often the company should include an advisory vote on executive compensation in its proxy materials for future annual shareholder meetings. Under this Proposal No. 4, shareholders may vote to have the say-on-pay vote every year, every two years, or every three years, or shareholders may abstain from voting on this proposal.

Our shareholders voted on a similar proposal in 2011, with the majority voting to hold the say-on-pay vote every year. Our board of directors continues to believe that an annual advisory vote on executive compensation is the appropriate alternative for Exelon. Exelon values the direct input it receives from shareholders on executive compensation and other matters. An annual advisory vote on executive compensation is consistent with our policy of seeking input from and engaging in discussions with our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. Given the large number of Exelon shareholders, we are unable to receive direct feedback from each of our shareholders. We believe that an annual advisory vote on the compensation of our named executive officers will allow all of our shareholders to provide us with their general input on our compensation philosophy, policies and practices while we continue to seek direct input from shareholders through other means. Our board of directors therefore recommends that you vote for a one-year interval for the advisory vote on executive compensation.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every year, every two years or every three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the board’s recommendation.

The option on the frequency of the advisory vote on the compensation of our named executive officers that receives the most votes from shareholders will be considered by the board and the compensation committee as the shareholders’ recommendation as to the frequency of future advisory votes on our compensation philosophy, policies and practices. However, the outcome of this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers is not binding on us or our board.

Exelon expects that the question of frequency of say-on-pay voting will be presented for a vote of shareholders again in 2023.

The board of directors unanimously recommends a vote for the option of “ONE YEAR” as the preferred frequency for future advisory votes on executive compensation.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	87

Communication with the Board of Directors

PROCESS FOR SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders and other interested persons can communicate with any director or the independent directors as a group by writing to them, c/o Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. The board has instructed the Corporate Secretary to review communications initially and transmit a summary to the directors and to exclude from transmittal any communications that are commercial advertisements, other forms of solicitation, general shareholder service matters or individual service or billing complaints. Under the board policy, the Corporate Secretary will forward to the directors any communication raising substantial issues. All communications are available to the directors upon request. Shareholders may also report an ethics concern with the Exelon Ethics Hotline by calling 1-800-23-Ethic (1-800-233-8442). You may also report an ethics concern via the Internet at EthicsOffice@ExelonCorp.com.

SHAREHOLDER PROPOSALS

If you want to submit a proposal for possible inclusion in next year’s proxy statement, you must submit it in writing to the Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. Exelon must receive your proposal on or before November 15, 2017. Exelon will consider only proposals meeting the requirements of the applicable rules of the Securities and Exchange Commission. Under our Bylaws, the proposal must also disclose fully all ownership interests the proponent has in Exelon and contain a representation as to whether the shareholder has any intention of delivering a proxy statement to the other shareholders of Exelon.

We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. Our corporate governance committee reviews all shareholder proposals and makes recommendations to the board for action on such proposals.

Additionally, under our Bylaws, for a shareholder to bring any matter before the 2018 annual meeting that is not included in the 2017 proxy statement, the shareholder’s written notice must be received by the Corporate Secretary not less than 120 days prior to the first anniversary of the mailing date of this proxy statement, which will be November 15, 2017.

DIRECTOR NOMINATIONS

A shareholder who wishes to recommend a candidate (including a self-nomination) to be considered by the Exelon corporate governance committee for nomination as a director must submit the recommendation in writing to the Chair of the Corporate Governance Committee, c/o Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. The corporate governance committee will consider all recommended candidates and self-nominees when making its recommendation to the full board of directors to nominate a slate of directors for election.

•

Nominations for 2017. Under the Exelon Bylaws, the deadline has passed for a shareholder to nominate a candidate (or nominate himself or herself) for election to the board of directors at the 2017 annual meeting.

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Communication with the Board of Directors

•

Nominations for 2018. There are several ways a shareholder may nominate a candidate for election as a director or to stand for election at the 2018 annual meeting. As noted above, a shareholder may submit a recommendation to the corporate governance committee, which will consider the nomination when making recommendations to the full board for nominations for director.

A shareholder may also use one of two alternative provisions of Exelon’s Bylaws to nominate a candidate for election as a director. Under one provision of the Bylaws currently in effect, a shareholder must comply with the following: (1) notice of the proposed nomination must be received by Exelon no later than November 15, 2017; (2) the notice must include information required under the Bylaws, including: (a) information about the nominating shareholder, (b) information about the candidate that would be required to be included in a proxy statement under the rules of the SEC, (c) a representation as to whether the shareholder intends to deliver a proxy statement to the other shareholders of Exelon, and (d) the signed consent of the candidate to serve as a director of Exelon, if elected. Under this procedure, any shareholder can nominate any number of candidates for director for election at the annual meeting, but the shareholder’s nominees will not be included in Exelon’s proxy statement or form of proxy for the meeting.

A shareholder who meets criteria in the Exelon Bylaws may also nominate a limited number of candidates for election as directors through provisions commonly referred to as “proxy access.” Subject to the requirements set forth in the Bylaws, any shareholder or group of up to 20 shareholders holding both investment and voting rights with respect to at least 3% of Exelon’s outstanding common stock continuously for at least 3 years may nominate up to 20% of the Exelon directors to be elected (2 directors on Exelon’s current board of 13 directors). The nominating shareholder(s) must comply with the following, among other detailed requirements specified in the Bylaws: (1) notice of the proposed nomination and other required information must be received by Exelon no earlier than October 16, 2017 and no later than November 15, 2017; (2) the notice must include information required under the Bylaws, including: (a) information about the nominating shareholder(s), (b) information about the candidate(s) including information that would be required to be included in a proxy statement under the rules of the SEC, and (c) the signed consent of each candidate to serve as a director of Exelon, if elected. Under this procedure, the shareholder’s nominees will be included in the Exelon proxy statement and the form of proxy for the meeting.

A shareholder who wishes to submit a nomination is encouraged to seek the advice of legal counsel regarding the requirements of the SEC and Exelon’s Bylaws. Exelon will not consider any proposal or nomination that does not comply with the requirements of the SEC and Exelon’s Bylaws.

Exelon’s Bylaws are amended from time to time. Please review the Bylaws on our website to determine if any changes to the nomination process or requirements have been made.

AVAILABILITY OF CORPORATE DOCUMENTS

The Exelon Corporate Governance Principles, the Exelon Code of Business Conduct, the Exelon Amended and Restated Bylaws, and the charters for the audit, corporate governance, compensation and leadership development and other committees of the board of directors are available on the Exelon website at www.exeloncorp.com, on the Governance page under the Investors tab. Copies may be printed from the Exelon website and copies are available without charge to any shareholder who requests them by writing to Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. In addition, our Articles of Incorporation, Compensation Consultant Independence Policy, Political Contributions Guidelines, biographical information concerning each director, and all of our filings submitted to the SEC are available on our website. Access to this information is free of charge to any user with internet access. Information contained on our website is not part of this proxy statement.

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Frequently Asked Questions

Can I access the Notice of Annual Meeting and Proxy Statement and the 2016 Financial Report on the Internet?

As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the internet at www.proxyvote.com. On March 15, 2017, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice.

In addition, shareholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. Exelon encourages shareholders to take advantage of the availability of the proxy materials on the internet in order to save Exelon the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve resources.

Shareholders of Record: If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic delivery service.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank, broker or other holder of record regarding the availability of this service.

Do I need a ticket to attend the annual meeting?

You will need an admission ticket or proof of ownership to enter the annual meeting.

If you are a shareholder of record the bottom half of your proxy card will serve as your admission ticket.

If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you must present proof of your ownership of Exelon stock as you enter the meeting, such as a bank or brokerage account statement. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Exelon stock, to:

Annual Meeting Admission Tickets c/o Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398 Chicago, Illinois 60680-5398.

Shareholders also must present a form of personal photo identification in order to be admitted into the meeting.

No cameras, audio or video recording equipment, similar electronic devices, large bags, briefcases or packages will be permitted into the meeting or adjacent areas. Cell phones and similar wireless communication devices will be permitted in the meeting only if turned off. All items brought into the meeting will be subject to search.

Who is entitled to vote at the annual meeting?

Holders of Exelon common stock as of 5:00 p.m. New York Time on March 3, 2017 are entitled to receive notice of the annual meeting and to vote their shares at the meeting. As of that date, there were 925,763,160 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

90	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Frequently Asked Questions

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Exelon’s transfer agent, Wells Fargo Shareowner Services, you are the “shareholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and accompanying documents have been provided directly to you by Exelon.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and the accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

Your vote is important. We encourage you to vote promptly. Internet and telephone voting are available through 11:59 p.m. Eastern Time on April 24, 2017. You may vote in the following ways:

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By Internet. If you have internet access, you may vote by internet. You will need the control number included on your proxy card or voting instruction form (VIF), as applicable. You may vote in a secure manner at www.proxyvote.com 24 hours a day. You will be able to confirm that the system has properly recorded your votes, and you do not need to return your proxy card or VIF.

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By Telephone. If you are located in the United States or Canada, you can vote by calling the toll-free telephone number (1-800-690-6903) and following the recorded instructions. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card or VIF, as applicable. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your VIF.

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By Mail. If you are a holder of record and received a full paper set of materials, you can vote by marking, dating and signing your proxy card and returning it by mail in the postage-paid envelope provided. If you are a beneficial holder of shares held of record by a bank or broker or other street name, please complete and mail the VIF provided by the holder of record.

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At the Annual Meeting. If you are a shareholder of record and attend the annual meeting in person, you may use a ballot provided at the meeting to cast your vote. If you are a beneficial owner, you will need to have a legal proxy from your broker, bank or other holder of record in order to vote by ballot at the meeting.

May I revoke a proxy?

Yes. You may revoke a proxy at any time before the proxy is exercised by filing with the Corporate Secretary a notice of revocation, or by submitting a later-dated proxy by mail, telephone or electronically through the Internet. You may also revoke your proxy by attending the annual meeting and voting in person.

What is householding and how does it affect me?

Exelon has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2016 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	91

Frequently Asked Questions

What are the voting requirements to elect the directors and to approve each of the proposals discussed in the Proxy Statement?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting, in person or represented by proxy, is necessary to constitute a quorum.

Election of Directors: Majority Vote Policy

Under our Bylaws, directors must be elected by a majority of votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” the nominee. An abstention will have no effect on the outcome of the vote because an abstention does not count as a vote cast. In contested elections, the vote standard would be a plurality of votes cast, in which case a withhold vote would have no effect on the vote’s outcome. In either case, broker non-votes will have no effect on the outcome of the vote because they are not considered votes cast.

Our Bylaws provide that, in an uncontested election, each director nominee must submit to the board before the annual meeting a letter of resignation that becomes effective only if the director fails to receive a majority of the votes cast at the annual meeting. The resignation of a director nominee who is not an incumbent director is automatically accepted by the board. The resignation of an incumbent director is tendered to the independent directors of the board for a determination of whether or not to accept the resignation. The board’s decision and the basis for the decision would be disclosed within 90 days following the certification of the final vote results.

Ratification of PricewaterhouseCoopers as Independent Auditor

The appointment of PricewaterhouseCoopers LLP as Exelon Corporation’s independent auditor requires an affirmative vote of a majority of shares of common stock represented at the annual meeting and entitled to vote thereon in order to be adopted. An abstention will have the effect of a vote “against” the ratification of the independent auditor.

Executive Compensation and Frequency of Vote on Executive Compensation

Under our bylaws, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving an affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, and abstentions will have the effect of a vote “against” the action. However, the votes on executive compensation and the frequency of the vote on executive compensation are advisory and are not binding on the company, the board of directors, or the compensation and leadership development committee in any way, as provided by law. Our board and the compensation and leadership development committee will review the results of the votes and input from shareholders and will take them into account in making a determination concerning executive compensation and the frequency of such advisory votes consistent with our record of shareowner engagement.

Could other matters be decided at the annual meeting?

At the date this proxy statement went to press, we did not know of any matters to be raised at the annual meeting other than those referred to in this proxy statement.

Who will count the votes?

Representatives of Broadridge Financial Communications and Exelon’s Office of Corporate Governance will tabulate the votes and act as inspectors of the election.

92	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Frequently Asked Questions

Where can I find the voting results?

We will report the voting results in a Form 8-K to be filed with the SEC within four business days following the end of our annual meeting. We will report the company’s decision on the frequency that the company will include a shareholder vote on the compensation of executives in its proxy materials no later than 150 calendar days after the annual meeting, but in no event later than 60 calendar days prior to the deadline for proposals for the 2018 annual meeting.

Who will pay for the cost of this proxy solicitation?

Exelon will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired Kingsdale Shareholder Services US to distribute and solicit proxies. We will pay Kingsdale Shareholder Services US a fee of $20,000 plus reasonable expenses for these services.

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	93

Appendix

2016 Adjusted (non-GAAP) Operating Earnings

Exelon reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). Exelon supplements the reporting of financial information determined in accordance with GAAP with certain non-GAAP financial measures, including adjusted (non-GAAP) operating earnings per share. Adjusted (non-GAAP) operating earnings per share exclude certain costs, expenses, gains and losses and other specified items, including mark-to-market adjustments from economic hedging activities, unrealized gains and losses from nuclear decommissioning trust fund investments, merger and integration costs, certain costs incurred associated with the PHI acquisition, merger commitments related to the settlement of the PHI acquisition, the impairment of certain long-lived assets, plant retirements and divestitures, costs related to the cost management program, the non-controlling interest in Constellation Energy Nuclear Group, LLC, and other items as set forth in the reconciliation below.

The presentation of adjusted (non-GAAP) operating earnings per share is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Exelon’s baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Accordingly, management uses adjusted (non-GAAP) operating earnings per share as a goal in its annual incentive plan. Adjusted (non-GAAP) operating earnings per share is not a presentation defined under GAAP and may not be comparable to other companies’ presentations. Exelon provides adjusted (non-GAAP) operating earnings per share as supplemental information and in addition to earnings per share that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) operating earnings per share should not be deemed more useful than, a substitute for, or an alternative to earnings per share calculated and presented in accordance with GAAP.

A reconciliation of reported GAAP earnings per share to adjusted (non-GAAP) operating earnings per share for 2016 is presented below; amounts may not add due to rounding:

2016 Adjusted (non-GAAP) Operating Earnings (Loss) Per Share	$2.68
Adjustments:
Mark-to-market impact of economic hedging activities	0.03
Unrealized (gains) losses related to NDT fund investments	(0.13)
Amortization of commodity contract intangibles	0.04
Merger and integration costs	0.12
Long-lived asset impairment	0.11
Asset retirement obligation	(0.08)
Reassessment of state deferred income taxes	0.01
Merger commitments	0.47
Plant retirements and divestitures	0.47
Cost management program	0.04
Like-kind exchange tax position	0.21
Curtailment of Generation growth and development activities	0.06
Non-controlling interest	0.11
2016 GAAP Earnings (Loss) Per Share	$1.22

A-1	Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement

Appendix

2014 PShare Scorecard

The table below reflects the 2014 PShare Scorecard, which uses a “stair-step” approach with no interpolation between data performance levels. Applies to the first year of the 2014-2016 PShare program.

2014 PShare Scorecard
Goals	Metrics	Metric Weighting	Operating Company	Threshold	Target	Target Calibrated to	Disting- uished	Final Score	Actual Award vs. Metric Weighting
Financial Management	ROE	30.0%	Exelon Corp	7.00%	8.00%	Budget	9.00%	8.22%	30.0%
	FFO/Debt	30.0%	ExGen HoldCo	39.0%	40.6%	Budget	43.1%	41.0%	30.0%
Operational Excellence	Outage Duration (Average)	6.7%	BGE	113.0	95.0	2nd Quartile	91.5	92.0	2.79%
			ComEd	94.0	85.0	1st Quartile	84.0	84.0	3.35%
			PECO	94.0	88.0	1st Quartile	85.5	90.0	1.68%
	Outage Frequency (Average)	6.7%	BGE	1.12	0.97	2nd Quartile	0.91	0.77	3.35%
			ComEd	0.90	0.78	1st Decile	0.76	0.81	1.68%
			PECO	0.90	0.78	1st Decile	0.76	0.77	2.79%
	Net Fleetwide Capacity Factor	13.3%	Nuclear	91.3%	93.3%	1st Quartile	93.8%	94.2%	19.95%
	Dispatch Match	13.3%	Power	95.1%	97.1%	Internal Measure	97.9%	96.5%	9.98%
							Committee Approved Performance		105.56%

2015 PShare Scorecard

The table below reflects the 2015 PShare Scorecard, which uses a “stair-step” approach with no interpolation between data performance levels. Applies to the second year of the 2014-2016 PShare program and the first year of the 2015-2017 PShare program.

2015 PShare Scorecard
Goals	Metrics	Metric Weighting	Operating Company	Threshold	Target	Target Calibrated to	Disting- uished	Final Score	Actual Award vs. Metric Weighting
Financial Management	ROE	30.0%	Exelon Corp	7.25%	7.75%	Budget	8.50%	8.23%	37.5%
	FFO/Debt	30.0%	ExGen HoldCo	27.0%	30.0%	Budget	42.7%	33.1%	30.0%
Operational Excellence	Outage Duration (Average)	6.7%	BGE	100.0	88.0	1st Quartile	85.0	91.0	1.68%
			ComEd	93.0	83.0	1st Quartile	82.0	82.0	3.35%
			PECO	93.0	87.0	1st Quartile	85.0	84.0	3.35%
	Outage Frequency (Average)	6.7%	BGE	1.00	0.80	1st Decile	0.76	0.82	1.68%
			ComEd	0.87	0.77	1st Decile	0.74	0.78	1.68%
			PECO	0.87	0.77	1st Decile	0.74	0.70	3.35%
	Net Fleetwide Capacity Factor	13.3%	Nuclear	91.1%	93.1%	1st Quartile	93.6%	93.9%	19.95%
	Dispatch Match	13.3%	Power	94.3%	96.6%	Internal Measure	97.8%	98.6%	19.95%
							Committee Approved Performance		122.48%

Exelon Corporation Notice of the Annual Meeting and 2017 Proxy Statement	A-2

Exelon Corporation P.O. Box 805398 Chicago, IL 60680-5398 exeloncorp.com © Exelon Corporation, 2017

EXELON CORPORATION

10 SOUTH DEARBORN STREET

P.O. BOX 805398

CHICAGO, IL 60680-5398

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 24, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E20947-P87426-Z69468                                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXELON CORPORATION
The board of directors recommends voting FOR Proposals 1 through 3:
1.	Election of Directors			For	Against	Abstain
Nominees:

	1a.	Anthony K. Anderson		☐	☐	☐

	1b.	Ann C. Berzin		☐	☐	☐				For	Against	Abstain

	1c.	Christopher M. Crane		☐	☐	☐		1j.	Richard W. Mies	☐	☐	☐

	1d.	Yves C. de Balmann		☐	☐	☐		1k.	John W. Rogers, Jr.	☐	☐	☐

	1e.	Nicholas DeBenedictis		☐	☐	☐		1l.	Mayo A. Shattuck III	☐	☐	☐

	1f.	Nancy L. Gioia		☐	☐	☐		1m.	Stephen D. Steinour	☐	☐	☐

	1g. 1h.	Linda P. Jojo Paul L. Joskow		☐ ☐	☐ ☐	☐ ☐	2.	Ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Auditor for 2017.		☐	☐	☐
	1i.	Robert J. Lawless		☐	☐	☐	3.	Advisory approval of executive compensation.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.						☐	The Board of Directors recommends you vote 1 year on the following proposal:		1 Year	2 Years	3 Years	Abstain

Please indicate if you plan to attend this meeting.				☐	☐		4.	Advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐
				Yes	No		NOTE: Authority is also given to vote on all other matters that may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)		Date

V.1.2

ADMISSION TICKET

To attend the annual meeting please detach and bring this ticket along with a valid photo ID and present them at the Shareholder Registration Table upon arrival. This ticket is not transferable.

No cameras, audio or video recording equipment, similar electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas. Cell phones and similar wireless communication devices will be permitted in the meeting only if turned off. All items brought into the meeting will be subject to search.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

Exelon’s Notice and Proxy Statement and Annual Report are available online at www.proxyvote.com. The electronic documents have been prepared to offer easy viewing and are completely searchable. The website will allow you to view the materials as you vote the shares. We believe that you will find this method of viewing Exelon’s information and voting the shares more convenient.

We encourage you to vote the shares at www.proxyvote.com and then register for the electronic delivery of Exelon’s proxy materials for 2018 and beyond.

IF YOU WISH TO ATTEND THE ANNUAL MEETING, DETACH AND BRING THIS ADMISSION TICKET ALONG WITH A PHOTO ID

E20948-P87426-Z69468

EXELON CORPORATION

2017 COMMON STOCK PROXY

This proxy is solicited on behalf of the Board of Directors

for the Annual Meeting of Shareholders to be held

on Tuesday, April 25, 2017 at 9:00 A.M. Eastern Time at

1310 Point Street

10th Floor

Baltimore, Maryland

THOMAS S. O’NEILL and BRUCE G. WILSON, or either of them with power of substitution, are hereby appointed to vote as specified all shares of common stock which the shareholder(s) named on the proxy card is/are entitled to vote at the annual meeting described above or at any adjournment thereof, and in their sole discretion to vote upon all other matters that may be properly brought before the annual meeting. If the proxy card is signed and dated, but no votes are indicated, it will be voted as recommended by the Board of Directors.

The Northern Trust Company as trustee for the Exelon Employee Savings Plan, for which Northwest Plan Services, Inc. is the plan record keeper, or Vanguard Fiduciary Trust Company, trustee of the Pepco Holdings, Inc. Retirement Savings Plan is hereby authorized to execute a proxy with the identical instructions for any shares of common stock held in the respective plan for the benefit of any shareholder(s) named on this card. For all shares for which no valid instruction is timely received, the trustee of the respective plan is instructed to vote the shares in the same proportion as the shares that were affirmatively voted by shareholders participating in the respective plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

V.1.2

Errata Note:

The printed version of the proxy statement for the Exelon Corporation 2017 annual meeting of shareholders differs from the proxy statement as filed with the SEC on Schedule 14A in the following manner:

On page 90 of the printed version, the number of shares of common stock outstanding and entitled to vote as of the record date is shown as 960,506,317, which includes 34,743,157 shares held in treasury which are not entitled to vote. The correct figure, as presented in the filed proxy statement, is 925,763,160 shares of common stock outstanding and entitled to vote as of the record date.

Exelon Corporation does not believe that the difference is material to shareholders in connection with the annual meeting of shareholders. All voting calculations will be made using 925,763,160 shares of common stock outstanding and entitled to vote. The error was discovered on March 13 immediately after the proxy statement had been printed, and reprinting the proxy statement to correct the error would have risked a delay in the distribution of the proxy materials.